Filed Pursuant to Rule 424(b)(3)
Registration Statement 333-225551

Amendment No. 2 dated March 13, 2020† to PROSPECTUS SUPPLEMENT dated May 2, 2017 (To Prospectus dated October 31, 2018)

Issued by UBS AG

$100,000,0001 VelocitySharesTM 1X Long VSTOXX Futures ETN linked to the VSTOXX Short-Term Futures Investable Index due May 3, 2047 (the “Long Securities”)

$200,000,0002 VelocitySharesTM 1X Daily Inverse VSTOXX Futures ETN linked to the VSTOXX Short-Term Futures Inverse Investable Index due May 3, 2047 (the “Inverse Securities”)

ETNs	Leverage Amount	ETN Type	Exchange Ticker	Indicative Value Ticker	CUSIP	ISIN	Daily Investor Fee
Long Securities	1	Long	EVIX	EVIXIV	90274E 828	US90274E8286	1.35%
Inverse Securities	1	Inverse	EXIV	EXIVIV	90274E 810	US90274E8104	1.35%

UBS AG is offering and selling two separate series of exchange traded notes (each, a “series of Securities” and collectively, the “Securities”). Each series of Securities tracks the performance of a different underlying index (each, an “Index” and collectively, the “Indices”). Each Index is designed to provide exposure to either a long or short position in first and second month futures contracts. The Euro Stoxx 50 Volatility Index ® (the “VSTOXX”) is a European volatility benchmark designed to measure the 30-day implied volatility in European stocks and is calculated based on the prices of certain put and call options on the EURO STOXX 50® Index.

Long Securities

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The Long Securities are linked to the VSTOXX Short-Term Futures Investable Index (the “Long Investable Index”). The Long Investable Index replicates the performance of a long position in a portfolio of VSTOXX futures designed to provide a long exposure to constant-maturity one-month forward, one-month implied volatilities on the underlying EURO STOXX 50® Index, taking into account the bid-ask spread in the roll procedure, which will reduce the value of the Long Investable Index, and therefore the Long Securities. The Long Investable Index continuously rolls on a daily basis from the first month VSTOXX futures contract to the second month contract. As a result of their long exposure to VSTOXX futures, the Long Securities are more likely to increase in value when the volatility of European equities increases and more likely to decrease in value when the volatility of European equities decreases.

Inverse Securities

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The Inverse Securities are linked to the VSTOXX Short-Term Futures Inverse Investable Index (the “Inverse Investable Index”). The Inverse Investable Index replicates the performance of a short position in a portfolio of VSTOXX futures designed to provide a short exposure to constant-maturity one-month forward, one-month implied volatilities on the underlying EURO STOXX 50® Index, taking into account the bid-ask spread in the roll procedure and the daily reset costs, which will reduce the value of the Inverse Securities. The Inverse Investable Index continuously rolls on a daily basis from a short position in the first month VSTOXX futures contract to a short position in the second month contract. As a result of their short exposure to VSTOXX futures, the Inverse Securities are more likely to increase in value when the volatility of European equities decreases and more likely to decrease in value when the volatility of European equities increases.

Risk Profile

➢

Investing in the Securities requires an understanding of futures contracts denominated in a foreign currency, volatility of international securities markets, the nature of the underlying securities market, currency markets, index construction and calculation and the path dependence of investment returns. The Securities are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis, and their performance over longer periods of time can differ significantly from their stated daily objectives. The Securities are riskier than securities that have intermediate or long-term investment objectives, and may not be suitable for investors who plan to hold them for a period other than one day. Investing in the Securities involves significant risks and the Securities may not be suitable as a long-term investment or a “buy and hold” strategy. The Securities should be purchased only by sophisticated investors who understand the potential consequences of investing in volatility indices with a limited performance history and of seeking long and inverse investment returns, the nature of the underlying securities market, currency markets, index construction and calculation and the path dependence of investment returns, and who are prepared to actively and frequently monitor their investments in the Securities, even intraday. An investment in the Securities may result in a loss of some or all of your investment.

➢

The performance of the Securities is linked to the performance of the applicable underlying Index, less the Daily Investor Fee and taking into account the Daily Accrual. The Daily Accrual represents the rate of interest that could be earned or is payable on a notional capital reinvestment at the generic three-month USD adjusted German Bund Bill rate. The three-month USD adjusted German Bund Bill rate is negative as of the date of this Prospectus Supplement. As a result, to the extent that the three-month USD adjusted German Bund Bill rate is negative, the Daily Accrual will adversely affect the value of your Securities.

➢

The Securities do not guarantee any return of your initial investment. You may lose all or a substantial portion of your principal if you invest in the Securities. The Securities will not pay any coupon or interest during their term. You will receive a cash payment at maturity, acceleration or upon exercise by UBS of its call right, based on the performance of the applicable underlying Index less the Daily Investor Fee, the creation fee and Daily Accrual, to the extent the Daily Accrual is a negative amount, as described herein. You will receive a cash payment upon early redemption based on the performance of the applicable underlying Index less the Daily Investor Fee, the Redemption Fee Amount and creation fee as well as the Daily Accrual, if and to the extent that the Daily Accrual is a negative amount, as described herein.

UBS Investment Bank	(cover continued on next page)

Prospectus Supplement dated March 13, 2020

[1]	$100,000,000 aggregate Stated Principal Amount is equal to 4,000,000 Securities.
[2]	$200,000,000 aggregate Stated Principal Amount is equal to 8,000,000 Securities.

➢

Any payment on the Securities at maturity, or upon acceleration, redemption or exercise by UBS of its Call Right, is subject to the creditworthiness of UBS and is not guaranteed by any third party. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities.

Although the Securities are listed on the BATS BZX Exchange (“BATS”), there is no guarantee that a liquid market will develop or be maintained. See “Risk Factors” beginning on page S-26 for risks involved in investing in the Securities. No PRIIPs key information document (KID) has been prepared as the Securities are not available to retail investors in the European Economic Area.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction.

General Considerations for the Securities

➢	The Securities are senior Series B unsecured debt securities issued by UBS, maturing on May 3, 2047.

➢	The initial issuance of the Securities traded on May 2, 2017 and settled on May 5, 2017.

➢	The Securities do not guarantee the return of any principal and do not pay any interest during their term.

➢	The Closing Indicative Value for each series of Securities is recalculated each day to reflect the performance of the applicable underlying Index.

➢

For each series of Securities, a Daily Investor Fee calculated at the rate of 1.35% per annum of its Closing Indicative Value on the previous calendar day is deducted each calendar day from its Closing Indicative Value on such calendar day.

➢

You will receive a cash payment at maturity or upon exercise by UBS of its call right with respect to any series of Securities based on its Closing Indicative Value on the applicable Valuation Date, as described herein.

➢

You may exercise your right to early redemption with a minimum redemption amount of 50,000 Securities of any series if you comply with the required procedures described herein. You will receive a cash payment upon early redemption based on the Closing Indicative Value of such series on the applicable Valuation Date, less the Redemption Fee Amount, as described herein.

➢

You will receive a cash payment following the acceleration upon occurrence of a Stop Loss Termination Event (as defined herein) with respect to any series of Securities based on its indicative value when such event occurs, as determined by UBS Securities LLC, as Security Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, as described herein.

➢

Each series of Securities is listed on BATS. The Long Securities and Inverse Securities are listed under the symbols “EVIX” and “EXIV”, respectively. There can be no assurance that an active secondary market will develop or be maintained.

➢	The intraday indicative value of each series of Securities will be published on each Exchange Business Day under the ticker symbols below:

Securities	Bloomberg	Yahoo! Finance
Long Securities	EVIXIV <INDEX>	^EVIX-IV
Inverse Securities	EXIVIV <INDEX>	^EXIV-IV

➢

The Securities are Series B senior unsecured debt securities issued by UBS AG (“UBS”). Any payment at maturity, upon acceleration, early redemption or call is subject to the creditworthiness of UBS and is not guaranteed by any third party. In addition, the actual or perceived creditworthiness of UBS will affect the market value, if any, of the Securities.

See “Risk Factors” beginning on page S-26 for additional risks related to an investment in the Securities.

The principal terms of each series of the Securities are as follows:

Issuer:	UBS AG (London Branch)
Series:

Medium-Term Notes, Series B. Unlike UBS AG’s exchange-traded notes issued prior to June 12, 2015, which are part of a series of debt securities entitled “Medium-Term Notes, Series A,” having UBS Switzerland AG as a co-obligor, the Securities are part of a series of debt securities entitled “Medium Term Notes, Series B,” which do not benefit from the co-obligation of UBS Switzerland AG.

Initial Trade Date:	May 2, 2017
Initial Settlement Date:	May 5, 2017
Initial Term:

Approximately 30 years, subject to your right to require UBS to redeem your Securities on any Redemption Date and subject to the UBS Call Right and potential acceleration upon occurrence of a Stop Loss Termination Event, each as described below.

Maturity Date:	May 3, 2047, subject to adjustment
No Interest Payments:	We will not pay you interest during the term of the Securities.
Stated Principal Amount:	$25.00 per Security
Exchange Business Day:	Any day on which the primary exchange for trading in the applicable series of Securities is open for trading in the Securities.
Index Business Day:	Any day on which the Primary Exchange and each Related Exchange are scheduled to be open for trading.
Trading Day:

Any day (i) on which the value of the applicable underlying Index is published by Bloomberg or Thomson Reuters, (ii) on which trading is generally conducted on the Primary Exchanges on which the Index Contracts are traded, and (iii) which is an Exchange Business Day, in each case as determined by the Security Calculation Agents in their sole discretion. Any Trading Day is also an Exchange Business Day and an Index Business Day.

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Underlying Indices:

The return on each series of the Securities is linked to the performance of a different underlying Index that is designed to provide exposure to either a long or inverse position in first and second month VSTOXX futures contracts. The Long Investable Index measures the return from a daily rolling long position and the Inverse Investable Index measures the return from a daily rolling short position in the first and second month futures contracts on the VSTOXX.

The VSTOXX is a benchmark index designed to measure the 30-day implied volatility in European stocks and is calculated based on the prices of certain put and call options on the EURO STOXX 50® Index. Assuming all other relevant factors remain constant, as the prices of options on the EURO STOXX 50® Index generally increase, the VSTOXX, which indirectly measures implied volatility by measuring changes in these option prices, typically increases. The VSTOXX has historically had a negative correlation to the EURO STOXX 50® Index.

Futures on the VSTOXX (“VSTOXX futures contracts” or “VSTOXX futures”) were developed by Goldman Sachs and Deutsche Börse and first launched for trading in 2005 on the Eurex Frankfurt AG Futures Exchange (referred to as “Eurex Deutschland”) and Eurex Zürich AG Futures Exchange (referred to as “Eurex Zürich”) (collectively, the “Eurex Exchange” or “Eurex”), which are located in Germany and Switzerland. VSTOXX futures have expirations ranging from the first month consecutively out to the twenty-fourth month and use a contract multiplier of 100. Futures on the VSTOXX are denominated in euros and allow investors the ability to invest in forward market volatility based on their view of the future direction or movement of the VSTOXX. Investors that believe the implied volatility of the EURO STOXX 50® (and thus the VSTOXX) will increase may buy VSTOXX futures. Conversely, investors that believe that the implied volatility of the EURO STOXX 50® (and thus the VSTOXX) will decline may sell VSTOXX futures. Futures, unlike securities or indices, have an expiration date. Accordingly, to maintain exposure to a futures position an investor must roll it from one month to the next by liquidating expiring futures contracts and entering into a new futures contracts expiring in later months. These transactions create the potential for positive or negative returns that are separate from outright price movements in the underlying index. As a result, the return on a position in VSTOXX futures may vary significantly from the percentage changes of the VSTOXX itself. Typically, though not in all market conditions, this “roll cost” significantly decreases the return for investors who are long VSTOXX futures while investors who are short VSTOXX futures may benefit from a “roll yield.” Since each Index is based on the performance of either a long or short position in a portfolio of VSTOXX futures designed to reflect a position in constant-maturity one-month forward, one-month implied volatilities on the EURO STOXX 50® Index, its performance may also be reduced by a roll cost or benefit from a roll yield and will be reduced by the bid-ask spreads. Any investment in the Inverse Investable Index may additionally be reduced by the reset costs. For a detailed description of the Indices, see “The Indices” beginning on page S-51.

Index Target Ratio/ Rebalancings:

The Index underlying each series of Securities targets either a long or short exposure to VSTOXX futures, rolling first month futures into second month futures on a daily basis to maintain a constant weighted average maturity of one month. For a detailed description of the Indices, see “The Indices” beginning on page S-51.

Daily Investor Fee:

Each series of Securities is subject to a “Daily Investor Fee.” On the Initial Trade Date, the Daily Investor Fee is equal to zero. On each subsequent calendar day, the Daily Investor Fee for each series of Securities equals the product of (i) 1.35% divided by 365 times (ii) the Closing Indicative Value for such series of Securities on the previous calendar day. For the purpose of calculating the Daily Investor Fee, if such previous calendar day was not an Exchange Business Day, the Closing Indicative Value will be calculated based on the Closing Indicative Value on the immediately preceding Exchange Business Day.

Cash Settlement Amount at Maturity:

On the Maturity Date, you will receive a cash payment per Security of each series that you hold (the “Cash Settlement Amount at Maturity”) equal to its Closing Indicative Value as of the Final Valuation Date.

Closing Indicative Value:

For each series of Securities, on the Initial Trade Date, the Closing Indicative Value is equal to $25.00 per Security. For each subsequent calendar day, the Closing Indicative Value per Security will equal:

(its Closing Indicative Value on the previous calendar day × Daily Index Performance for the applicable underlying Index) – Daily Investor Fee for such series of Securities for such calendar day.
You will lose some or all of your investment if the applicable underlying Index level declines or does not increase by an amount sufficient to offset the cumulative effect of the Daily Investor Fee.
Daily Index Performance:

For each Index, the “Daily Index Performance” on any Exchange Business Day will equal (i)(a) the Index Closing Level for the applicable underlying Index on such Exchange Business Day, divided by (b) the Index Closing Level for the applicable underlying Index on the immediately preceding Exchange Business Day, plus (ii) the Daily Accrual. The Daily Index Performance will equal one on any calendar day that is not an Exchange Business Day but which is an Index Business Day. The Daily Index Performance will equal one on any calendar day that is neither an Index Business Day nor an Exchange Business Day.

For each Index, if the applicable underlying Index does not publish an Index Closing Level on any Exchange Business Day, the Index Closing Level of such applicable underlying Index with respect to such Exchange Business Day will be the most recently published Index Closing Level for such Index, subject to adjustment in the case of a Market Disruption Event.

Index Closing Level:	The closing level of the applicable underlying Index as reported on Bloomberg L.P. (or any successor service).
Early Redemption:

Subject to your compliance with the procedures described under “Specific Terms of the Securities —Early Redemption at the Option of the Holders” and “Specific Terms of the Securities —Redemption Procedures” beginning on pages S-76 and S-77, respectively, you may

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elect to require UBS to redeem your Securities of any series, in whole or in part, prior to the Maturity Date on any Trading Day through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities of such series. UBS reserves the right from time to time to waive this minimum redemption amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver. If you redeem your Securities, you will receive a cash payment equal to the Redemption Amount, which will be determined on the applicable Redemption Valuation Date and paid on the applicable Redemption Date. The final Redemption Date will be April 26, 2047.
Redemption Amount:

Upon early redemption of the Securities of any series, you will receive per Security a cash payment on the relevant Redemption Date equal to its Closing Indicative Value as of the applicable Valuation Date, minus the Redemption Fee Amount. If the amount so calculated is less than or equal to zero, the payment upon your exercise of redemption will be zero. We refer to this cash payment as the “Redemption Amount.”

Redemption Fee Amount:

As of any Valuation Date, an amount per Security of any series equal to the product of (i) 0.15% and (ii) its Closing Indicative Value as of such Valuation Date. UBS reserves the right from time to time to reduce or waive the Redemption Fee Amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver.

Redemption Procedures:

To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a notice of redemption to Janus Distributors LLC (“Janus Distributors”) by email no later than 4:00 p.m. (New York City time) on the Trading Day on which you elect to exercise your redemption right and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. UBS reserves the right from time to time to reduce or waive, in its sole discretion, any of the requirements contained in the redemption procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” beginning on pages S-76 and S-77, respectively. UBS also reserves the right from time to time to accelerate, in its sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by Janus Distributors rather than the following Trading Day. You should not assume you will be entitled to the benefit of any such waiver or acceleration.

UBS Call Right:

On any Trading Day through and including the Maturity Date (any such date, the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities of any series. To exercise this option (the “Call Right”), UBS must provide notice (which may be provided via press release) to the holders of such series of the Securities not less than ten calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, you will receive on the Call Settlement Date a cash payment (the “Call Settlement Amount”) equal to the Closing Indicative Value for each applicable Security as of the applicable Valuation Date. If the amount so calculated is less than or equal to zero, the payment upon exercise of the Call Right will be zero.

Acceleration Upon Occurrence of a Stop Loss Termination Event; Stop Loss Redemption Value:

The “Stop Loss Termination Event” provisions of the Inverse Securities provide for the early, automatic termination of the Inverse Securities in certain circumstances by way of a mandatory redemption by UBS. If the stop loss termination provision is triggered with respect to the Inverse Securities, those Securities will be mandatorily redeemed and the holders will receive the Stop Loss Redemption Value as described herein, which payment may be equal to zero. Holders of Inverse Securities will not benefit from any future exposure to the Inverse Investable Index after a Stop Loss Termination Event.

If, at any time, the intraday indicative value of the Inverse Securities on any Trading Day, calculated as described in “Valuation of the Indices and the Securities — Intraday Security Values,” is equal to or less than 25.0% of the Closing Indicative Value of the Inverse Securities at the end of the prior Exchange Business Day (such event with respect to the Inverse Securities, a “Stop Loss Termination Event” and the day on which such event occurs, a “Stop Loss Termination Date”), all issued and outstanding Inverse Securities will be automatically accelerated and mandatorily redeemed by UBS for a cash payment equal to the Stop Loss Redemption Value.

The “Stop Loss Redemption Value” will be determined by UBS Securities LLC as Security Calculation Agent in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday indicative value of the Inverse Investable Index that are available as soon as reasonably practicable after the time that an investor could reasonably be expected to unwind an investment in the first and second month VSTOXX futures hypothetically required to replicate the performance of the Inverse Investable Index following the occurrence of a Stop Loss Termination Event, based on such factors as liquidity, market availability and practical time constraints. UBS Securities LLC, as Security Calculation Agent, will calculate, in its sole discretion, the Stop Loss Redemption Value of the Inverse Securities as:

(Closing Indicative Value on the previous calendar day × Daily Intraday Index Performance for the Inverse Investable Index as soon as reasonably practicable following the Stop Loss Termination Event) – Daily Investor Fee for the Inverse Securities on the Stop Loss Termination Date.

The Stop Loss Redemption Value (a) is not expected to be greater than 25.0% of the Closing Indicative Value of the Inverse Securities at the end of the prior Trading Day and (b) shall not be less than $0 per Security.

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If a Stop Loss Termination Event occurs for the Inverse Securities, you will receive on the Stop Loss Redemption Date only the Stop Loss Redemption Value in respect of your investment in such Securities. If the Stop Loss Redemption Value so calculated is equal to or less than zero, the payment upon acceleration will be zero. The “Stop Loss Redemption Date” will be the fifth Business Day following the Stop Loss Termination Date; provided that if the calculation of the Stop Loss Redemption Value is postponed as a result of a market disruption event, the Stop Loss Redemption Date will be the fifth business day after the Stop Loss Redemption Value is calculated. For a discussion of the risks related to the occurrence of a Stop Loss Termination Event, see “Risk Factors — The Securities are highly sensitive to large changes in the market price of the underlying futures contracts and may be automatically accelerated and mandatorily redeemed, resulting in a loss of all or a substantial portion of your investment.”

The Long Securities do not have a Stop Loss Termination Event mechanism and therefore cannot be terminated as a result of a Stop Loss Termination Event.

Valuation Dates:

The applicable “Valuation Date” means (i) with respect to an early redemption, the third Trading Day prior to the related Redemption Date, which day is also the first Trading Day following the date that a Redemption Notice and Redemption Confirmation are delivered in compliance with the redemption procedures (or, in the sole discretion of UBS, the same date that the Redemption Notice and Redemption Confirmation are delivered in compliance with the redemption procedures) (a “Redemption Valuation Date”), (ii) with respect to UBS’s exercise of its Call Right, the third Trading Day prior to the Call Settlement Date, (iii) with respect to the Maturity Date, the Final Valuation Date and (iv) with respect to the occurrence of a Stop Loss Termination Event, the Stop Loss Termination Date. The “Final Valuation Date” will be the Trading Day that falls on April 30, 2047. If any of the applicable Valuation Dates, including the Final Valuation Date, is not a Trading Day, then such Valuation Date or Final Valuation Date will be the next succeeding Trading Day, but in no event more than three Trading Days after the originally scheduled Valuation Date. See “Specific Terms of the Securities — Market Disruption Event” on page S-80.

Daily Accrual:

The Daily Accrual represents the rate of interest that could be earned or is payable on a notional capital reinvestment at the generic three-month USD adjusted German Bund Bill rate as reported on Bloomberg under the ticker: SOL3MBRU (or any successor ticker on Bloomberg or any successor service). The Daily Accrual on any Exchange Business Day will equal:

Where Bbillst-1 is the generic three-month USD adjusted German Bund Bill rate reported on Bloomberg (or any successor service) on the prior Exchange Business Day and d is the number of calendar days from and including the immediately prior Exchange Business Day to but excluding the date of determination. The Daily Accrual is deemed to equal zero on any day that is not an Exchange Business Day.

As of the date of this Prospectus Supplement, the German Bund Bill rate is negative and therefore the Daily Accrual equals a negative amount. At any time the Daily Accrual equals a negative amount, the Daily Index Performance will be adversely affected by the Daily Accrual and the Daily Accrual will therefore adversely affect the value of your Securities.

Index Calculation Agent:	STOXX
Security Calculation Agents:	UBS Securities LLC and Janus Index and Calculation Services LLC (“Janus Index”). See “Specific Terms of the Securities – Security Calculation Agents” on page S-79 for more information.
Listing:

Each series of Securities is listed on BATS. The Long Securities and Inverse Securities are listed under the symbols “EVIX” and “EXIV”, respectively. There can be no assurance that an active secondary market will develop or be maintained; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Indicative Value:	The “indicative value” of each series of Securities is calculated at any time on any Exchange Business Day in accordance with the following equation:

(its Closing Indicative Value on the previous calendar day × Daily Intraday Index Performance for the applicable underlying Index) – Daily Investor Fee for such series of Securities for such calendar day

Because the intraday indicative value of each series of Securities is calculated based on the performance of the applicable underlying Index, and because the European markets on which the underlying Indices trade will be open at different times from BATS, the market on which each series of Securities trade, the intraday indicative value of each series of Securities will not change after VSTOXX futures stop trading for the day until the following trading day. As a result, after the time the European markets close until the following trading day, the intraday indicative value for each series of Securities that is published for the rest of the U.S. trading day will not necessarily reflect what the indicative value of the Securities would have been if the futures contracts that comprise the underlying Indices were trading and updated Index values were available and used in the calculation. See “Risk Factors — Although each Index trades on Eurex, the Securities will trade only during regular trading hours on BATS” beginning on page S-35.

The “Daily Intraday Index Performance” at any time is equal to (i)(a) the level of the applicable underlying Index at such time divided by (b) the Index Closing Level for the applicable underlying Index on the immediately preceding Exchange Business Day plus (ii) the Daily Accrual. The Daily Intraday Index Performance will equal one on any calendar day that is not an Exchange Business

d 91 1 1- Tbills t-1 x 91 360 – 1 Tbills t-1

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Day but which is an Index Business Day. The Daily Intraday Index Performance will equal one on any calendar day that is neither an Index Business Day nor an Exchange Business Day.

For each Index, if the applicable underlying Index does not publish an Index Closing Level on any Exchange Business Day, the Index Closing Level of such applicable underlying Index with respect to such Exchange Business Day will be the most recently published Index Closing Level for such Index, subject to adjustment in the case of a Market Disruption Event.

Split or Reverse Split of the Securities:

Janus Index may, at any time in its sole discretion, instruct us to initiate a split or reverse split of any series of Securities. If Janus Index instructs us to initiate a split or reverse split, as applicable, such date shall be deemed to be the “announcement date,” and we will issue a notice (which may be provided by press release) to holders of such series of Securities and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The record date for any split or reverse split will be the fifteenth calendar day after the announcement date, provided that if such calendar day is not a Business Day, the record date for such split or reverse split will be the first Business Day following such calendar day. The effective date of any split or reverse split will be the next Business Day after the record date. The Securities of any series shall not be split or reverse split more than four times per calendar year in the aggregate per series of Securities. In the event of a split or reverse split, the Closing Indicative Value of such series of Securities will be adjusted accordingly. See “Valuation of the Indices and the Securities — Split or Reverse Split of the Securities” beginning on page S-71.

Intraday Indicative Value Symbols of the Securities:	The intraday indicative value of the Securities will be published on each Exchange Business Day under the ticker symbols:
	Securities	Bloomberg	Yahoo! Finance
	Long Securities	EVIXIV <INDEX>	EVIX-IV
	Inverse Securities	EXIVIV <INDEX>	EXIV-IV
CUSIP and ISIN Numbers:	Securities	CUSIP	ISIN
	Long Securities	90274E 828	US90274E8286
	Inverse Securities	90274E 810	US90274E8104

On the Initial Trade Date, we sold $25,000,000 aggregate Stated Principal Amount of each series of the Securities to UBS Securities LLC at 100% of their stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of each series of the Securities, and issue and sell additional Securities of each series at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the price at which the Securities of each series are sold to the public, less any commissions paid to UBS Securities LLC. The Securities of each series may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions in connection with any purchase or sale of the Securities of each series and may receive a portion of the Daily Investor Fee for any Securities it sells. UBS Securities LLC may charge purchasers a creation fee, which may vary over time at UBS’s discretion. In addition, Janus Distributors will receive a fee in consideration for its role in marketing and placing each series of Securities under the “VelocitySharesTM” brand. Please see “Supplemental Plan of Distribution” on page S-93 for more information.

We may issue and sell additional Securities of any series at any time, but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities of any series, at any time for any reason. In addition, we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities of any series on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities. Any of these actions could materially and adversely affect the trading price and liquidity of such series of Securities in the secondary market. Alternatively, a suspension of sales of any series of the Securities could lead to insufficient supply, causing the market price of such series of Securities to increase. Such an increase could represent a premium over the intraday indicative value of such series of Securities. If, following a suspension of sales, we were to resume sales of such series of Securities, it could result in the reduction or elimination of any premium in the market price over the intraday indicative value.

Additionally, the Securities are linked to euro denominated VSTOXX futures contracts which trade on European markets. For a period of time each Trading Day, the Securities will trade during hours when the VSTOXX futures contracts are not trading, and during such period of time, the intraday indicative value of each series of Securities is likely to differ from the value of the Securities that would be determined if the futures contracts that comprise the underlying Indices were trading and updated Index values were available and used in the calculation.

You should, before trading in the secondary market, compare the intraday indicative value of such series of Securities with the then-prevailing trading price of such series and be aware that paying a premium purchase price over the intraday indicative value of such series of Securities could lead to significant losses in the event you sell your Securities at a time when such premium is no longer present in the market or such series of Securities is called, accelerated or matures.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of the Securities of each series. In addition, UBS Securities LLC or another of our affiliates may use this prospectus supplement and the accompanying prospectus in market-making transactions in any Securities of any series after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this prospectus supplement and the accompanying prospectus are being used in a market-making transaction. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation (“FDIC”).

†

This Amendment No. 2 to the prospectus supplement dated May 2, 2017 (as amended, the “prospectus supplement”) relates to 4,000,000 Long Securities, or $100,000 Stated Principal Amount of Long Securities and to 8,000,000 Inverse Securities, or $200,000,000 Stated Principal Amount of Inverse Securities, $100,000,000 Stated Principal Amount of which we refer to as the “original inverse securities” and $100,000,000 Stated Principal Amount of which we refer to as the “reopened inverse securities.” The reopened inverse securities will be sold from time-to-time at the prices described above. This Amendment No. 2 is also being filed for the purpose of updating (i) “Simulated Historical Performance and Hypothetical Examples,” (ii) “Risk Factors,” (iii) “The Indices,” and (iv) “Material U.S. Federal Income Tax Consequences.” Otherwise, all terms of the Securities remain as stated in the original prospectus supplement. In the prospectus supplement, the term “Securities” collectively refers to the Long Securities, the original inverse securities and to the reopened inverse securities we are initially offering on the date of this prospectus supplement, unless the context requires otherwise.

The Securities being offered as described in this prospectus supplement and the accompanying prospectus constitute one offering in a series of offerings of exchange-traded notes. We are offering and may continue to offer from time to time exchange-traded notes linked to different underlying indices and with the same or different terms and conditions, relative to those set forth in this prospectus supplement. You should be sure to refer to the prospectus supplement for the particular offering of exchange-traded notes in which you are considering an investment.

This prospectus supplement contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this prospectus supplement are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may access the accompanying prospectus dated October 31, 2018 at:

https://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm

PROHIBITION OF SALES TO EEA AND U.K. RETAIL INVESTORS — The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPS Regulation.

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

i

Prospectus Supplement

Prospectus Supplement Summary	S-1
Simulated Historical Performance and Hypothetical Examples	S-16
Risk Factors	S-26
The Indices	S-51
Valuation of the Indices and the Securities	S-70
Specific Terms of the Securities	S-73
Use of Proceeds and Hedging	S-86
Material U.S. Federal Income Tax Consequences	S-87
Benefit Plan Investor Considerations	S-91
Supplemental Plan of Distribution	S-93
Conflicts of Interest	S-94
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	7
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	12
Description of Warrants We May Offer	32
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	55
U.S. Tax Considerations	58
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

ii

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing any of the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

We may, without your consent, create and issue additional securities having the same terms and conditions as any series of Securities. We may consolidate the additional securities to form a single class with the outstanding Securities of such series. In addition, we may suspend, cease, or resume sales of any or all series of the Securities for any reason at our discretion, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities of any series on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus. We may consolidate the additional securities to form a single class with the outstanding Securities of a series. In addition, we may suspend sales of any series of Securities at any time for any reason, which could affect the liquidity of the market for the Securities.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Indices?

- What are the tax consequences of owning the Securities?

The Securities are intended only for sophisticated investors who understand futures and options markets, volatility, currency markets and path dependence of investment returns.

Investing in the Securities requires an understanding of euro denominated futures and options contracts, volatility of international securities markets, currency markets, the nature of the underlying securities market, index construction and calculation and path dependence of investment returns. The Securities are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio and are not intended as a buy and hold investment. The Securities should be purchased only by sophisticated investors who are prepared to actively and frequently monitor their investments in the Securities, even intraday. Although the Securities are listed on BATS, there is no guarantee that a liquid market will develop or be maintained. In addition, the Inverse Securities may be automatically accelerated and mandatorily redeemed prior to the Maturity Date in the event of a Stop Loss Termination Event or upon exercise of UBS’s Call Right.

Unlike ordinary debt securities, the Securities do not pay interest during their term and do not guarantee any return of principal at maturity or upon call, early redemption or acceleration. You may lose all or a substantial portion of your initial investment. In addition, you will not receive any coupon payments on the Securities.

See “Risk Factors” beginning on page S-26.

What are the Securities and how do they work?

The Securities are senior unsecured medium-term notes issued by UBS with a return linked to changes in the level of the Long Investable Index or the Inverse Investable Index, as applicable. The Daily Investor Fee (as well as the Redemption Fee Amount and creation fee, if applicable) associated with the Securities will reduce the amount payable at maturity or upon early redemption, acceleration or exercise of our call right. Additionally, as of the date of this Prospectus Supplement, the Daily Accrual equals a negative amount and, as a result, to the extent that the Daily Accrual is negative at any given time it will adversely affect the value of your Securities. Each Index replicates the performance of a long or short position in a portfolio of VSTOXX futures designed to provide exposure to constant-maturity one-month forward, one-month implied volatilities on the underlying EURO STOXX 50® Index, which is denominated in Euros, (taking into account the bid-ask spread in the roll procedure, which will reduce the value of the Securities) and continuously rolls on a daily basis from its long or short position, as applicable, in the first month VSTOXX Futures contract to that same position in the second month contract.

For a detailed description of the composition of each Index, see “— The Underlying Indices — The Long Investable Index” and “— The Underlying Indices — The Inverse Investable Index” below.

The Long Investable Index measures the return from a daily rolling long position in the first and second month futures contracts on the VSTOXX, while the Inverse Investable Index measures the return from a daily rolling short position in such first and second month futures contracts, each taking into account the roll cost or roll yield accruing to that position. Assuming a constant futures curve, an investor maintaining a desired long exposure in a futures position by replacing contracts expiring in one month with contracts expiring in the next month will incur a roll cost when purchasing the replacement contracts at a higher price-point along the futures curve and will benefit from a roll yield when purchasing the replacement contracts at a lower price-point along the futures curve. Also, assuming a constant futures curve, the value of the VSTOXX futures contracts held by an investor maintaining a long exposure in a futures position will typically decline as they approach the applicable delivery date because prices of VSTOXX futures contracts are more commonly higher in distant delivery months than in nearer delivery months (i.e., because the market is more commonly in “contango”). Conversely, assuming a constant futures curve, an investor maintaining a desired short exposure in a futures position will benefit from a roll yield when selling replacement contracts at a higher price-point along the futures curve and incur a roll cost when selling replacement contracts at a lower price-point along the futures curve. These implied roll costs or roll yields result from the shape of the futures curve and, while they may affect performance, are not fees charged by UBS or a third party. In addition to any hypothetical trading costs related to paying the bid-offer spreads applicable when purchasing or selling near month futures contracts and distant month futures contracts, these implied roll costs may adversely affect the performance of the applicable Security.

Assuming a constant futures curve in a contango market, an investor maintaining a long futures position will face an additional cost because the value of the VSTOXX futures contracts held by such investor will decline as they approach the applicable delivery date. Therefore the long position is likely to decline in value unless volatility increases sharply. On the other hand, an investor maintaining a short position in VSTOXX futures contracts in a contango market will typically benefit from a roll yield, and therefore the short position is likely to increase in value unless volatility increases sharply. These relationships may be reversed when prices of VSTOXX futures contracts in distant delivery months are lower than in nearer delivery months (i.e., when the market is in “backwardation”). As described in “The Indices —Index Construction”, both the Long Investable Index and Inverse Investable Index take the roll cost or roll yield, as applicable, into account in determining the Index Closing Level for the applicable Index. The roll cost or roll yield, as applicable, is a variable, uncapped amount which will be determined by the sale or purchase prices and the target weights of the first and second month VSTOXX futures contracts bought and sold.

In addition, as described below in “— The Underlying Indices — The Inverse Investable Index”, the value of the Inverse Investable Index will be affected by the “reset costs” associated with maintaining a hypothetical 1x short position in VSTOXX futures contracts. For a discussion of the Indices, see “The Indices — The Underlying Indices,” and for a discussion of the futures markets, see “The Indices —Futures Markets.”

A Daily Investor Fee for each series of Securities calculated at the rate of 1.35% per annum of its Closing Indicative Value on the previous calendar day is deducted each calendar day. Each series of Securities may provide a cash payment at maturity or upon call, early redemption or acceleration if the applicable underlying Index level at maturity or upon call, acceleration or early redemption, as applicable, has appreciated sufficiently to offset the negative effect of the Daily Investor Fee and, if negative, the Daily Accrual.

In order to hedge its exposure, UBS may buy or sell an appropriate number of first and second month VSTOXX futures on any calendar day so that its position in VSTOXX futures matches the notional position held by the applicable underlying Index.

The reduced liquidity of VSTOXX futures contracts will magnify any hedging activity by us or our affiliates and may impact our ability to effectively hedge. Although the rolling of first and second month futures contracts typically occurs at the close of business, we or our affiliates may hedge our position, in whole or in part, during trading hours as well as during the trading day preceding the close of business. This hedging activity may adversely affect the price of the applicable underlying Index and, thereby, the price of your Securities. The effect of any hedging activity by us or our affiliates will be magnified by the reduced liquidity profile of the VSTOXX futures contracts. Due to the reduced liquidity of VSTOXX futures contracts, this hedging by us may cause you to lose some or all of your investment in the applicable series of Securities.

As explained in “Risk Factors” beginning on page S-26, given the effects of the roll costs or roll yields, as applicable, associated with the VSTOXX futures contracts underlying the Indices and the effect of the Daily Investor Fee, there is a significant possibility that the amount payable on the Securities at maturity or upon call, early redemption or acceleration will be less than the amount of your initial investment in the Securities, and that you will lose part or all of your initial investment if you hold the Securities for a long period of time.

The Underlying Indices

The return on each series of the Securities is linked to the performance of a different underlying Index that is designed to provide exposure to either a long or short position in first and second month VSTOXX futures contracts. The long position is a long exposure to the Long Investable Index, and the short position is a long exposure to the Inverse Investable Index. Each Index replicates the performance of a long or short position in a portfolio of VSTOXX futures designed to provide exposure to constant-maturity one-month forward, one-month implied volatilities on the underlying EURO STOXX 50® Index (taking into account the bid-ask spread in the roll procedure) and continuously rolls on a daily basis from its long or short position, as applicable, in the first month VSTOXX Futures contract to that same position in the second month contract.

Both the Long and Short Investable Indices take into account the bid-offer spread for first and second month VSTOXX futures contracts, which reduces the level of the applicable underlying Index and therefore the Closing Indicative Value of the applicable series of Securities. VSTOXX futures contracts trade on an exchange but are less liquid compared to other financial futures contracts, such as the CBOE VIX futures contracts and the Eurex EuroStoxx index contracts and therefore may have a wider bid-offer spread. As a result, an investment in the Indices may incur significant additional bid-offer costs relative to an investment in an index based on more liquid futures contracts as a result of a wider bid-offer spread. This may also potentially increase the volatility of VSTOXX contracts, relative to other types of future contracts.

All hypothetical purchases and sales of first and second month VSTOXX futures contracts will occur at the bid-offer prices and will incur a cost as a result of the bid-offer spread.

The Long Investable Index

The Long Investable Index replicates the performance of a long position in a portfolio of VSTOXX futures. As volatility increases, the Long Investable Index is more likely to increase in value, and as volatility decreases, the Long Investable Index is more likely to decrease in value. However, assuming a stable futures curve, the Long Investable Index will also suffer from implied roll costs in a contango market, which results from the value of the futures contracts declining as the applicable delivery date approaches, potentially offsetting any increase in volatility. As a result, the Long Investable Index could decline in value even as volatility increases. Conversely, the Long Investable Index will benefit from implied roll yields when the market is in backwardation, which will cause its value to increase, potentially offsetting any decrease in volatility. As a result, the Long Investable Index could decrease in value even as volatility increases.

The Long Securities should only be purchased by sophisticated investors who understand the risks of investing in volatility, the nature of the underlying securities market, currency markets, euro denominated futures contracts the construction and calculation of the Long Investable Index, and the path dependence of investment returns, and who will actively monitor their investment, including intraday.

The Inverse Investable Index

The Inverse Investable Index replicates the performance of a short position in a portfolio of VSTOXX futures designed to provide exposure to constant-maturity one-month forward, one-month implied volatilities on the underlying EURO STOXX 50® Index, taking into account the bid-ask spread in the roll procedure and daily reset, which will reduce the value of the Inverse Securities. The index continuously rolls on a daily basis from a short position in the first month VSTOXX Futures contract to a short position in the second month contract.

As volatility increases, the Inverse Investable Index is more likely to decrease in value, and as volatility decreases, the Inverse Investable Index is more likely to increase in value. However, assuming a stable futures curve, the Inverse Investable Index will also benefit from implied roll yields in a contango market, which results from the value of the futures contracts increasing as the applicable delivery date approaches, potentially offsetting any increase in volatility. As a result, the Inverse Investable Index could increase in value even as volatility increases. Conversely, the Inverse Investable Index will suffer from implied roll costs when the market is in backwardation, which will cause its value to decrease, potentially offsetting any decrease in volatility. As a result, the Inverse Investable Index could decrease in value even as volatility decreases.

Additionally, the value of the Inverse Investable Index will be reduced daily by what we refer to as “reset costs”, which are the costs incurred by paying the bid-offer spreads in connection with the hypothetical short-selling of VSTOXX futures contracts in order to maintain a 1x short position. During an Index Business Day, the number of first and second month VSTOXX futures contracts to which the Inverse Investable Index is exposed will not change intraday as the prices of the VSTOXX futures contracts change, which means the actual leverage amount of the Inverse Investable Index may be greater or less than 1 at any given time. As a result, as part of the roll period at the end of an Index Business Day, the Inverse Investable Index will reset its exposure to VSTOXX futures contracts so that it has a leverage amount of -1x for the next day. Assuming no change in the prices of VSTOXX futures contracts, during the roll period the Inverse Investable Index would hypothetically buy first month VSTOXX futures contracts and sell second month VSTOXX futures contracts. However, in order to maintain a leverage amount of -1x, it may instead be necessary to sell a number of first month VSTOXX futures or buy a number of second month VSTOXX futures. As a result, in order to roll the futures contracts on any given Index Business Day, the Inverse Investable Index may sell both, buy both, or buy one and sell the other, depending on the change in VSTOXX futures prices over the applicable Index Business Day. All hypothetical purchases and sales of first and second month VSTOXX futures contracts will occur at the bid-offer prices and will incur a cost as a result of the bid-offer spread. As described in “The Indices —Index Construction”, the reset costs associated with maintaining a short position are deducted from the pre-roll level of the Inverse Investable Index, which in turn reduces the Index Closing Level for the Inverse Investable Index. As with the implied roll costs and roll yields, the reset cost associated with the Inverse Investable Index is a variable, uncapped amount which will be determined by the sale and purchase prices and the target weights of the first and second month VSTOXX futures contracts. In addition to reset costs, the resetting of exposure will lead to increased path dependency of returns, as described in “The Underlying Indices — Path-Dependent Nature of the Indices.”

As a result, the Inverse Securities should only be purchased by sophisticated investors who understand the risks of investing in volatility, the nature of the underlying securities market, currency markets, euro denominated futures contracts the construction and calculation of the Inverse Investable Index, and the path dependence of investment returns, and who will actively monitor their investment, including intraday.

Path-Dependent Nature of the Indices

The performance of each Index is path dependent insofar as its level at any time depends not only on the level of the applicable underlying Index at such time but also on such Index’s level at prior times. Accordingly, periods of volatility in VSTOXX futures may have a particularly unpredictable and significant impact on the level of each applicable underlying Index. As a result, the value of your investment in any series of Securities may diverge significantly from the value you might expect on the basis of the strategy of the applicable underlying Index. At particularly high levels of volatility in VSTOXX futures you may lose all or a substantial portion of your investment even though the VSTOXX futures have increased (if you hold Long Securities) or decreased (if you hold Inverse Securities).

The daily deduction of the applicable Daily Investor Fee introduces a further element of path dependency with respect to the Closing Indicative Value of each series of Securities. The total amount of the Daily Investor Fee deducted over the period you hold your Securities depends not on the level of the applicable Index at the time your Securities mature or are redeemed, called or accelerated, or the time you sell your Securities, but rather upon the Closing Indicative Value of such Securities on each day during the term of your investment.

Similarly, in the case of the Inverse Investable Index, the reset costs incurred in order to maintain a short position in VSTOXX futures contracts will depend not just on prices of the first and second month VSTOXX futures at the time your Securities mature or are redeemed, called or accelerated, or the time you sell your Securities, but rather upon the change in prices of the first and second month VSTOXX futures contracts since the prior Index Business Day on each day during the term of your investment. Accordingly, the deduction of any reset costs applicable to the Inverse Investable Index, and associated with maintaining a short position from the pre-roll level of the Inverse Investable Index may, in turn, further increase the path dependence of the Inverse Investable Index.

In addition, even without accounting for the reset costs incurred in order to maintain a short position in VSTOXX futures contracts and the Daily Investor Fee, due to the path dependent nature of the Inverse

Investable Index, it is likely that the value of the Inverse Securities will still decline even if VSTOXX futures contracts return to the same level as on the initial date you purchase your Securities. For example, if VSTOXX futures decrease on the first trading day and then increase back to their prior level on the second trading day, the Inverse Investable Index will still decline over such two-day period because the index reset after the first trading day and as a result of its higher level following the first trading day (increasing when VSTOXX decreased), it has additional exposure to subsequent VSTOXX futures contract movements. Generally, we expect that higher ranges of volatility in VSTOXX futures contracts prices will have adverse effects on the performance of the Inverse Investable Index and the Inverse Securities and there is significant chance of a complete loss in the value of the Securities over longer holding periods.

Payments on the Securities

We will not pay you any interest on the Securities. None of the Securities guarantees any return of principal at or prior to maturity, or upon early redemption, call or acceleration.

Payments at maturity or upon early redemption, acceleration or exercise of our call right for the Securities of any series will be based on the Closing Indicative Value of the Securities of such series, determined as described below. You will lose some or all of your investment if the applicable underlying Index level declines or does not increase by an amount sufficient to offset the cumulative effect of the Daily Investor Fee and, if applicable, the Redemption Fee Amount, Daily Accrual and the creation fee, over the period that you hold your investment.

On the Initial Trade Date, the “Closing Indicative Value” for each series of Securities is equal to $25.00 per Security. For each subsequent calendar day, the “Closing Indicative Value” for the Securities of any series will equal:

(Closing Indicative Value on the previous calendar day × Daily Index Performance for the applicable underlying Index) — Daily Investor Fee for such series of Securities for such calendar day

For each Index, the “Daily Index Performance” on any Exchange Business Day will equal (i)(a) the closing level of the Index for the applicable underlying Index (the “Index Closing Level”) as reported on Bloomberg L.P. (“Bloomberg”) (or any successor service) on such Exchange Business Day, divided by (b) the Index Closing Level for the applicable underlying Index on the immediately preceding Exchange Business Day, plus (ii) the Daily Accrual. The Daily Index Performance will equal one on any calendar day that is not an Exchange Business Day but which is an Index Business Day. The Daily Index Performance will equal one on any calendar day that is neither an Index Business Day nor an Exchange Business Day.

For each Index, if the applicable underlying Index does not publish an Index Closing Level on any Exchange Business Day, the Index Closing Level of such applicable underlying Index with respect to such Exchange Business Day will be the most recently published Index Closing Level for such Index subject to adjustment in the case of a Market Disruption Event.

The Daily Accrual represents the rate of interest that could be earned or is payable on a notional capital reinvestment at the generic three-month USD adjusted German Bund Bill rate as reported on Bloomberg under the ticker: SOL3MBRU (or any successor ticker on Bloomberg or any successor service). The Daily Accrual on any Exchange Business Day will equal:

Where Bbillst-1 is the generic three-month USD adjusted German Bund Bill rate reported on Bloomberg (or any successor service) on the prior Exchange Business Day and d is the number of calendar days from and including the immediately prior Exchange Business Day to but excluding the date of determination. The Daily Accrual is deemed to equal zero on any day that is not an Exchange Business Day.

As of the date of this Prospectus Supplement, the German Bund Bill rate is negative and therefore the Daily Accrual equals a negative amount. At any time the Daily Accrual equals a negative amount, the Daily Index Performance will be adversely affected by the Daily Accrual and the Daily Accrual will therefore adversely affect the value of your Securities.

Each series of Securities is subject to a “Daily Investor Fee” that will be subtracted from the Closing Indicative Value of each series of Securities on each calendar day. On the Initial Trade Date, the Daily Investor Fee is equal to zero. On each subsequent calendar day, the Daily Investor Fee for the each series of Securities equals the product of (i) 1.35% divided by 365 times (ii) the Closing Indicative Value for such series of Securities on the previous calendar day. For the purpose of calculating the Daily Investor Fee, if such previous calendar day was not an Exchange Business Day, the Closing Indicative Value will be calculated based on the Closing Indicative Value on the immediately preceding Exchange Business Day.

Each series of Securities is fully exposed to any decline in the level of the applicable underlying Index. You may lose all or a substantial portion of your investment if the Index level on the applicable Valuation Date is not sufficient to offset the negative effect of the Daily Investor Fee and, if applicable, the Redemption Fee Amount and creation fee. Additionally, as of the date of this Prospectus Supplement, the Daily Accrual equals a negative amount and, as a result, to the extent that the Daily Accrual is negative at any given time it will adversely affect the value of your Securities. In addition, the Daily Investor Fee will be calculated based on a daily Closing Indicative Value and therefore will depend on the daily fluctuations of the applicable underlying Index, including, with respect to the Inverse Investable Index, the reset costs described above.

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” and “— Daily Investor Fee,” beginning on pages S-73 and S-75, respectively.

Any series of Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-78.

Maturity

At maturity, you will receive a cash payment (the “Cash Settlement Amount”) for each series of Securities you hold equal to its Closing Indicative Value as of the Final Valuation Date. If the Closing Indicative Value for any series of Securities as of the Final Valuation Date is equal to or less than zero, the Cash Settlement Amount for such series of Securities will be zero.

UBS’s Call Right

On any Trading Day through and including the Maturity Date, UBS may at its option redeem all, but not less than all, issued and outstanding Securities of any series. To exercise its Call Right, UBS must provide notice (which may be provided via press release) to the holders of such series of Securities not less than ten calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive a cash payment per Security equal to its Closing Indicative Value as of the Valuation Date. We refer to this cash payment as the “Call Settlement Amount.” In the event UBS exercises its Call Right, the applicable “Valuation Date” means the third Trading Day prior to the Call Settlement Date. See also “Description of the Debt Securities We May Offer — Redemption and Payment” in the attached prospectus.

d 91 1 1- Tbills t-1 x 91 360 – 1 Tbills t-1	S-7

Acceleration Upon Occurrence of Stop Loss Termination Event

If, at any time on any Trading Day, the intraday indicative value of the Inverse Securities, calculated as described under “Valuation of the Indices and the Securities — Intraday Security Values,” is equal to or less than 25.0% of its Closing Indicative Value at the end of the prior Exchange Business Day (such event with respect to the Inverse Securities, a “Stop Loss Termination Event” and the day on which such event occurs, a “Stop Loss Termination Date”), all issued and outstanding Inverse Securities will be automatically accelerated and mandatorily redeemed by UBS for a cash payment equal to the Stop Loss Redemption Value; provided that if the Stop Loss Redemption Value so calculated is less than or equal to zero, the payment upon acceleration will be zero.

If a Stop Loss Termination Event occurs for the Inverse Securities, you will receive on the Stop Loss Redemption Date only the Stop Loss Redemption Value in respect of your investment in such Securities. If the Stop Loss Redemption Value so calculated is equal to or less than zero, the payment upon acceleration will be zero. The “Stop Loss Redemption Date” will be the fifth Business Day following the Stop Loss Termination Date; provided that if the calculation of the Stop Loss Redemption Value is postponed as a result of a Market Disruption Event, the Stop Loss Redemption Date will be the fifth business day after the Stop Loss Redemption Value is calculated, subject to adjustment. For a discussion of the risks related to the occurrence of a Stop Loss Termination Event, see “Risk Factors — The Securities are highly sensitive to large changes in the market price of the underlying futures contracts and may be automatically accelerated and mandatorily redeemed, resulting in a loss of all or a substantial portion of your investment.”

UBS must provide notice (which may be provided via press release) to the holders of the Inverse Securities not later than the second Trading Day after the occurrence of a Stop Loss Termination Event that such Stop Loss Termination Event has occurred. See “Specific Terms of the Securities —Acceleration Upon Occurrence of Stop Loss Termination Event” beginning on page S-78.

The Long Securities do not have a Stop Loss Termination Event mechanism and therefore cannot be terminated as a result of a Stop Loss Termination Event.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities of any series, in whole or in part, prior to the Maturity Date on any Trading Day through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities of such series, your compliance with the procedures described below and the potential postponements and adjustments as described under “Specific Terms of the Securities — Market Disruption Event.” To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities of such series for redemption with those of other holders of Securities of such series to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. UBS reserves the right from time to time to reduce or waive this minimum redemption amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver. The final Redemption Date will be April 26, 2047.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to its Closing Indicative Value as of the applicable Valuation Date, minus the Redemption Fee Amount. We refer to this cash payment as the “Redemption Amount.” If the amount so calculated is less than or equal to zero, the payment upon early redemption will be zero. We reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver.

For any early redemption, the applicable “Valuation Date” means the third Trading Day prior to the related Redemption Date, which day is also the first Trading Day following the date on which you deliver a redemption notice to Janus Distributors in compliance with the redemption procedures (or, in the sole discretion of UBS, the same date that the redemption notice is delivered in compliance with the redemption procedures). The applicable “Redemption Date” means the third Trading Day following the corresponding Valuation Date or, if such day is not a Business Day, the next following Trading Day that is also a Business Day.

You may lose all or a substantial portion of your investment upon early redemption if the level of the applicable underlying Index declines or does not increase by an amount sufficient to offset the combined negative effect of the Daily Investor Fee and, if applicable, the Redemption Fee Amount and the creation fee. Additionally, as of the date of this Prospectus Supplement, the Daily Accrual equals a negative amount and, as a result, to the extent that the Daily Accrual is negative at any given time it will adversely affect the value of your Securities.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right and will be automatically accelerated and mandatorily redeemed upon the occurrence of a Stop Loss Termination Event. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-78 and “Specific Terms of the Securities — Acceleration Upon Occurrence of Stop Loss Termination Event” beginning on page S-78.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a redemption notice to Janus Distributors by email no later than 4:00 p.m. (New York City time) on the Trading Day on which you elect to exercise your redemption right and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. See “Specific Terms of the Securities — Redemption Procedures” beginning on page S-77 and “Description of the Debt Securities We May Offer — Redemption and Payment” in the accompanying prospectus.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page S-26.

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You may lose all or a substantial portion of your investment — Each series of Securities is designed for investors who seek exposure to the applicable underlying Index and are fully exposed to any decline in the level of the applicable underlying Index. You will lose some or all of your investment if the applicable underlying Index level does not increase enough to offset the negative effect of the applicable Daily Investor Fee and, if applicable, the Redemption Fee Amount and creation fee, of the applicable series of Securities. Additionally, as of the date of this Prospectus Supplement, the Daily Accrual equals a negative amount and, as a result, to the extent that the Daily Accrual is negative at any given time it will adversely affect the value of your Securities. Each Index is volatile and subject to a variety of market forces, some of which are described below and none of which may be predictable in advance.

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Long holding period risk — The Securities are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio and are not intended as a buy and hold investment. The Securities involve significant risks and may not be suitable as a long-term investment. There is a significant possibility that the amount payable on the Securities at maturity or upon call, early redemption or acceleration will be less than the amount of your initial investment in the Securities, and that you will lose part or all of your initial investment if you hold the Securities for a long period of time. We do not expect that any investor will hold the Securities from inception to maturity. Accordingly, the Securities should be purchased only by sophisticated investors who understand the consequences of investing in volatility indices with a limited performance history and of seeking inverse investment results, the nature of the underlying securities market, currency markets, euro denominated futures contracts, index construction and calculation and the path dependence of investment returns. The Securities should be purchased only by sophisticated investors who are prepared to actively and frequently monitor their investments in the Securities, even intraday.

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Market and volatility risk — The return on the Securities, which may be positive or negative, is directly linked to the level of the applicable underlying Index, which, in turn, is designed to provide exposure to either a long or short position in first and second month futures contracts on the VSTOXX. The VSTOXX measures the 30-day implied volatility of the EURO STOXX 50® Index as calculated based on the prices of certain put and call options on the EURO STOXX 50® Index. The level of the EURO STOXX 50® Index, the prices of options on the EURO STOXX 50® Index, and the level of the VSTOXX are each affected by a variety of factors and may change unpredictably, affecting the value of your Securities in unforeseeable ways.

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Risk Associated With Liquidity of VSTOXX Futures — First and second month VSTOXX futures contracts trade on an exchange, but are relatively illiquid compared to other types of futures contracts. The illiquidity of VSTOXX futures may increase the risk that the prices of VSTOXX futures, and therefore the level of the applicable underlying Index and the value of the Securities, may be highly volatile. The illiquidity of VSTOXX futures may also increase the risk that the bid-offer spread is likely to be highly volatile in comparison to other futures contracts, which could also increase the volatility of the level of the applicable underlying Index and the value of the Securities. In addition, the prices of VSTOXX futures, and therefore the level of the applicable underlying Index and the value of the Securities, will be subject to a variety of market forces, some of which are described below and none of which may be predictable in advance, which may further increase the risk of volatility. This may also potentially increase the volatility of VSTOXX contracts, relative to other types of future contracts. Increased volatility may adversely affect the value of the Inverse Investable Index, and accordingly, the Inverse Securities.

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Risks associated with foreign equity securities — Each series of Securities is linked to an investable Index which measures the implied volatility changes in the value of foreign equity securities. Investments in securities linked to changes in value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of governmental intervention in those markets and cross-shareholdings in companies in certain countries. The risk of volatility in these markets is increased as there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The VSTOXX futures contracts underlying the Indices may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times leading to greater volatility in the EURO STOXX 50 Securities underlying the VSTOXX and thus, the Indices. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions which, since the Indices are linked to euro denominated futures contracts, may adversely affect the value of your Securities.

➢	Multiple Jurisdiction Risk — Each series of Securities is listed on BATS, which is located in the United States. VSTOXX futures contracts trade on the Eurex Exchange, and the equity securities that comprise the EURO STOXX 50® Index, which underlies the VSTOXX Index and therefore the VSTOXX futures contract that are used to calculate the value of the Indices, are traded on a number of different exchanges located in Europe. As a result, VSTOXX futures contracts and the equity securities that comprise the EURO STOXX 50® Index are subject to different laws, regulators, regulations and rules than equity securities, futures contracts and exchanges in the United States including regulation by German, Swiss and European regulators. Differential regulation of the exchanges on which the Securities, the VSTOXX futures contracts or the equity securities that comprise the EURO STOXX 50® Index trade may affect the volatility of VSTOXX futures contracts, the Indices or the Securities in different ways and may have an adverse effect on the volatility, price or liquidity of the Securities or VSTOXX futures contracts (and therefore, the Indices). Such effects may cause you to lose some or all of your investment and cannot be predicted in advance.

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Exchange rate risk — The Indices are linked to prices of futures contracts on the VSTOXX, which are traded in euro. The value of the euro may be subject to a high degree of fluctuation relative to the U.S. dollar. On a daily basis, the level of the applicable underlying Index will be translated from euro to dollar at the prevailing spot exchange rate. Accordingly if the euro depreciates relative to the U.S. dollar on a daily basis, your return on the Securities will underperform an alternative investment that offers exposure to the changes in the level of the VSTOXX without taking into account the exchange rate. Further, any currency fluctuations could affect the performance of the VSTOXX. Additionally, the Daily Accrual is based upon a USD adjusted German bond rate, which is denominated in euros before being adjusted and therefore will be subject to similar value fluctuation and depreciation risks.

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Market Trading Risk — The EURO STOXX 50® Index is a European index, which has a different trading schedule than BATS. Consequently, there may be days or times on which the Securities may not be tradeable, but on which the futures contracts underlying the applicable Index trade. You will be unable to sell your Securities on any such date or during such times, and if the applicable underlying Index decreases on such date or during such times, it may result in a loss of some or all of your investment in the Securities.

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Roll Costs — Unlike equity investments, an investment in the Securities replicates an investment in euro denominated futures contracts. The calculation of each Index includes the hypothetical costs of buying and selling first and second month futures contracts. The contracts are never taken to delivery but rather are rolled on a daily basis so that prior to delivery they are replaced by similar contracts that have a later expiration. If prices are lower in the distant delivery months than in the nearer delivery months, the sale of front month contracts would take place at a price that is higher than the purchase price of the later contract, thereby creating a positive implied roll yield to the Long Investable Index and an implied roll cost to the Inverse Investable Index. If the prices of contracts are higher in the distant delivery months than in the nearer delivery months, (which is commonly observed with respect to VSTOXX futures contracts) this results in an implied roll cost to the Long Investable Index and an implied roll yield to the Inverse Investable Index. Assuming that the futures curve remains constant, if the prices of contracts are higher in the distant delivery months than in the nearer delivery months the value of the futures contracts underlying the Long Investable Index will decline as they approach the applicable delivery date.

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Reset Costs — The return on the Inverse Securities is directly linked to the performance of the Inverse Investable Index. The Inverse Investable Index, as distinct from the Long Investable Index, is reduced by reset costs, which are the costs incurred by paying the bid-offer spreads required to maintain a 1X Daily short exposure to VSTOXX futures. The amount of the applicable reset costs depends on the change in price for each of the first and second month VSTOXX futures contracts since the prior Index Business Day and on the number of each VSTOXX futures contract that must be bought or sold to maintain the short position. The greater the change in price of each VSTOXX futures contract and the more VSTOXX futures contracts that must be bought or sold, the higher the reset costs will be.

➢	Bid-Offer Spread Risk — All hypothetical purchases and sales of first and second month VSTOXX futures contracts will occur at the bid or offer prices and will incur a cost as a result of the bid-offer spread. Since first and second month VSTOXX futures contracts are relatively illiquid compared to other types of futures contracts, the bid-offer spread is likely to be highly volatile in comparison to other futures contracts. The bid-offer spread may be very large, which will increase the cost of selling or buying futures contracts, which will reduce the level of the Indices and adversely affect returns, which could result in losses and may cause you to lose some or all of your investment in the Securities. The bid-offer spreads for VSTOXX futures are volatile and subject to a variety of market forces, some of which are described below and none of which may be predictable in advance.

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Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on any series of Securities, including any payment at maturity, upon acceleration, early redemption or call, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of each series of Securities prior to maturity, acceleration, call or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities. The Securities do not benefit from any co-obligation of UBS Switzerland AG.

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No interest payments from the Securities — You will not receive any interest payments on any series of the Securities. The Securities are designed for investors who are willing to forgo cash payments and, if the applicable Index declines or does not increase enough to offset the effect of the fees as described above, are willing to lose some or all of their principal.

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Potential automatic acceleration upon the occurrence of a Stop Loss Termination Event — If a Stop Loss Termination Event occurs with respect to the Inverse Securities, all issued and outstanding Inverse Securities will be automatically accelerated and mandatorily redeemed by UBS for a cash payment equal to the Stop Loss Redemption Value; provided that if the Stop Loss Redemption Value so calculated is less than or equal to zero, the payment upon acceleration will be zero. The Stop Loss Redemption Value you receive on the Stop Loss Redemption Date may be significantly less than your investment and may be zero. In addition, if the Inverse Securities are automatically accelerated and mandatorily redeemed by UBS, you will not benefit from any subsequent increase in the Index Closing Level after the occurrence of the Stop Loss Termination Event, even if such increase occurs prior to the Stop Loss Redemption Date.

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Path dependence — The return on each series of Securities will be path dependent. Accordingly, even if the level of the applicable Index increases or decreases over the term of the applicable series of Securities, or over the term which you hold such series, the applicable series of Securities will increase or decrease not only based on any change in the level of the applicable Index over a given time period but also based on the volatility of the level of such Index over such time period. The value of your series of Securities will depend not only upon the level of the applicable Index at maturity or upon call, early redemption or acceleration, but also on the performance of the applicable Index over each day that you hold your series of Securities. The value of the Inverse Investable Index will be especially path dependent due to its need to reset its exposure to VSTOXX futures contracts so that it has a leverage amount of -1x at the end of each Index Business Day. See “The Indices — The Underlying Indices — The Inverse Investable Index.” It is possible that you will suffer significant losses even if the long-term performance of the applicable Index is positive. Accordingly, the returns on each series of Securities may not correlate with returns on the applicable Index over periods longer than one day.

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A trading market for the Securities may not develop — Although each series of Securities is listed on BATS, a trading market for the one or more series of the Securities may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on BATS or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the Securities shown on the cover of this prospectus supplement. We may suspend or cease sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited.

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Requirements upon early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities of the applicable series, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors of the applicable series to reach this minimum requirement and there can be no assurance that they can or will do so. Therefore, the liquidity of each series Securities may be limited. In addition, the payment you receive upon early redemption will be reduced by the applicable Daily Investor Fee and the Redemption Fee Amount and, if applicable, the creation fee. While UBS reserves the right to reduce or waive the minimum redemption amount or the Redemption Fee Amount from time to time in its sole discretion, there can be no assurance that UBS will choose to waive any redemption requirements or fees or that any holder of the Securities will benefit from UBS’s election to do so.

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Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request us to redeem your Securities of a series and you will not be able to rescind your election to redeem your Securities of a series after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and before the Redemption Amount is determined on the applicable Valuation Date.

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Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation. See “Material U.S. Federal Income Tax Consequences” beginning on page S-87.

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UBS’s Call Right — UBS may elect to redeem all outstanding Securities of any series on any Trading Day, as described under “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-78. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the Securities.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

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You are a sophisticated investor and understand the consequences of investing in volatility indices with a limited performance history, futures contracts, the nature of the underlying securities markets, currency markets, index construction and calculation, path dependence of investment returns and of seeking inverse investment results.

➢	You are willing to accept the risk that you may lose all or a substantial portion of your investment.

➢	You seek an investment with a return linked to the performance of the applicable underlying Index, which will provide either long or short exposure to first and second month VSTOXX futures.

➢	You are willing and able to monitor an investment frequently, even intraday.

➢	You are willing to accept and understand the risk of fluctuations in volatility in general and fluctuations in the performance of the applicable underlying Index in particular.

➢	You willing to accept the risk of investing in indices with a limited performance history.

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You believe the level of the applicable Index will increase by an amount sufficient to offset the negative effect of the Daily Investor Fee and, if applicable, any Redemption Fee Amount or creation fee, or any possible negative Daily Accrual over your intended holding period of the Securities and to provide you with a satisfactory return on your investment.

➢	You are willing to accept the risk that the price at which you are able to sell each series of Securities may be significantly less than the amount you invested.

➢	You understand the risks of purchasing securities that have a long-term maturity even though the Securities are not suitable for a “buy and hold” strategy of long-term investment.

➢	You are willing to hold securities that are subject to the UBS Call Right on any Trading Day.

➢	You do not seek current income from your investment.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You seek an investment which does not make regular interest payments.

➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The Securities may NOT be a suitable investment for you if:

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You are not a sophisticated investor and/or do not understand the consequences of investing in volatility indices with a limited performance history, futures contracts, the nature of the underlying securities markets, currency markets, index construction and calculation, path dependence of investment returns and of seeking inverse investment results.

➢	You are not willing to accept the risk that you may lose all or a substantial portion of your investment.

➢	You do not seek an investment with a return linked to the performance of the applicable underlying Index, which will provide either long or short exposure to first and second month VSTOXX futures.

➢	You are not willing and able to monitor an investment frequently, even intraday.

➢	You are not willing to accept the risk of fluctuations in volatility in general and fluctuations in the performance of the applicable underlying Index in particular.

➢	You are not willing to accept the risk of investing in indices with a limited performance history.

➢	You seek a long-term investment objective.

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You believe that, during the period that you hold the Securities, the level of the applicable Index will decline or that any increase in the level of the applicable underlying Index will not be sufficient to offset the negative effect of the Daily Investor Fee and, if applicable, any Redemption Fee Amount and creation fee, and any possible negative Daily Accrual and to provide you with a satisfactory return on your investment.

➢	You are not willing to accept the risk that the price at which you are able to sell each series of Securities may be significantly less than the amount you invested.

➢	You are not willing to purchase securities that have a long-term maturity even though the Securities are not suitable for a “buy and hold” strategy of long-term investment.

➢	You are not willing to hold securities that are subject to the UBS Call Right on any Trading Day.

➢	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

➢	You seek current income from your investment.

➢	You seek an investment for which there will be an active secondary market.

➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

Who calculates and publishes the Indices?

The level of the Indices is calculated and disseminated by the Index Calculation Agent in real-time on each Index Business Day. Index information, including the level of the applicable underlying Index, is available from STOXX and Bloomberg for each of the Indices under the symbols set forth in the table below.

Securities	Underlying Index	Underlying Index Ticker
Long Securities	Long Investable Index	VST1MSL
Inverse Securities	Inverse Investable Index	VST1MISL

The historical performance of the Indices is not indicative of the future performance of the Indices or the Securities, or the level of the Indices or the Closing Indicative Value of the Securities on the applicable Valuation Date.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” on page S-87.

Pursuant to the terms of each series of Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the applicable Index. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference between the amount realized and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year. The deductibility of capital losses is subject to limitations.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described under “Material U.S. Federal Income Tax Consequences — Alternative Treatments” on page S-88.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. We intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” on page S-88 unless and until such time as there is a change in law or the Treasury Department or IRS determines that some other treatment is more appropriate.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Simulated Historical Performance and Hypothetical Examples

Simulated Historical Performance of the Indices

The prices of the first and second month VSTOXX futures contracts underlying each of the Indices have been highly volatile in the past and the performance of the Indices cannot be predicted for any future period. Any simulated historical or historical upward or downward trend in the applicable Index Closing Level is not an indication that the Indices are more or less likely to increase or decrease at any time during the term of your Securities. The Index Closing Level for each Index is deemed to have been 10,000 on December 30, 2016. STOXX began independently calculating the Indices on March 29, 2017. Therefore, the performance data for the period from June 4, 2009 until March 29, 2017 is simulated and is provided as an illustration of how the Indices would have performed during the period had the Index Sponsor begun calculating the Indices on June 4, 2009 using the methodology described in “The Indices” beginning on page S-51 since that date. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Indices. Simulated data has inherent limitations, as it is produced by the retroactive application of a back-tested methodology. Such simulated data is based on criteria applied retroactively with the benefit of hindsight and knowledge of factors that may have positively affected its performance, and may reflect a bias toward strategies that have performed well in the past. Performance data for the period from and after March 29, 2017 is based on the actual performance of the Indices.

Any historical or simulated historical upward or downward trend in value of the Indices during any period shown below is not an indication that the value of the Indices is more or less likely to increase or decrease at any time during the term of the Securities. The historical or simulated historical total returns of the Indices do not give an indication of future performance of the Indices. UBS cannot make any assurance that the future performance of the Indices will result in holders of the Securities receiving a positive return on their investment.

Historical information presented is as of March 12, 2020 and is furnished as a matter of information only. Simulated historical and historical performance of each Index is not an indication of future performance. Future performance of the Indices may differ significantly from estimated historical and historical performance, either positively or negatively.

Simulated Historical Performance and Hypothetical Examples

The graphs below illustrate the simulated historical performance of the Indices from June 4, 2009 to March 28, 2017 and the live historical performance of the Indices from March 29, 2017 (the day on which the Index Sponsor began calculating the Indices) to March 12, 2020. The graphs below are based on the total returns of each of the Indices.

Simulated Historical Performance and Hypothetical Examples

Hypothetical Payment at Maturity or Upon Call or Early Redemption

The hypothetical examples set forth below illustrate how the Securities would perform at maturity or upon call or early redemption, in hypothetical circumstances. They are purely hypothetical and are provided for illustrative purposes only. They should not be taken as an indication or prediction of future investment results. If you sell your Securities in the secondary market prior to the Maturity Date, your return will depend on the market value of your Securities at the time of sale, which may be affected by a number of other factors not reflected in the tables below. See “Risk Factors” on page S-26 for further information. The hypothetical examples below do not take into account the effects of any applicable taxes.

As described in this prospectus supplement, each Index is designed to provide exposure to either a long or short position in first and second month VSTOXX futures contracts. The Long Investable Index replicates the performance of a long position in a portfolio of VSTOXX futures which exposure is more likely to increase in value when volatility increases and to decrease in value when volatility decreases. As described herein, however, the actual exposure of the Long Securities may differ from what is intended and there is no guarantee that the Long Securities will have a net VSTOXX futures exposure that benefits investors.

The Inverse Investable Index replicates the performance of a short position in a portfolio of VSTOXX futures which exposure is more likely to increase in value when volatility decreases and to decrease in value when volatility increases. The Inverse Investable Index is also intended to provide an opportunity to achieve a positive expected return from the roll yield in VSTOXX futures in a contango market, though it may incur reset costs. As described herein, however, the actual exposure of each series of Securities may differ from what is intended and there is no guarantee that the Securities will have a net VSTOXX futures exposure that benefits investors.

While each Index is intended to pursue a particular volatility strategy, the path dependence of each Index may cause its actual performance to deviate significantly from its expected performance given its long or short exposure, as applicable, to VSTOXX futures. The return from each series of Securities will be reduced by the applicable Daily Investor Fee. Additionally, the performance of the Securities is linked to the performance of the applicable underlying Index, less the Daily Investor Fee and taking into account the Daily Accrual. The Daily Accrual represents the rate of interest that could be earned or is payable on a notional capital reinvestment at the generic three-month USD adjusted German Bund Bill rate. The three-month USD adjusted German Bund Bill rate is currently negative. As a result, to the extent that the three-month USD adjusted German Bund Bill rate is negative, the Daily Accrual will adversely affect the value of your Securities. The three-month USD adjusted German Bund Bill rate is assumed to be -.085% per annum in each of the examples.

The hypothetical examples below are not intended to demonstrate the expected return of the Indices or of any series of Securities, but merely to illustrate how the return on your Securities will be impacted by the performance of the applicable underlying Index and the effect of the Daily Investor Fee and if negative, the Daily Accrual.

In Daily Example 1, the level of the applicable underlying Index increases 2% on odd numbered days and decreases 3% on even numbered days (i.e., it increases 2% on the first day, decreases 3% on the second day, increases 2% on the third day, decreases 3% on the fourth day, and so on) for a period of 30 days. In Daily Example 2, the level of the applicable underlying Index increases 5% on odd numbered days and decreases 5% on even numbered days (i.e., it increases 5% on the first day, decreases 5% on the second day, increases 5% on the third day, decreases 5% on the fourth day, and so on) for a period

Simulated Historical Performance and Hypothetical Examples

of 30 days. In Daily Example 3, the level of the applicable underlying Index increases 3% on odd numbered days and decreases 2% on even numbered days (i.e., it increases 3% on the first day, decreases 2% on the second day, increases 3% on the third day, decreases 2% on the fourth day, and so on) for a period of 30 days.

In Annual Example 1, the level of the applicable underlying Index decreases at a constant rate of 50% per year for a period of 10 years. In Annual Example 2, the level of the applicable underlying Index decreases 15% in odd numbered years and increases 5% in even numbered years (i.e., it decreases 15% in the first year, increases 5% in the second year, decreases 15% in the third year, increases 5% in the fourth year, and so on) for a period of 10 years. In Annual Example 3, the level of the applicable underlying Index increases 20% in odd numbered years and decreases 5% in even numbered years (i.e., it increases 20% in the first year, decreases 5% in the second year, increases 20% in the third year, decreases 5% in the fourth year, and so on) for a period of 10 years.

These examples highlight the impact of changes in the level of the applicable underlying Index, as well as of the applicable Daily Investor Fee, on the payment at maturity or upon call, upon early redemption or acceleration, under different circumstances. The figures in these examples have been rounded for convenience.

The following assumptions are used in each of the six examples:

➢	The Closing Indicative Value on the first day is $25.00.

➢	The initial level of the applicable underlying Index is 100.00.

➢	The three-month USD adjusted German Bund Bill rate is -0.85% per annum.

The following assumptions are used in each of the three annual examples:

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The Daily Index Performance is calculated on an annual basis. (As described in “Specific Terms of the Securities — Daily Index Performance,” the Daily Index Performance will actually be calculated for each series of Securities on a daily basis.)

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The Daily Investor Fee is applied on an annual basis, assuming the Closing Indicative Value of the Securities at the end of the previous year is the Closing Indicative Value for purposes of calculating such Daily Investor Fee. (As described in “Specific Terms of the Securities — Daily Investor Fee,” the Daily Investor Fee will actually be applied to the Closing Indicative Value of such Securities on a daily basis and will depend on the daily performance of the applicable underlying Index.)

➢

The Securities were purchased at inception and held for a period of 10 years. (As described in this prospectus supplement, we do not expect that any investor will hold the Securities for an extended period of time, and the Securities are not intended as a buy and hold investment. Instead, the Securities should be purchased only by sophisticated investors who understand the consequences of investing in volatility indices with a limited performance history and of seeking inverse or leveraged investment results, the nature of the underlying securities market, currency markets, index construction and calculation and the path dependence of investment returns, and who will actively and frequently monitor their investment in the Securities, even intraday.)

Simulated Historical Performance and Hypothetical Examples

Daily Example 1 — The level of the applicable underlying Index increases 2% on odd numbered days and decreases 3% on even numbered days (i.e., it increases 2% on the first day, decreases 3% on the second day, increases 2% on the third day, decreases 3% on the fourth day, and so on).

Day	Index Level	Daily Index Performance	Daily Investor Fee	Closing Indicative Value	Redemption Amount
0	100.00			25.00
1	102.00	1.01998	0.0009	25.50	25.46
2	98.94	0.96998	0.0009	24.73	24.69
3	100.92	1.01998	0.0009	25.23	25.19
4	97.89	0.96998	0.0009	24.47	24.43
5	99.85	1.01998	0.0009	24.95	24.92
6	96.85	0.96998	0.0009	24.20	24.17
7	98.79	1.01998	0.0009	24.69	24.65
8	95.83	0.96998	0.0009	23.95	23.91
9	97.74	1.01998	0.0009	24.42	24.39
10	94.81	0.96998	0.0009	23.69	23.65
11	96.71	1.01998	0.0009	24.16	24.12
12	93.81	0.96998	0.0009	23.43	23.40
13	95.68	1.01998	0.0009	23.90	23.87
14	92.81	0.96998	0.0009	23.18	23.15
15	94.67	1.01998	0.0009	23.65	23.61
16	91.83	0.96998	0.0009	22.93	22.90
17	93.66	1.01998	0.0008	23.39	23.36
18	90.85	0.96998	0.0009	22.69	22.65
19	92.67	1.01998	0.0008	23.14	23.11
20	89.89	0.96998	0.0009	22.45	22.41
21	91.69	1.01998	0.0008	22.89	22.86
22	88.94	0.96998	0,0008	22.20	22.17
23	90.72	1.01998	0.0008	22.65	22.61
24	88.00	0.96998	0.0008	21.97	21.93
25	89.76	1.01998	0.0008	22.40	22.37
26	87.06	0.96998	0.0008	21.73	21.70
27	88.80	1.01998	0.0008	22.16	22.13
28	86.14	0.96998	0.0008	21.50	21.47
29	87.86	1.01998	0.0008	21.93	21.89
30	85.23	0.96998	0.0008	21.27	21.24

Cumulative Index Return	-14.77%
Annualized Index Return	-85.31%
Cumulative Return on Securities (assuming redemption)	-15.06%
Annualized Return on Securities (assuming redemption)	-85.89%

Simulated Historical Performance and Hypothetical Examples

Daily Example 2 — The level of the applicable underlying Index increases 5% on odd numbered days and decreases 5% on even numbered days (i.e., it increases 5% on the first day, decreases 5% on the second day, increases 5% on the third day, decreases 5% on the fourth day, and so on).

Day	Index Level	Daily Index Performance	Daily Investor Fee	Closing Indicative Value	Redemption Amount
0	100.00			25.00
1	105.00	1.04998	0.0009	26.25	26.21
2	99.75	0.94998	0.0010	24.93	24.90
3	104.74	1.04998	0.0009	26.18	26.14
4	99.50	0.94998	0.0010	24.87	24.83
5	104.48	1.04998	0.0009	26.11	26.07
6	99.25	0.94998	0.0010	24.80	24.77
7	104.21	1.04998	0.0009	26.04	26.00
8	99.00	0.94998	0.0010	24.74	24.70
9	103.95	1.04998	0.0009	25.97	25.94
10	98.76	0.94998	0.0010	24.67	24.64
11	103.69	1.04998	0.0009	25.91	25.87
12	98.51	0.94998	0.0010	24.61	24.57
13	103.43	1.04998	0.0009	25.84	25.80
14	98.26	0.94998	0.0010	24.54	24.51
15	103.18	1.04998	0.0009	25.77	25.73
16	98.02	0.94998	0.0010	24.48	24.44
17	102.92	1.04998	0.0009	25.70	25.66
18	97.77	0.94998	0.0010	24.42	24.38
19	102.66	1.04998	0.0009	25.64	25.60
20	97.53	0.94998	0.0009	24.35	24.32
21	102.40	1.04998	0.0009	25.57	25.53
22	97.28	0.94998	0.0009	24.29	24.25
23	102.15	1.04998	0.0009	25.50	25.46
24	97.04	0.94998	0.0009	24.22	24.19
25	101.89	1.04998	0.0009	25.43	25.40
26	96.80	0.94998	0.0009	24.16	24.13
27	101.64	1.04998	0.0009	25.37	25.33
28	96.56	0.94998	0.0009	24.10	24.06
29	101.38	1.04998	0.0009	25.30	25.26
30	96.31	0.94998	0.0009	24.03	24.00

Cumulative Index Return	-3.69%
Annualized Index Return	-36.27%
Cumulative Return on Securities (assuming redemption)	-4.00%
Annualized Return on Securities (assuming redemption)	-38.76%

Simulated Historical Performance and Hypothetical Examples

Daily Example 3 — The level of the applicable underlying Index increases 3% on odd numbered days and decreases 2% on even numbered years (i.e., it increases 3% on the first day, decreases 2% on the second day, increases 3% on the third day, decreases 2% on the fourth day, and so on).

Day	Index Level	Daily Index Performance	Daily Investor Fee	Closing Indicative Value	Redemption Amount
0	100.00			25.00
1	103.00	1.02998	0.0009	25.75	25.71
2	100.94	0.97998	0.0010	25.23	25.19
3	103.97	1.02998	0.0009	25.99	25.95
4	101.89	0.97998	0.0010	25.47	25.43
5	104.95	1.02998	0.0009	26.23	26.19
6	102.85	0.97998	0.0010	25.70	25.66
7	105.93	1.02998	0.0010	26.47	26.43
8	103.81	0.97998	0.0010	25.94	25.90
9	106.93	1.02998	0.0010	26.72	26.68
10	104.79	0.97998	0.0010	26.18	26.14
11	107.93	1.02998	0.0010	26.97	26.92
12	105.77	0.97998	0.0010	26.42	26.38
13	108.95	1.02998	0.0010	27.22	27.17
14	106.77	0.97998	0.0010	26.67	26.63
15	109.97	1.02998	0.0010	27.47	27.43
16	107.77	0.97998	0.0010	26.92	26.88
17	111.01	1.02998	0.0010	27.72	27.68
18	108.79	0.97998	0.0010	27.17	27.13
19	112.05	1.02998	0.0010	27.98	27.94
20	109.81	0.97998	0.0010	27.42	27.38
21	113.10	1.02998	0.0010	28.24	28.20
22	110.84	0.97998	0.0010	27.67	27.63
23	114.17	1.02998	0.0010	28.50	28.46
24	111.88	0.97998	0.0011	27.93	27.89
25	115.24	1.02998	0.0010	28.77	28.72
26	112.93	0.97998	0.0011	28.19	28.15
27	116.32	1.02998	0.0010	29.03	28.99
28	114.00	0.97998	0.0011	28.45	28.41
29	117.41	1.02998	0.0011	29.30	29.26
30	115.07	0.97998	0.0011	28.71	28.67

Cumulative Index Return	15.07%
Annualized Index Return	438.76%
Cumulative Return on Securities (assuming redemption)	14.69%
Annualized Return on Securities (assuming redemption)	417.78%

Simulated Historical Performance and Hypothetical Examples

Annual Example 1 — The level of the applicable underlying Index decreases at a constant rate of 50% per year.

Year	Index Level	Daily Index Performance (calculated annually)	Daily Investor Fee (calculated annually)	Closing Indicative Value	Redemption Amount
0	100.00			25.00
1	50.00	0.4915	0.3375	11.95	11.93
2	25.00	0.4915	0.1613	5.71	5.70
3	12.50	0.4915	0.0771	2.73	2.73
4	6.25	0.4915	0.0369	1.31	1.30
5	3.13	0.4915	0.0176	0.62	0.62
6	1.56	0.4915	0.0084	0,30	0.30
7	0.78	0.4915	0.0040	0.14	0.14
8	0.39	0.4915	0.0019	0.07	0.07
9	0.20	0.4915	0.0009	0.03	0.03
10	0.10	0.4915	0.0004	0.02	0.02

Cumulative Index Return	-99.90%
Annualized Index Return	-50.00%
Cumulative Return on Securities (assuming redemption)	-99.94%
Annualized Return on Securities (assuming redemption)	-52.21%

Annual Example 2 — The level of the applicable underlying Index decreases 15% in odd numbered years and increases 5% in even numbered years (i.e., it decreases 15% in the first year, increases 5% in the second year, decreases 15% in the third year, increases 5% in the fourth year, and so on).

Year	Index Level	Daily Index Performance (calculated annually)	Daily Investor Fee (calculated annually)	Closing Indicative Value	Redemption Amount
0	100.00			25.00
1	85.00	0.8415	0.3375	20.70	20.67
2	89.25	1.0415	0.2795	21.28	21.25
3	75.86	0.8415	0.2873	17.62	17.59
4	79.66	1.0415	0.2379	18.11	18.09
5	67.71	0.8415	0.2445	15.00	14.97
6	71.09	1.0415	0.2025	15.42	15.39
7	60.43	0.8415	0.2081	12.77	12.75
8	63.45	1.0415	0.1723	13.12	13.10
9	53.93	0.8415	0.1772	10.87	10.85
10	56.63	1.0415	0.1467	11.17	11.15

Cumulative Index Return	-43.37%
Annualized Index Return	-5.53%
Cumulative Return on Securities (assuming redemption)	-55.39%
Annualized Return on Securities (assuming redemption)	-7.75%

Simulated Historical Performance and Hypothetical Examples

Annual Example 3 — The level of the applicable underlying Index increases 20% in odd numbered years and decreases 5% in even numbered years (i.e., it increases 20% in the first year, decreases 5% in the second year, increases 20% in the third year, decreases 5% in the fourth year, and so on).

Year	Index Level	Daily Index Performance (calculated annually)	Daily Investor Fee (calculated annually)	Closing Indicative Value	Redemption Amount
0	100.00			25.00
1	120.00	1.1915	0.3375	29.45	29.41
2	114.00	0.9415	0.3976	27.33	27.29
3	136.80	1.1915	0.3689	32.19	32.15
4	129.96	0.9415	0.4346	29.88	29.83
5	155.95	1.1915	0.4033	35.19	35.14
6	148.15	0.9415	0.4751	32.66	32.61
7	177.79	1.1915	0.4409	38.47	38.42
8	168.90	0.9415	0.5194	35.70	35.65
9	202.68	1.1915	0.4820	42.06	42.00
10	192.54	0.9415	0.5678	39.03	38.97

Cumulative Index Return	92.54%
Annualized Index Return	6.77%
Cumulative Return on Securities (assuming redemption)	55.89%
Annualized Return on Securities (assuming redemption)	4.54%

We cannot predict the actual applicable Index Closing Level of any series of Securities on any Trading Day or the market value of your Securities, nor can we predict the relationship between the applicable Index and the market value of your series of Securities at the Maturity Date or any time prior thereto, including on any Valuation Date. The actual amount that a holder of the applicable Securities will receive at maturity or upon call, acceleration or early redemption, as the case may be, and the rate of return on each of the Securities of any series will depend on the actual applicable Index Closing Level and the Daily Investor Fee on each day such holder holds its investment, and on the Redemption Fee Amount and creation fee, if applicable. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date, Stop Loss Redemption Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above.

Hypothetical Payment upon Stop Loss Termination Event

The following hypothetical example illustrates how the Securities may perform if a Stop Loss Termination Event occurs and the Securities are mandatorily redeemed. The example is purely hypothetical, provided for illustrative purposes only and should not be taken as an indication or prediction of future investment results. The example below does not take into account the effects of any applicable taxes or the Daily Investor Fee on the Stop Loss Termination Date. See “Specific Terms of the Securities — Acceleration Upon Occurrence of Stop Loss Termination Event” beginning on page S-78 for a description of how the Stop Loss Redemption Value us calculated.

As discussed under “Risk Factors—The Securities are highly sensitive to large changes in the market price of the underlying futures contracts and may be automatically accelerated and mandatorily redeemed, resulting in a loss of all or a substantial portion of your investment” beginning on page S-30 of this prospectus supplement, if a Stop Loss Termination Event occurs, it is highly likely that it will occur

Simulated Historical Performance and Hypothetical Examples

during a period of extreme market conditions, including disruptions to trading markets, which may hinder or delay the determination of the applicable Stop Loss Redemption Value. Market conditions on any Stop Loss Termination Date are beyond our control and are impossible to predict, and may adversely affect the value of your Securities in unforeseen ways.

Previous Index Business Day’s Closing Indicative Value	$50.00
Stop Loss Termination Event Threshold	$12.50
First Observed Intraday Indicative Value Below Threshold	$12.44
Hypothetical Value of the Security as Determined by Calculation Agent at Time of Practicable Unwind of VSTOXX Future Contracts	$6.00
Stop Loss Redemption Value	$6.00	*

*	88% decline from previous Index Business Day’s Closing Indicative Value.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the applicable Index on any Index Business Day or what the value of your Securities of the applicable series may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities of the applicable series. The performance data shown above is for illustrative purposes only and does not represent the actual future performance of any series of Securities.

Risk Factors

Your investment in the Securities will involve significant risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the Securities do not pay interest during their term and the return on the Securities is linked to the performance of an Index. As described in more detail below, the trading price of the Securities may vary considerably due to events that are difficult to predict and beyond our control. Investing in the Securities of any series is not equivalent to investing directly in the applicable underlying Index or in the VSTOXX futures contracts used to construct the applicable underlying Index. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

The Securities do not pay interest and do not guarantee any payment at maturity or upon call, acceleration or early redemption. The Securities are fully exposed to a decline in the level of the applicable underlying Index and you may lose all or a significant portion of your investment in the Securities.

The Securities do not guarantee a minimum payment or payment of the Stated Principal Amount at maturity or upon call, acceleration or early redemption, and you may receive less, and possibly significantly less, than the amount you originally invested. The cash payment (if any) that you receive on your Securities at maturity or upon call, acceleration or early redemption, will be based primarily on any increase or decrease in the applicable underlying Index (as measured by the Daily Index Performance) and will be reduced by the Daily Investor Fee and, in the case of an early redemption, the Redemption Fee Amount. Additionally, as of the date of this Prospectus Supplement, the Daily Accrual equals a negative amount and, as a result, to the extent that the Daily Accrual is negative at any given time it will adversely affect the value of your Securities. The Daily Investor Fee will be calculated and applied based on the applicable Daily Index Performance and will therefore depend on daily fluctuations of the applicable underlying Index level. Each series of Securities is linked to the level of the applicable underlying Index, which, in turn, provides exposure to VSTOXX futures contracts. All hypothetical purchases and sales of first and second month VSTOXX futures contracts will occur at the bid or offer prices and will incur a cost as a result of the bid-offer spread. In addition, the Inverse Investable Index will incur reset costs, which are costs related to paying the bid-offer spreads required to maintain a 1x short position, based on the change in settlement price for each of the first and second month VSTOXX futures contracts since the prior Index Business Day and on the number of each VSTOXX Futures Contract that must be bought or sold to maintain the 1x short position, and will therefore depend on a number of market factors, all of which are beyond UBS’s control. Each Index is volatile and subject to a variety of market forces, some of which are described below. The Index Closing Level on any Valuation Date is therefore unpredictable. You may lose all or a substantial portion of your principal if the level of the applicable underlying Index decreases or does not increase by an amount sufficient to offset the Daily Investor Fee and, if applicable, the Redemption Fee Amount and creation fee. This will be true even if the value of the applicable underlying Index as of some date or dates prior to the applicable Valuation Date would have been sufficiently high to offset the Daily Investor Fee and, if applicable, the Redemption Fee Amount and creation fee.

Risk Factors

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by sophisticated investors who understand the consequences of investing in volatility indices with a limited performance history and of seeking long or inverse investment results, futures contracts, the volatility of the securities markets, currency markets, the nature of the underlying securities market, roll costs, bid-offer spreads, the effects of a relatively illiquid market, and the path dependence of the Indices and the Securities, who do not intend to hold the Securities as a buy and hold investment, and who are willing and able to actively and frequently monitor their investment, even intraday. The Securities are intended for sophisticated investors to use as part of an overall diversified portfolio, and should not be used as a buy and hold investment.

The Securities require an understanding of futures contracts, volatility of the securities markets, the nature of the underlying securities market, currency markets, index construction and calculation and path dependence of investment results and are intended for sophisticated investors to use as part of an overall diversified portfolio, and should not be used as a buy and hold investment. The Securities are risky and may not be suitable for investors who plan to hold them for longer periods of time. Each series of Securities is designed to achieve its stated investment objectives (described under “The Indices —Index Construction” beginning on page S-58) over the short-term but will likely deviate from its stated investment objectives over periods longer than one day. Therefore, it is possible that you will suffer significant losses even if the level of the applicable underlying Index, or the VSTOXX, increases over the long term. In addition, because investors in VSTOXX futures contracts must roll their VSTOXX futures positions from one month to the next, futures positions, unlike positions in securities, cannot be held indefinitely and require frequent transactions in order to maintain the position in VSTOXX futures. Assuming a constant futures curve, the need to maintain a constant exposure to VSTOXX futures creates the potential for positive or negative returns based on the shape of the VSTOXX futures curve (i.e. whether the market for VSTOXX futures is in contango or in backwardation). These changes are separate from outright movements in VSTOXX futures. As a result, the return on a position in VSTOXX futures may vary significantly from the percentage changes of the VSTOXX itself. Typically, though not in all market conditions, this implied “roll cost” significantly decreases the return for investors who are long VSTOXX futures. As a result of this implied “roll cost” and other factors that may cause the value of your Securities to decrease, the negative effect of the Daily Investor Fee, the bid-ask spreads and, in the case of the Inverse Securities, the reset costs, there is a significant possibility that the amount payable on the Securities at maturity or upon call, early redemption or acceleration will be less than the amount of your initial investment in the Securities, and that you will lose part or all of your initial investment if you hold the Securities for a long period of time. We do not expect that any investor will hold the Securities from inception to maturity. The Securities should be purchased only by sophisticated investors who understand the consequences of investing in volatility indices with a limited performance history and of seeking long or inverse investment results, the volatility of the securities markets, currency markets, futures contracts, the nature of the underlying securities market, implied roll costs, bid-offer spreads, the effects of a relatively illiquid market, and the path dependence of the Indices and the Securities, and who will actively and frequently monitor their investment in the Securities, even intraday.

The replacement of futures contracts included in the Indices may result in a reduced amount payable at maturity or upon early redemption, call or acceleration of the Securities.

The Indices are composed of VSTOXX futures contracts. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, futures contracts specify a certain date for delivery of the underlying asset or for settlement in cash based on the level of the underlying asset. As the futures contracts that comprise the Index approach expiration, they are replaced by similar contracts that have a

Risk Factors

later expiration. Thus, for example, a futures contract purchased and held in August may specify a September expiration. As time passes, the contract expiring in September may be replaced by a contract expiring in October. The process of closing out (or deemed closing out) of positions to reflect the change in expirations is referred to as “rolling.” Assuming a constant futures curve, the need to liquidate positions in expiring futures and establish positions in the next expiration month (“rolling”) creates the potential for positive or negative returns that are separate from outright movements in futures contracts. As a result, the return on a position in VSTOXX futures may vary significantly from the percentage changes of the VSTOXX itself.

If the market for these contracts is in “contango,” which means that the prices are higher in the distant delivery months than in the nearer delivery months, and the futures curve remains constant, the value of the Long Investible Index has the potential to be reduced by a negative implied “roll cost” caused by the decline of the value of the contracts as they approach their applicable delivery dates and by the replacement of expiring contracts in nearer delivery months with higher-priced contracts in distant delivery months. Conversely, under these conditions, the value of the Inverse Investible Index has the potential to be bolstered by a positive implied “roll yield” caused by the increase in the value of the contracts as they approach their applicable delivery dates and by the replacement of short positions in expiring contracts in nearer delivery months with short positions in lower-priced contracts in distant delivery months.

If the market for these contracts is in “backwardation,” which means that the prices are lower in the distant delivery months than in the nearer delivery months, and the futures curve remains constant, the value of the Long Investible Index has the potential to be bolstered by a positive implied roll yield caused by the increase the value of the contracts as they approach their applicable delivery dates and by the replacement of expiring contracts in nearer delivery months with lower-priced contracts in distant delivery months. Conversely, under these conditions, the value of the Inverse Investible Index has the potential to be reduced by a negative implied roll cost caused by the decrease in the value of the contracts as they approach their applicable delivery dates and by the replacement of short positions in expiring contracts in nearer delivery months with short positions in higher-priced contracts in distant delivery months.

The VSTOXX futures contracts included in the Indices have not historically exhibited consistent periods of backwardation, and backwardation will most likely not exist at many, if not most, times. Moreover, the VSTOXX futures contracts included in the Indices have historically traded in contango markets. VSTOXX futures contracts have, on average, exhibited very high contango in the past, resulting in a significant implied cost to “roll” the futures for the Long Investable Index.

The existence of contango in the future markets will likely result in roll costs which could adversely affect the value of the Long Securities but will also likely result in implied roll yields which could increase the value of the Inverse Securities. Conversely, the existence of backwardation in the future markets could result in roll yields which could favorably affect the value of the Long Securities but could also result in implied roll costs which could decrease the value of the Inverse Securities.

In addition to these implied roll costs or roll yields, the constant rolling of futures contracts requires a constant hypothetical buying and selling of futures contracts. All sales and purchases of these futures contracts occur at the bid or offer prices, between which there is a spread. Consequently, each hypothetical sale or purchase of a futures contract will incur a cost related to paying the bid-offer spread.

Risk Factors

The Securities are subject to long holding period risk.

The Securities are only suitable for a very short investment horizon. The relationship between the level of the applicable underlying Index and the Current Indicative Value and intraday indicative value of the applicable series of Securities will begin to break down as the length of an investor’s holding period increases. The Securities are not long-term substitutes for long or short positions in the futures contracts included in the Index. Further, over a longer holding period, the applicable Index is more likely to experience a dramatic price movement that may result in the intraday indicative value of the Inverse Securities becoming equal to or less than 25.0% of the prior day’s Current Indicative Value. Upon such an event, the Inverse Securities will be accelerated and you will likely lose all or a substantial portion of your investment. If you hold the Securities as a long-term investment, you may lose all or a substantial portion of your investment.

Credit of UBS.

The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any other party. Any payment to be made on the Securities, including any payment at maturity or upon call, acceleration or early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call, acceleration or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.

Changes in our credit ratings may affect the market value of the Securities.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the Securities, either positively or negatively. However, because the return on the Securities is dependent upon certain factors in addition to our ability to pay our obligations on the Securities, an improvement in our credit ratings will not reduce the other investment risks related to the Securities. Therefore, a deterioration in our credit ratings may have a negative effect on the market value of the Securities but an improvement in our credit ratings may or may not result in an increase in the market value of the Securities.

Differences between the Securities and bank deposits.

An investment in the Securities may give rise to higher yields than a bank deposit placed with UBS or with any other investment firm in the UBS Group (a “UBS Bank Deposit”). However, an investment in the Securities carries risks which are very different from the risk profile of a UBS Bank Deposit. The Securities are expected to have greater liquidity than a UBS Bank Deposit since UBS Bank Deposits are generally not transferable. However, the Securities may have no established trading market when issued, and one may never develop. Investments in the Securities do not benefit from any protection provided pursuant to Directive 2014/49/EU of the European Parliament and of the Council of the European Union on deposit guarantee schemes or any national implementing measures implementing this Directive in any jurisdiction. Therefore, if we become insolvent or default on our obligations, investors investing in such Securities in a worst case scenario could lose their entire investment. Further, if UBS experiences financial difficulties, the Swiss Financial Market Supervisory Authority has the power to open resolution or liquidation proceedings or impose protective measures in relation to UBS Group AG, UBS AG or UBS Switzerland AG, and holders of the Securities may be subject to write-down or conversion into equity on any application of the general bail-in tool and non-viability loss absorption, which may result in such holders losing some or all of their investment.

Risk Factors

The Securities are highly sensitive to large changes in the market price of the underlying futures contracts and may be automatically accelerated and mandatorily redeemed, resulting in a loss of all or a substantial portion of your investment.

Because the Securities are linked to the daily performance of the applicable underlying Index and include either inverse or leveraged exposure, changes in the market price of the underlying futures will have a greater likelihood of causing such Securities to be worth zero than if such Securities were not linked to the inverse or leveraged return of the applicable underlying Index. As described in more detail under “Specific Terms of the Securities — Acceleration Upon Occurrence of Stop Loss Termination Event” beginning on page S-78, in the event the intraday indicative value of the Inverse Securities is equal to or less than 25.0% of its Closing Indicative Value at the end of the prior Exchange Business Day, all issued and outstanding Securities of the Inverse Securities will be automatically accelerated and mandatorily redeemed and holders will receive only the Stop Loss Redemption Value; provided that if the Stop Loss Redemption Value so calculated is less than or equal to zero, the payment upon acceleration will be zero. Holders of Inverse Securities that are accelerated will not benefit from any subsequent increase in the indicative value of the Inverse Investable Index, even if such increase occurs prior to the Stop Loss Redemption Date and even if such increase causes the indicative value of the Inverse Securities to exceed the intraday indicative value that triggered the Stop Loss Termination Event. The Stop Loss Redemption Value may be significantly less than the amount of your investment in the Inverse Securities and may be zero.

In addition, because the intraday indicative value of the Inverse Securities must decrease by 75% or more from the prior Exchange Business Day’s Closing Indicative Value on a single Trading Day in order to trigger a Stop Loss Redemption Event, it is highly likely that any such Stop Loss Termination Event will occur during a period of extreme market conditions, including disruptions to trading markets. For example, during any such period the liquidity of VSTOXX futures may be adversely affected, which may hinder or delay the determination of the applicable Stop Loss Redemption Value. Market conditions on any Stop Loss Termination Date are beyond our control and are impossible to predict, and may adversely affect the value of your Securities in unforeseen ways.

We may issue and sell additional Securities of any series at any time but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities of any series at any time. Any of these actions could materially and adversely affect the trading price and liquidity of the Securities of such series in the secondary market.

In our sole discretion, we may decide to issue and sell additional Securities of a series from time to time at a price that is higher or lower than the Stated Principal Amount. The price of the Securities of a series in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the series of Securities will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities of a series held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities of such series. However, we are under no obligation to issue or sell additional Securities of a series at any time, and if we do sell additional Securities of a series, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities of such series at any time. Any of these actions could materially and adversely affect the trading price and liquidity of such series of Securities in the secondary market. Furthermore, unless we indicate otherwise, if we suspend selling additional Securities of a series, we reserve the right to resume selling additional Securities of such series at any time, which might result in the reduction or elimination of any premium in the trading price.

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We reserve the right from time to time to reduce or waive the minimum redemption amount, waive the Redemption Fee Amount and/or accelerate the Redemption Valuation Date to the date on which the notice of redemption is received by us rather than the following Trading Day, in each case in our sole discretion and on a case-by-case basis. However, there can be no assurance that we will choose to do so, that we will do so for any particular holder, or that any holder will benefit from our exercise of such rights. You should not assume that you will be entitled to the benefit of any such waiver or acceleration.

As described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” on pages S-76 and S-77, respectively, the right of holders of the Securities to elect to require us to redeem their Securities of a series is subject to a minimum redemption amount of at least 50,000 Securities of such series. In addition, the amount that holders of the Securities will receive upon early redemption will be reduced by the Redemption Fee Amount. However, we reserve the right from time to time to reduce or waive the minimum redemption amount and/or the Redemption Fee Amount in our sole discretion on a case-by-case basis. However, there can be no assurance that we will choose waive any redemption requirements or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to the benefit of any such waiver.

Furthermore, as described in “Specific Terms of the Securities — Redemption Procedures,” the Redemption Valuation Date with respect to any particular exercise of the redemption right will generally be the first Trading Day following the date that we receive the applicable redemption notice and redemption confirmation. However, we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Trading Day. There can be no assurance that we will choose to accelerate the Redemption Valuation Date for any holder of the Securities or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to the benefit of any such acceleration.

We will be under no obligation to exercise the rights described above, or to make any announcement regarding any decision by us to exercise such rights. As a result, when considering making an investment in the Securities, you should assume that we will not choose to exercise any of the rights described above, or that if we do exercise such rights, we will choose not to do so with respect to any redemption requests that you submit. Instead, you should assume that, with respect to the early redemption of your Securities, all requirements and procedures that are described in this prospectus supplement, including the Redemption Fee Amount and the minimum 50,000 Securities redemption amount, will apply at all times.

The bid-offer spread costs incurred by each of the Indices may vary significantly over time, even from day to day, will be impacted by market factors beyond the control of the Index Sponsor or UBS and cannot be predicted in advance.

All hypothetical purchases and sales of first and second month VSTOXX futures contracts will occur at the bid or offer prices and will incur a cost as a result of the bid-offer spread. Since first and second month VSTOXX futures contracts are relatively illiquid compared to other types of futures contracts, the bid-offer spread is likely to be highly volatile in comparison to other futures contracts. The bid-offer spread may be very large, which will cause you to lose some or all of your investment in the Securities.

Risk Factors

The prices of the VSTOXX futures contracts will depend on unpredictable market factors that are beyond UBS’s control and may vary significantly from day to day, potentially resulting in high bid-offer spread costs which will reduce the value of the applicable underlying Index and, therefore, the value of the Securities. The bid-offer spread will erode the value of your Securities.

Moreover, as the Inverse Investable Index may require additional purchases or sales in order to “reset” its leverage on a daily basis, and because such purchases or sales will occur at the bid-offer spreads, the Inverse Investable Index will be particularly affected by the bid-offer spread costs. This additional exposure to bid-offer spread costs is referred to as a “reset cost.”

Therefore, investors should be extremely cautious when considering an investment in the Securities and, if they invest, they should frequently monitor their investment and the very likely negative effect of the bid-offer spreads on the return of the Indices and, therefore, on the applicable series of Securities.

The reset costs incurred by the Inverse Investable Index may vary significantly over time, even from day to day, will be impacted by market factors beyond the control of the Index Sponsor or UBS and cannot be predicted in advance.

The Inverse Investable Index may require additional purchases or sales in order to “reset” its leverage on a daily basis, and because such purchases or sales will occur at the bid-offer spreads, the Inverse Investable Index will be particularly affected by the bid-offer spread costs. This additional exposure to bid-offer spread costs is referred to as a “reset cost.” The amount of the daily reset cost incurred by the Inverse Investable Index is dependent on the changes in the settlement prices of the first and second month VSTOXX futures since the prior Index Business Day and on the number of first and second month VSTOXX futures that must be bought or sold in order to maintain a short position in VSTOXX futures. The prices of the VSTOXX futures contracts will depend on unpredictable market factors that are beyond UBS’s control and may vary significantly from day to day, potentially resulting in high reset costs which will reduce the value of the applicable underlying Index and, therefore, the value of the Securities. The bid-offer spread will erode the value of your Securities and will affect the costs of resetting the Inverse Investable Index, each of which will have an adverse effect on the applicable series of Securities. Any roll costs and reset costs may be much higher than would be expected based upon the historical and simulated historical performance of the Indices. Therefore, investors should be extremely cautious when considering an investment in the Securities and, if they invest, they should frequently monitor their investment and the very likely negative effect of the reset costs on the return of the Inverse Investable Index and, therefore, on the applicable series of Securities.

Each series of Securities may trade at a substantial premium to or discount from its intraday indicative value which could, in certain circumstances, result in a loss of some or all of your investment such series of Securities.

The market value of each series of Securities is influenced by many unpredictable factors, some of which may cause the price at which such series can be sold in the secondary market to vary substantially from the intraday indicative value that is calculated and disseminated throughout trading hours. For example, if UBS were to slow or suspend sales of one or more series of Securities for any reason, the liquidity of the market for such series of Securities could be affected, potentially leading to insufficient supply, causing the market price of such series of Securities to increase. Such an increase could represent a premium over the intraday indicative value of such series of Securities. If, following a suspension of sales, we were to resume sales of such series of Securities, it could result in the reduction or elimination of any premium in the market price over the intraday indicative value.

Risk Factors

Additionally, the Securities are linked to euro denominated VSTOXX futures contracts which trade on European markets. For a period of time each Trading Day, the Securities will trade during hours when the VSTOXX futures contracts are not trading, and during such period of time, the intraday indicative value of each series of Securities is likely to differ from the value of the Securities that would be determined if the futures contracts that comprise the underlying Indices were trading and updated Index values were available and used in the calculation.

You should, before trading in the secondary market, compare the intraday indicative value of such series of Securities with the then-prevailing trading price of such series and be aware that paying a premium purchase price over the intraday indicative value of such series of Securities could lead to significant losses in the event you sell your Securities at a time when such premium is no longer present in the market or such series of Securities is called, accelerated or matures.

The VSTOXX futures contracts underlying the Index and, thereby, the Securities, are relatively illiquid. The illiquidity of VSTOXX futures contracts may increase the risk that the prices of VSTOXX futures, and therefore the level of the applicable underlying Index and the value of the Securities, may be highly volatile. The reduced liquidity of VSTOXX futures contracts will magnify any hedging activity by us or our affiliates and may impact our ability to effectively hedge.

Conversely, suspension of additional issuances of a series of Securities can also result in a significant reduction in the number of outstanding Securities of such series if investors subsequently exercise their early redemption right. If the total number of outstanding Securities of a series has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities of such series to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right could result in the Securities of such series trading in the secondary market at discounted prices below the intraday indicative value. Having to sell your Securities at a discounted market price below the intraday indicative value of the Securities could lead to significant losses.

The reduced liquidity profile of VSTOXX futures greatly increases the risks of the market price of the Securities trading above the intraday indicative value and increases the risk of an investor paying a premium to purchase the Securities over the intraday indicative value of such series of Securities. In addition, the illiquidity of VSTOXX futures contracts may magnify the risks of any suspension of additional issuances of a series of Securities. Prior to making an investment in any series of Securities, you should take into account whether or not the market price is tracking its intraday indicative value of such series of Securities. However, even if the market value of a series of Securities is tracking the intraday indicative value of that series of Securities at the time you make your investment, there is no guarantee that it will continue to do so in the future.

If the Closing Indicative Value of any series of Securities increases above its Stated Principal Amount, at any time, any subsequent adverse daily performance of the applicable underlying Index will result in a larger decrease in the level of such Closing Indicative Value than if the current Closing Indicative Value of such series had remained constant at its Stated Principal Amount.

If the current Closing Indicative Value of any series of Securities increases above its Stated Principal Amount, the amount of decrease of such Closing Indicative Value resulting from an adverse daily performance of the applicable underlying Index will increase accordingly. This is because the applicable Daily Index Performance will be applied to a Closing Indicative Value larger than its Stated Principal Amount. As such, the amount of decrease from any adverse daily performance of the applicable

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underlying Index will be more than if such Closing Indicative Value were maintained constant at its Stated Principal Amount. This means that if the Closing Indicative Value of such series of Securities increases above its Stated Principal Amount, it will take smaller adverse daily performances to decrease such Closing Indicative Value (and subsequently the value of your investment) back to its initial value than would have been the case if such Closing Indicative Value were maintained at its Stated Principal Amount.

If the Closing Indicative Value for any series of Securities decreases below its Stated Principal Amount, at any time, any subsequent beneficial daily performance of the applicable underlying Index will result in a smaller increase in the level of such Closing Indicative Value than if the current respective Closing Indicative Value of such series had remained constant at its Stated Principal Amount.

If the current Closing Indicative Value for any series of Securities decreases below its Stated Principal Amount, the amount of increase of such Closing Indicative Value resulting from a beneficial daily performance of the applicable underlying Index will decrease correspondingly. This is because the applicable Daily Index Performance will be applied to a smaller Closing Indicative Value than its Stated Principal Amount. As such, the amount of increase from any beneficial daily performance of the applicable underlying Index will be less than if such Closing Indicative Value were maintained constant at its Stated Principal Amount. This means that if the Closing Indicative Value of such series of Securities decreases below its Stated Principal Amount, it will take larger beneficial daily performances to restore such Closing Indicative Value (and subsequently the value of your investment) back to its initial value than would have been the case if such Closing Indicative Value were maintained at its Stated Principal Amount.

The Securities are not linked to the VSTOXX.

Each series of Securities is linked to the daily performance of one of the applicable underlying Indices, which in turn is linked to prices of futures contracts on the VSTOXX. Each applicable underlying Index tracks either a long or short exposure to VSTOXX futures. The performance of these futures contracts will not necessarily track the performance of the VSTOXX and none of the Indices is designed to track the performance of the VSTOXX. Your Securities may not benefit from increases (or in the case of the Inverse Investable Index, decreases) in the level of the VSTOXX because such increases (or in the case of the Inverse Investable Index, decreases) will not necessarily cause the level of the relevant futures contracts on the VSTOXX to increase (or in the case of the Inverse Investable Index, decrease). Additionally, the rolling of the futures contracts that are used to construct the applicable underlying Index may decrease your returns. A hypothetical investment that was linked directly to the performance of the VSTOXX could generate a higher return than your series of Securities.

The mismatch between the Index Business Day and Exchange Business Day could result in the value of the Securities not accurately reflecting the current value of the Index.

VSTOXX futures are based on the EURO STOXX 50® Index, which trades on the Eurex Exchange. The Eurex Exchange may have a different trading calendar and thus may trade on different days than your series of Securities. On any day BATS (or another primary exchange for trading in the applicable series of Securities) is open for trading in the applicable series of Securities (each such day a “Exchange Business Day”), the Closing Indicative Value shall be calculated as (Closing Indicative Value on the previous calendar day × Daily Index Performance for the applicable underlying Index) — Daily Investor Fee for such series of Securities for such calendar day. For each Index, the Daily Index Performance on any Exchange Business Day will equal (i)(a) the Index Closing Level of the applicable underlying Index on such Exchange Business Day, divided by (b) the Index Closing Level for the applicable underlying Index

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on the immediately preceding Exchange Business Day, plus (ii) the Daily Accrual. The Daily Index Performance will equal one on any calendar day that is not an Exchange Business Day but which is an Index Business Day. The Daily Index Performance will equal one on any calendar day that is neither an Index Business Day nor an Exchange Business Day.

For each Index, if the applicable underlying Index does not publish an Index Closing Level on any Exchange Business Day, the Index Closing Level of such applicable underlying Index with respect to such Exchange Business Day will be the most recently published Index Closing Level for such Index, subject to adjustment in the case of a Market Disruption Event. If any day is an Index Business Day, but is not an Exchange Business Day, the value of your series of Securities may change during such Index Business Day even though you will be unable to buy or sell your Securities. Accordingly, if the applicable underlying Index decreases in value, you may lose some or all of your investment in the applicable series of Securities on such Index Business Day.

Although each Index trades on Eurex, the Securities will trade only during regular trading hours on BATS.

VSTOXX futures contracts trade Monday to Friday, from 8:50 a.m. to 10:00 p.m. CET, and options on VSTOXX futures trade Monday to Friday, from 8:50 a.m. to 5:30 p.m. CET. The Indices trade Monday to Friday from 8:50 a.m. to 5:30 p.m. CET. By contrast, the Securities will trade on BATS only during the hours that BATS is open (typically from 9:30 a.m. to 4:00 p.m. New York City time, Monday to Friday), and the Securities will not trade on BATS holidays.

Significant movements in the price of VSTOXX futures contracts, and therefore the level of the Indices, may take place at times when BATS is closed, and you will not have the opportunity to trade the Securities until BATS is open. For example, an announcement or development that has a significant impact on European equities may take place when BATS is closed but the European markets on which the Indices trade or VSTOXX futures contracts trade are open. By the time BATS opens, a significant change in the price of VSTOXX futures contracts may already have taken place, and the price of the Securities may be significantly lower or higher than it may otherwise have been had you been able to trade the Securities sooner. If there is a dramatic overnight movement in the performance of the Inverse Investable Index, the intraday indicative value of the Inverse Securities may be zero when the Inverse Securities begin to trade on BATS, in which case the Inverse Securities would be automatically accelerated and we would not pay holders anything in respect of their Inverse Securities upon such acceleration.

In addition, as discussed above, the Securities will also trade during periods that the VSTOXX futures contracts are not trading. During such periods, the intraday indicative value of each series of the Securities will not change because the European markets will be closed and the underlying Index values will not be updated until the following trading day. Throughout such periods, the intraday indicative value of each series of the Securities will continue to be disseminated based on the most recently published closing level of the Indices, but because the European markets will be closed, the Indices and the intraday indicative value of each series of the Securities will not change. Accordingly, under such circumstances, the intraday indicative value of each applicable series of Securities may not reflect the true value of the Securities of such series.

For these reasons, the intraday indicative value of each series of Securities is likely to differ from the value of the Securities that would be determined if the futures contracts that comprise the underlying Indices were trading and updated Index values were available and used in the calculation. As a result, we expect there to be uncertainty about the intrinsic value of the Securities during these time periods, and

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the trading price of the Securities is likely to diverge from the intraday indicative value during these time periods. Investors should exercise caution in connection with any trading in these time periods, particularly if there is a significant move in futures prices during these time periods.

The value of the Securities at any time may not accurately reflect the current U.S. dollar/euro exchange rate and, when such rate is accurately reflected, the value of the Securities could be significantly higher or lower, as the case may be.

The interbank market for the U.S. dollar and the euro is a global, around-the-clock market. Each series of the Securities has been approved for listing, subject to official notice of issuance, on BATS, and the Securities will trade only during the hours that BATS is open. To the extent that BATS is closed while the markets for the U.S. dollar and the euro remain open, significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the Securities.

The Securities are not linked to options used to calculate the VSTOXX, the actual volatility of the EURO STOXX 50® Index or the equity securities included in the EURO STOXX 50® Index, nor will the return on your Securities be a participation in the actual volatility of the EURO STOXX 50® Index.

The VSTOXX measures the 30-day implied volatility of the EURO STOXX 50® Index as calculated based on the prices of certain put and call options on the EURO STOXX 50® Index. The actual volatility of the EURO STOXX 50® Index may differ significantly from the level predicted by the VSTOXX or derived from the prices of the options used in the calculation of the VSTOXX. The Closing Indicative Value and the intraday indicative value of each series of Securities are based on the value of the applicable underlying Index, which is based on the relevant futures on the VSTOXX. Your Securities are not linked to the realized volatility of the EURO STOXX 50® Index and will not reflect the return you would realize if you owned, or held a short position in, the equity securities underlying the EURO STOXX 50® Index or if you traded the options on the EURO STOXX 50® Index used to calculate the level of the VSTOXX.

The VSTOXX is subject to risks associated with foreign equity securities.

Each series of Securities is linked to an investable Index which measures the implied volatility changes in the value of foreign equity securities. Investments in securities linked to changes in value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of governmental intervention in those markets and cross-shareholdings in companies in certain countries. The risk of volatility in these markets is increased as there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The VSTOXX futures contracts underlying the Indices may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times leading to greater volatility in the EURO STOXX 50 Securities underlying the VSTOXX and thus, the Indices. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions which, since the Indices are linked to euro denominated futures contracts, may adversely affect the value of your Securities.

Risk Factors

The performance of the VSTOXX futures will be affected by changes in the exchange rate between the euro and the U.S. dollar.

Each series of Securities is linked to the daily performance of one of the applicable underlying Indices, which in turn is linked to prices of futures contracts on the VSTOXX, which are traded in euro. The value of the euro may be subject to a high degree of fluctuation relative to the U.S. dollar. On a daily basis, the level of the applicable underlying Index will be translated from euro to dollar at the prevailing spot exchange rate. Accordingly if the euro depreciates relative to the U.S. dollar on a daily basis, your return on the Securities will underperform an alternative investment that offers exposure to the changes in the level of the VSTOXX without taking into account the exchange rate. Further, any currency fluctuations could affect the performance of the VSTOXX.

The Daily Accrual represents the rate of interest that could be earned or is payable on a notional capital reinvestment at the generic three-month USD adjusted German Bund Bill rate as reported on Bloomberg under the ticker: SOL3MBRU (or any successor ticker on Bloomberg or any successor service). The Daily Accrual is based upon a USD adjusted German bond rate, which is denominated in euros before being adjusted and therefore will be subject to similar value fluctuation and depreciation risks.

As of the date of this Prospectus Supplement, the German Bund Bill rate is negative and therefore the Daily Accrual equals a negative amount. At any time the Daily Accrual equals a negative amount, the Daily Index Performance will be adversely affected by the Daily Accrual and the Daily Accrual will therefore adversely affect the value of your Securities.

The VSTOXX is a theoretical calculation and is not a tradable index.

The VSTOXX is a theoretical calculation and cannot be traded on a spot price basis. The settlement price at maturity of the VSTOXX futures contracts is based on this theoretically derived calculation. As a result, the behavior of the futures contracts may be different from, and more volatile and unpredictable than, the behavior of futures contracts whose settlement prices are based on a tradable asset, which could cause the value of the Securities to be more volatile than the value of securities linked to futures contracts whose settlement prices are based on a tradable asset.

The Securities are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series B” and do not benefit from a co-obligation of UBS Switzerland AG.

Unlike UBS AG’s exchange-traded notes issued prior to June 12, 2015, which are part of a series of debt securities entitled “Medium-Term Notes, Series A” having UBS Switzerland AG as a co-obligor of such debt securities, the Securities are part of a separate series of debt securities entitled “Medium-Term Notes, Series B,” and were issued after June 12, 2015. As a result, UBS Switzerland AG is not a co-obligor of the Securities and has no liability with respect to the Securities. If UBS AG fails to perform and observe every covenant of the indenture to be performed or observed by UBS AG with respect to the Securities, holders of the Securities will have recourse only against UBS AG, and not against UBS Switzerland AG.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities of an applicable series at one time in order to exercise your right to redeem your Securities on any Redemption Date, unless we elect to reduce or waive the minimum redemption amount in our sole discretion, on a case-by-case basis, or your broker or other financial intermediary bundles your Securities for redemption with those of other holders of the applicable series to reach this minimum requirement. You should not assume you will be entitled to the benefit of any such reduction or waiver. You may only redeem your Securities on a Redemption Date if

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Janus Distributors receives a notice of redemption from your broker by no later than 4:00 p.m. (New York City time) and a confirmation of redemption by no later than 4:00 p.m. (New York City time) on the Trading Day prior to the applicable Valuation Date. If Janus Distributors does not receive your notice of redemption by 4:00 p.m. (New York City time), or the confirmation of redemption by 4:00 p.m. (New York City time) on the Trading Day prior to the applicable Valuation Date, your notice will not be effective and we will not redeem your Securities on the applicable Redemption Date. Your notice of redemption will not be effective until Janus Distributors confirms receipt. In addition, Janus Distributors may request a medallion signature guarantee or such assurances of delivery as Janus Distributors may deem necessary in its sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-76. We also reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by Janus Distributors rather than the following Trading Day. You should not assume you will be entitled to the benefit of any such acceleration.

You will not know the Redemption Amount at the time you elect to request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities. Your notice to Janus Distributors to redeem your Securities is irrevocable and must be received by Janus Distributors no later than 4:00 p.m. (New York City time) on the Trading Day immediately preceding the Redemption Valuation Date and a completed and signed confirmation of such redemption must be received by Janus Distributors no later than 4:00 p.m. (New York City time) on the same date. The Redemption Valuation Date is the third Trading Day prior to the related Redemption Date and also the first Trading Day following the date on which such notice and confirmation are received by Janus Distributors, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by Janus Distributors rather than the following Trading Day. You will not know the Redemption Amount until after the Redemption Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Trading Day following the corresponding Redemption Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your right to have us redeem your Securities, and prior to the relevant Redemption Date.

The liquidity of the market for the Securities may vary materially over time, and you may be unable to redeem the Securities if you do not hold at least 50,000 Securities of a series.

As stated on the cover of this prospectus supplement, we sold a portion of the Securities on the Initial Trade Date, and the remainder of the Securities may be offered and sold from time to time, through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals. Also, the number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions. We may suspend or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over their term. While you may elect to redeem your Securities of any series prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this prospectus supplement, including the condition that you must redeem at least 50,000 Securities of the applicable series at one time in order to exercise your right to redeem your Securities on any Redemption Date.

Risk Factors

The VSTOXX futures contracts underlying the VSTOXX are less liquid than other exchange-traded futures contracts, which could cause increased volatility and impact our ability to hedge.

First and second month VSTOXX futures contracts trade on an exchange, but are relatively illiquid compared to other types of futures contracts. The illiquidity of VSTOXX futures may increase the risk that the prices of VSTOXX futures, and therefore the level of the applicable underlying Index and the value of the Securities, may be highly volatile. In addition, the prices of VSTOXX futures, and therefore the level of the applicable underlying Index and the value of the Securities, will be subject to a variety of market forces, none of which may be predictable in advance, which may further increase the risk of volatility.

The reduced liquidity of VSTOXX futures contracts will magnify any hedging activity by us or our affiliates and may impact our ability to effectively hedge. Although the rolling of first and second month futures contracts typically occurs at the close of business, we or our affiliates may hedge our position, in whole or in part, during trading hours as well as during the trading day preceding the close of business. This hedging activity may adversely affect the price of the applicable underlying Index and, thereby, the price of your Securities. The effect of any hedging activity by us or our affiliates will be magnified by the reduced liquidity profile of the VSTOXX futures contracts. Due to the reduced liquidity of VSTOXX futures contracts, this hedging by us may cause you to lose some or all of your investment in the applicable series of Securities.

You will not receive interest payments on the Securities or have rights in respect of any of the VSTOXX futures contracts underlying the Indices.

You will not receive any periodic interest payments on the Securities. However, because it is possible that the Securities may be classified as contingent payment debt instruments rather than a pre-paid forward contract, you may be required to accrue interest income over the term of your Securities. See “Material U.S. Federal Income Tax Consequences — Alternative Treatments.”

As an owner of the Securities, you will not have rights that investors in the futures contracts underlying the Indices (the “Index Contracts”) may have. Your Securities will be paid in cash, and you will have no right to receive any dividends or distributions relating to such contracts. The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the applicable Valuation Date. Therefore, you may sustain a significant loss if you sell your Securities in the secondary market. We expect that generally the value of the Index Contracts and the applicable underlying Index will affect the market value of the Securities more than any other factor, although several other factors, many of which are beyond our control, will also influence the market value of the Securities. Factors that may influence the market value of the Securities include:

➢

Prevailing market prices and forward volatility index levels of the European stock markets and prevailing market prices of options on the EURO STOXX 50® Index, the VSTOXX, and relevant futures contracts on the VSTOXX;

➢	supply and demand for the Securities, including inventory positions with UBS Securities LLC or any market maker or additional issues of the Securities and any suspensions or limits on such activity;

➢	the time remaining to the maturity of the Securities;

➢	interest rates;

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➢	foreign exchange rates;

➢

economic, financial, political, regulatory, geographical, judicial or force majeure events (including domestic or global health concerns, such as the outbreak of contagious or pandemic diseases such as the recent coronavirus) that affect the level of the applicable underlying Index, the market price of the European and global stock markets or the Index Contracts, or that affect markets generally;

➢	the size of the bid and offer spreads for first and second month VSTOXX futures contracts;

➢	the daily change in the settlement prices of first and second month VSTOXX futures contracts;

➢	the actual and perceived creditworthiness of UBS; or

➢	supply and demand as well as hedging activities in the equity-linked structured product markets.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor in an unpredictable manner, which could negatively affect the market value of the Securities.

The United Kingdom’s withdrawal from the European Union may affect the value of the applicable series of Securities.

Pursuant to the European Referendum Act 2015, a referendum on the United Kingdom’s membership of the European Union (the “UK’s EU Referendum”) was held on June 23, 2016 with the majority voting to leave the European Union (the “EU”). Following the British government’s decision to invoke Article 50 on March 29, 2017 (and consequent changes to the exit date), the UK left the European Union on January 31, 2020. Upon its departure, pursuant to an agreement reached between the United Kingdom and the European Union, a transition period came into effect until at least December 31, 2020, during which period, EU law will continue to be applicable to and in the United Kingdom. The transition period can be extended, but the UK Government have currently indicated that they will not request an extension. During the transitional period the UK and the EU are to negotiate the terms of their future trading relationship and cooperation. However, there is no certainty that such an agreement will be reached. The political, economic, legal and social consequences of the UK’s withdrawal from the EU, and the ultimate outcome of the negotiations between the UK and the European Union in relation to their future trading relationship, if any, are currently uncertain and may remain uncertain for some time to come, which creates a risk of potentially prolonged political and economic uncertainty and negative economic trends. During this period of uncertainty, there may be significant volatility and disruption in the global financial markets generally, which may result in a reduction of the availability of capital and debt.

While the medium- to long-term consequences of the decision to leave the EU remain uncertain, it is expected that there will be a short-term negative impact to the general economic conditions in the UK and business and consumer confidence in the UK, which may in turn have a negative impact elsewhere in the EU and more widely. Among other things, the UK’s decision to leave the EU could lead to instability in the foreign exchange and foreign equity markets, including volatility in the value of the pound sterling or the euro, as well as equity securities traded on foreign exchanges. Among other things, the UK’s decision to leave the EU could also lead to instability or volatility in the prices of equity securities on the EURO STOXX 50 Index, the VSTOXX, VSTOXX futures contracts or the Indices, which may adversely affect the value of your Securities.

There may not be an active trading market in the applicable Securities; sales in the secondary market may result in significant losses.

Each series of the Securities is listed on BATS. However, we are not required to maintain any listing of the Securities on BATS or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to do so and may stop at any

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time. As a result, if an active secondary market develops, we expect that investors will purchase and sell the Securities primarily in this secondary market. Even if an active secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Securities in the secondary market, you may have to do so at a discount from the issue price or the intraday indicative value of the Securities and you may suffer significant losses.

The Index Sponsor may, in its sole discretion, discontinue the public disclosure of the intraday indicative value of the Indices and the end-of-day closing value of the Indices, which could result in the Securities being delisted from BATS.

Each series of Securities is listed on BATS. The Long Securities are listed under the symbol “EVIX”. The Inverse Securities are listed under the symbol “EXIV”. The indicative value of the Long Investable Index is published under the symbol “VST1MSL” and the indicative value of the Inverse Investable Index is published under the symbol “VST1MISL”. The Index Sponsor is not under any obligation to continue to calculate the intraday indicative value of any Index and end-of-day official closing value of any Index or required to calculate similar values for any successor indices. If the Index Sponsor discontinues such public disclosure, we may not be able to provide the intraday indicative values related to the applicable Index required to maintain any listing of the Securities on BATS. If the Securities become delisted, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on BATS or any other exchange.

The Index Sponsor may adjust each Index in a way that affects the applicable Index Closing Level, and the Index Sponsor has no obligation to consider your interests as a holder of the Securities.

The Index Sponsor is responsible for calculating and publishing the Indices, and can edit, add, delete or substitute the Index Contracts or make other methodological changes that could change the applicable Index Closing Level. You should realize that the changing of underlying futures contracts included in the applicable Index may affect the applicable Index, as a newly added contract may perform significantly better or worse than the existing contract. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of any Index. Any of these actions could adversely affect the value of the Securities. The Index Sponsor has no obligation to consider your interests as a holder of the Securities in calculating or revising the Indices. See “The Indices.”

Simulated historical and historical levels of the Indices should not be taken as an indication of future performance during the term of the Securities.

The performance data in this prospectus supplement is presented for information only and the actual performance of the Indices over the term of the Securities, as well as the amount payable at maturity or upon call, early redemption or acceleration, may bear little relation to the historical and simulated historical performance of the Indices, which is limited as of the date of this prospectus supplement. The performance of the futures contracts on the VSTOXX and the long or short exposure of the applicable underlying Index will determine the applicable Index Closing Level on any given Valuation Date or at other times during the term of the Securities. As a result, it is impossible to predict whether the level of each of the Indices will rise or fall.

The Indices, the VSTOXX and VSTOXX futures contracts have limited historical information.

The Long Investable Index and the Inverse Investable Index were created on March 29, 2017 and therefore each has a limited history. Furthermore, the Index Sponsor has published limited information

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about how the Indices would have performed had they been calculated in the past. In addition, futures on the VSTOXX have only traded since 2005, and not all futures of all relevant maturities have traded at all times since that date.

Because the Indices and the VSTOXX futures contracts that underlie them are of recent origin and limited or no historical performance data exists with respect to them, your investment in the Securities may involve a greater risk than investing in alternate securities linked to one or more indices with an established record of performance. A longer history of actual performance may have been helpful in providing more reliable information on which to assess the validity of the proprietary methodology that each Index makes use of as the basis for an investment decision.

We have provided hypothetical, or “backtested,” returns for the Indices dating from June 4, 2009. See “Simulated Historical Performance and Hypothetical Examples.” This data may be considered when making an investment decision concerning the Securities and evaluating the potential performance of each Index, but it is solely hypothetical and does not guarantee future performance.

Changes in the three-month USD adjusted German Bund Bill rate will affect the value of your Securities.

Because the Daily Index Performance for each series of Securities is affected on each Index Business Day by the Daily Accrual, which is based on the three-month USD adjusted German Bund Bill rate, changes in the three-month USD adjusted German Bund Bill rate will affect the amount payable on each series of Securities at maturity, or upon call, early redemption or acceleration and will therefore affect the market value of each series of Securities. An increase in the three-month USD adjusted German Bund Bill rate will result in a larger Daily Accrual on the applicable Index Business Day and will therefore increase the Daily Index Performance, and the Closing Indicative Value, of each series of the Securities from what it would have been if the three-month USD adjusted German Bund Bill rate had remained constant. A decrease in the three-month USD adjusted German Bund Bill rate will result in a smaller Daily Accrual on the applicable Index Business Day and will therefore reduce the Daily Index Performance, and the Closing Indicative Value, of each series of Securities from what it would have been if the three-month USD adjusted German Bund Bill rate had remained constant.

Additionally, as of the date of this Prospectus Supplement, the German Bund Bill rate is negative and therefore the Daily Accrual equals a negative amount. At any time the Daily Accrual equals a negative amount, the Daily Index Performance will be adversely affected by the Daily Accrual and the Daily Accrual will therefore adversely affect the value of your Securities.

The policies of the Index Sponsor and the Eurex Exchange, and changes that affect the composition and valuation of the applicable underlying Indices, the EURO STOXX 50® Index, the VSTOXX or the futures contracts underlying the Indices, could affect the amount payable on your Securities and their market value.

The policies of the STOXX as the Index Sponsor and the Eurex Exchange concerning the calculation of each Index, the EURO STOXX 50® Index, the VSTOXX, as applicable, and any additions, deletions or substitutions of equity securities, options contracts or futures contracts and the manner in which changes affecting the equity securities, options contracts or futures contracts are reflected in the EURO STOXX 50® Index or the VSTOXX, could affect the value of any Index or the VSTOXX, and, therefore, the amount payable on your Securities at maturity, or upon call, early redemption or acceleration and the market value of your Securities prior to maturity.

STOXX can add, delete or substitute the equity securities underlying the EURO STOXX 50® Index or make other methodological changes to the EURO STOXX 50® Index. STOXX can also add, delete or

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substitute the futures contracts underlying the Indices or make other methodological changes that could change the level of the Indices. The changing of equity securities included in the EURO STOXX 50® Index may affect the value of the put and call options used to calculate the level of the VSTOXX. The changing of the futures contracts underlying the Indices may affect the performance of the Indices in similar ways. Additionally, STOXX may alter, discontinue or suspend calculation or dissemination of the EURO STOXX 50® Index or the Indices. Any of these actions could adversely affect the value of your Securities. EURO STOXX 50 has no obligation to consider your interests in calculating or revising the EURO STOXX 50® Index or the Indices. See “The Indices.”

STOXX can make methodological changes to the calculation of the VSTOXX that could affect the value of futures contracts on the VSTOXX and, consequently, the value of your Securities. There can be no assurance that STOXX will not change the VSTOXX calculation methodology in a way which may affect the value of your Securities. Additionally, the STOXX or the Eurex Exchange may alter, discontinue or suspend calculation or dissemination of the VSTOXX and/or the exercise settlement value. Any of these actions could adversely affect the value of your Securities. Neither STOXX nor the Eurex Exchange has any obligation to consider your interests in calculating or revising the VSTOXX or in calculating the exercise settlement value. See “The Indices — The VSTOXX” below.

In addition, the policies of the Eurex Exchange, with respect to the futures contracts underlying the Indices, and any changes in such policies, could affect the value of such futures contracts and the Indices and, therefore, the market value of your Securities.

If events such as these occur, or if the value of the applicable underlying Index, the EURO STOXX 50® Index or the Indices is not available or cannot be calculated because of a market disruption event or for any other reason, the Security Calculation Agents may be required to make a good faith estimate in their sole discretion of the value of the applicable underlying Index. The circumstances in which the Security Calculation Agents will be required to make such a determination are described more fully under “Specific Terms of the Securities — Market Disruption Event.”

Changes in law or regulation relating to commodities futures contracts may adversely affect the market value of the Securities and the amounts payable on your Securities.

Commodity futures contracts, such as the Index Contracts, are subject to legal and regulatory regimes that are in the process of changing in countries including Switzerland, Germany and all other member states in the European Union.

In the European Union, Germany and Switzerland, commodity futures contracts are subject to regulation, including, in the EU, the European Market Infrastructure Regulation (“EMIR”); the Market Abuse Regulation (“MAR”); the Markets in Financial Instruments Directive 2 (“MiFID 2”), the Markets in Financial Instruments Regulation (“MiFIR”) and other regulations that came into effect starting January 2018.

In Germany, the European rules, as set out above, have been or are being implemented in Germany (to the extent they are not already directly applicable), and the EU and German rules apply to Eurex Deutschland and, in certain aspects, those trading on the Eurex Deutschland. Additionally, the primarily applicable statute governing trading on European futures exchanges in Germany is the German Securities Trading Act (Wertpapierhandelsgesetz). Additionally, other acts such the German Insolvency Code (Insolvenzordnung) and the German Civil Code (Bürgerliches Gesetzbuch) may be relevant to certain aspects of trading, in particular where trades may be governed by German law. In Germany, the regulators will generally be the German Federal Financial Supervisory Authority (Bundesanstalt für

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Finanzdienstleistungsaufsicht), although the exchanges also have established supervising bodies, the so called Trading Surveillance Offices (Handelsüberwachungsstellen), which in the case of Eurex Deutschland is the Exchange Supervisory Authority of the State of Hesse.

Although it is not part of the EU, Switzerland has adopted a framework that resembles the EU directives and regulations listed above. The main relevant pieces of Swiss regulation are the Federal Financial Services Act (“FinSA”); the Financial Market Infrastructure Act (“FMIA”); the Stock Exchange and Securities Trading Act (“SESTA”); the Swiss Debt Enforcement and Bankruptcy Act; and the Swiss Code of Obligations. The main Swiss regulator is the Swiss Financial Market Supervisory Authority, (“FINMA”).

If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder. The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfil the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’s assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of the UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital, second, all other claims not excluded by law from a debt-to-equity swap (other than deposits), and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in

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connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’s obligations under the Securities. Consequently, holders of Securities may lose all of some of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded.

Trading and other transactions by UBS or its affiliates in equity securities underlying the EURO STOXX 50® Index or instruments linked to the EURO STOXX 50® Index, the applicable underlying Index or the VSTOXX may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” in this prospectus supplement, we or one or more of our affiliates may hedge our obligations under the Securities by purchasing or selling equity securities underlying the EURO STOXX 50® Index or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to the EURO STOXX 50® Index (including the put and call options used to calculate the level of the VSTOXX), the applicable underlying Index and the VSTOXX (including the VSTOXX futures) , and we may adjust these hedges by, among other things, purchasing or selling any of the foregoing at any time. In particular, we may buy or sell an appropriate number of first and second month VSTOXX futures on each Index Business Day so that our position in VSTOXX futures matches the national position held by the applicable underlying Index. Although they are not expected to, any of these hedging activities may affect the market price and/or the volatility of those items and, therefore, could adversely affect the market value of the Securities. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines. The relative illiquidity of VSTOXX futures, as compared to other futures contracts, will magnify the effects of any hedging activity by us or one of our affiliates.

We or one or more of our affiliates may also engage in trading in equity securities underlying the EURO STOXX 50® Index or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to the EURO STOXX 50® Index (including the put and call options used to calculate the level of the VSTOXX), the applicable underlying Index and the VSTOXX (including the VSTOXX futures) on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers. Any of these activities could affect the market price and/or volatility of those items and, therefore, could adversely affect the market value of the Securities. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any of the foregoing. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Securities. With respect to any of the activities described above, neither UBS nor its affiliates has any obligation to take the needs of any buyer, seller or holder of the Securities into consideration at any time.

The business activities of UBS or its affiliates may create conflicts of interest.

We and our affiliates expect to play a variety of roles in connection with the issuance of the Securities.

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As noted above, we and our affiliates expect to engage in trading activities related the Indices and the Index Contracts that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests that we and our affiliates will have in our and our affiliates’ proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our and our affiliates’ customers and in accounts under our and our affiliates’ management. These trading activities, if they influence the level of the Indices, could be adverse to the interests of the holders of the Securities.

Moreover, we and our affiliates may have published and in the future may publish research reports with respect to the futures contracts underlying the Indices or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to the Indices and the commodity futures contracts underlying the Indices. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. The research should not be viewed as a recommendation or endorsement of the Securities in any way and investors must make their own independent investigation of the merits of this investment.

Any of these activities could adversely affect the level of the Indices and, therefore, the indicative value of the Securities. Furthermore, any of these activities, if occurring on any Valuation Date, could adversely affect the payment at maturity, call, acceleration or redemption of any series of the Securities.

There are potential conflicts of interest between you and the Security Calculation Agents.

Our affiliate, UBS Securities LLC, and Janus Index, will serve as the Security Calculation Agents. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity, or upon call, early redemption or acceleration. For a fuller description of the Security Calculation Agents’ roles, see “Specific Terms of the Securities — Security Calculation Agents” on page S-79. The Security Calculation Agents will exercise their judgment when performing their functions. For example, the Security Calculation Agents may have to determine whether a market disruption event affecting the Index Contracts or any applicable Index has occurred or is continuing on a day when the Security Calculation Agents will determine the applicable Index Closing Level. This determination may, in turn, depend on the Security Calculation Agents’ judgments as to whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Security Calculation Agents may affect the market value of the Securities, the Security Calculation Agents may have a conflict of interest with you if they need to make any such decision.

The Securities are not regulated by the Commodity Futures Trading Commission, any EU, German or Swiss regulators.

Unlike an investment in the Securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the Commodity Futures Trading Commission (“CFTC”) as a “commodity pool operator” or with various German, Swiss or EU regulators. Because the Securities are not interests in a commodity pool, the Securities will not be regulated by the CFTC as interests in a commodity pool, UBS will not be registered with the CFTC as a “commodity pool operator” and you will not benefit from the CFTC’s or any non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. The Securities do not constitute investments by you or UBS on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant.” UBS is not registered with the CFTC as a “futures commission merchant” and you will not benefit from the CFTC’s or any other non-United

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States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant.

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for its public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements discussed under “The Indices — License Agreement”) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Indices. In addition, if our license agreement with the Index Sponsor were to terminate, we would no longer have the right to use the Indices or the related trademarks. If the Index Sponsor discontinues or suspends the calculation of one or more of the Indices, or if our license agreement with the Index Sponsor terminates, it may become difficult to determine the market value of one or more series of the Securities and the payment at maturity, call, acceleration or redemption. The Security Calculation Agents may designate a successor index in their sole discretion. If the Security Calculation Agents determine in their sole discretion that no successor index comparable to the applicable underlying Index exists, the payment you receive at maturity or upon call, early redemption or acceleration will be determined by UBS Securities LLC, as Security Calculation Agent. See “Specific Terms of the Securities — Security Calculation Agents” on page S-79, “Specific Terms of the Securities —Market Disruption Event” on page S-80 and “Specific Terms of the Securities —Discontinuance or Modification of an Index or Termination of Our License Agreement with the Index Sponsor” on page S-84. The Index Sponsor is not involved in the offer of the Securities in any way, and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor and the Indices from publicly available information, without independent verification. Neither we nor any of our affiliates have performed an independent review or due diligence of publicly available information with respect to Index Sponsor or the Indices contained in this prospectus supplement. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the Indices.

Suspension or disruptions of market trading in VSTOXX futures may adversely affect the value of your Securities.

Some futures exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could adversely affect the level of the Indices and, therefore, the applicable underlying Index and the value of your Securities. Although VSTOXX futures are not currently subject to such daily price fluctuation limits, the Eurex Exchange may impose such limits in the future. Also, the Eurex Exchange currently provides for a “volatility interruption” in the event that the price range for a specific instrument is outside of a specific range within a certain time frame. If the conditions required for a volatility interruption are satisfied for a particular instrument, an interruption of continuous trading in such instrument will occur, and the Management Boards of the Eurex Exchanges may, in addition, interrupt continuous trading for all instruments of the respective product. The relevant price ranges and time frames for each product are determined by the Management Boards of the Eurex Exchanges and are not made publically available.

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The return on the Securities is linked to the performance of the applicable underlying Index, which may be highly volatile and the performance of the Securities may significantly differ from the past performance of the applicable underlying Index.

Each series of the Securities is linked to a different applicable underlying Index. The performance of each applicable underlying Index may be highly volatile, as it can be affected by many unpredictable factors, including: market interest and yield rates; prevailing market prices and volatility levels of the US or European stock markets, as the case may be, and, in particular, the equity securities and/or futures contracts included in the EURO STOXX 50® Index and the VSTOXX, prevailing market prices of options on the EURO STOXX 50® and the VSTOXX, options on the VSTOXX, relevant futures contracts on the VSTOXX, or any other financial instruments related to the EURO STOXX 50® Index and/or the VSTOXX; fluctuations in currency exchange rates; economic, financial, regulatory, political, terrorist, military or other events in one or more jurisdictions; and changes in laws or regulations. Any information about the past performance of the applicable underlying Index available at the time of issuance of the Securities should not be regarded as indicative of the range of, or trends in, fluctuations in the price or value of the applicable underlying Index that may occur in the future. It is not possible to predict the value of the Securities in the future based on such past performance, so investors should be aware of the risk that they cannot accurately anticipate future performance of the relevant Index and, as a result, the return on the Securities, on the basis of past performance.

In the past, the level of the VSTOXX has typically reverted over the longer term to a historical mean, and its absolute level has been constrained within a band. It is likely that the spot level of the VSTOXX will continue to do so in future. If this happens, the value of futures contracts on the VSTOXX will likely decrease, reflecting the market expectation of reduced volatility in the future, and the potential upside of an investment in the Long Securities may correspondingly be limited as a result.

Index calculation disruption events may require an adjustment to the calculation of the applicable underlying Index.

At any time during the term of the Securities, the intraday and daily calculations of the level of the applicable underlying Index may be adjusted in the event that the Security Calculation Agents determine that any of the following Index calculation disruption events exists: the Index Sponsor does not publish the level of the applicable underlying Index; disruptions in trading of the equity securities included in the EURO STOXX 50® Index; disruptions in the price and trade reporting systems of any Relevant Exchange (as defined in “Specific Terms of the Securities — Market Disruption Event”) for the EURO STOXX 50® Index; disruptions or a breakdown in the price and reporting systems for any Relevant Exchange for the VSTOXX; disruptions or a breakdown in the price and reporting systems for any Relevant Exchange for the Indices; a decision to permanently discontinue trading in options or futures on the VSTOXX; the occurrence or existence, or a lack of, or a material decline in, the liquidity in the market for trading in any futures contract in the Indices; any event or condition, the occurrence of which results in an illiquid market for trading in any futures contract on the Indices; the declaration or continuance of a general moratorium in respect of banking activities in any relevant city; or any force majeure event, the occurrence of which, as determined by the Security Calculation Agents, would materially affect the applicable underlying Index, the EURO STOXX 50® Index, any futures contract underlying any the Indices or the calculation of the VSTOXX. Any such Index calculation disruption event may have an adverse impact on the level of the applicable underlying Index or the manner in which it is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event.” In addition, any such Index calculation disruption event may be resolved through the exercise of discretion by the Security Calculation Agents, which could in turn give rise to conflicts between our interests and the interests of investors in the Securities.

Risk Factors

Changes that affect the composition, methodology, policies and calculation of the Indices will affect the amount payable on and the market value of the Securities.

The amount payable on the Securities and their market value could be affected if the Index Sponsor, in its sole discretion, discontinues or suspends calculation of any Index in which case it may become difficult to determine the market value of the applicable Securities. If events such as these occur, or if the applicable Index Closing Level is not available because of a market disruption event or for any other reason, the Security Calculation Agents will make a good-faith estimate in their sole discretion of the applicable Index Closing Level that would have prevailed in the absence of the market disruption event. If the Security Calculation Agents determine that the publication of the applicable Index is discontinued and that there is no successor index on the date when the Index Closing Level is required to be determined, the Security Calculation Agents will instead make a good-faith estimate in their sole discretion of the applicable Index Closing Level.

In addition, changes by the Index Sponsor of its policies relating to any of the Indices, the calculation of the Indices or to the underlying future contracts could affect the level of the Indices and, therefore, the value of your Securities. The Index Sponsor could also change its methodology concerning constituents that qualify for inclusion in each applicable Index and how it calculates the applicable Index, which could adversely affect the value of such series of Securities. The Index Sponsor has no obligation to consider your interests in calculating or revising the Indices.

In addition, the Index Sponsor may modify the methodology for determining the composition and weighting of each Index, for calculating its value in order to assure that each Index represents an adequate measure of market performance or for other reasons, or for calculating the value of each Index. A number of modifications to the methodology for determining the contracts to be included in the Indices and for valuing the Indices have been made in the past several years and further modifications may be made in the future. The Index Sponsor may also discontinue or suspend calculation or publication of an Index, in which case it may become difficult to determine the market value of the applicable Index. Any such changes could adversely affect the value of the series of Securities.

The Security Calculation Agents can postpone the determination of the Index Closing Level and thus the applicable Redemption Date, the Stop Loss Redemption Date, the Call Settlement Date or the Maturity Date if a market disruption event occurs on the applicable Valuation Date.

The determination of the applicable Index Closing Level may be postponed if the Security Calculation Agents determine that a market disruption event has occurred or is continuing on the applicable Valuation Date, including the Final Valuation Date. If such a postponement occurs, then the Security Calculation Agents will instead use the applicable Index Closing Level on the next following Trading Day on which no market disruption event occurs or is continuing. In no event, however, will the applicable Valuation Date for the Securities be postponed by more than three Trading Days. As a result, the applicable Redemption Date, the Stop Loss Redemption Date, the Call Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than three Trading Days. If the applicable Valuation Date or Final Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the applicable Valuation Date. If a market disruption event is occurring on the applicable Valuation Date, then the Security Calculation Agents will make a good-faith estimate in their sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event” on page S-80. As a result of such market disruption, the Security Calculation Agents’ good-faith estimate could result in a valuation that differs, and potentially differs materially, from the valuation that would have been obtained had no market disruption occurred.

Risk Factors

Because your payment at maturity, or upon call, early redemption or acceleration is a function of, among other things, the Daily Index Performance on the relevant Valuation Date, the postponement of the applicable Valuation Date may result in the application of a different applicable Index Closing Level and, therefore, a different Daily Index Performance, which could decrease the Closing Indicative Value as compared to the Closing Indicative Value that you would have received based on the Index Closing Level on the originally scheduled Valuation Date.

UBS may call the Securities prior to the Maturity Date.

UBS may elect to call all, but not less than all, the outstanding Securities of any series upon not less than ten calendar days’ prior notice.

If UBS elects to redeem your Securities pursuant to its Call Right, you may not be able to reinvest at comparable terms or returns. If the Securities have increased in value, you may have to invest your proceeds in a lower-return investment.

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled “What are the tax consequences of owning the Securities?” in the summary section on page S-15, the section entitled “Material U.S. Federal Income Tax Consequences” on page S-87, and the section entitled “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, in 2017, legislation was proposed that, if enacted, would generally require holders of instruments such as the Securities that are acquired after the bill is enacted to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

In addition, as discussed in more detail below under “Material U.S. Federal Income Tax Consequences — Alternative Treatments,” the IRS could possibly assert that a holder of Securities should be required to include amounts in income prior to the sale, exchange, redemption or maturity of the Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. We intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Material U.S. Federal Income Tax Consequences” on page S-87 unless and until such time as there is a change in law or the Treasury Department or IRS determines that some other treatment is more appropriate.

The Indices

We have derived the following description of the Indices, the EURO STOXX 50® Index and the VSTOXX from the STOXX Index Methodology Guide, which governs the management and calculation of those indices. We have also derived certain information about the Indices, the EURO STOXX 50® Index and the VSTOXX from public sources without independent verification. Such information reflects the policies of and is subject to change by the Index Sponsor. Neither we nor any of our affiliates have performed an independent review or due diligence of publicly available information with respect to the Indices or the Index Sponsor. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the applicable underlying Index.

The Indices, the EURO STOXX 50® and the VSTOXX are calculated, maintained and published by STOXX Limited (“STOXX” or the “Index Sponsor”). The Index Sponsor has no obligation to continue to publish, and may discontinue the publication of, any or all of the Indices. The information contained herein with respect to the Indices reflects the policies of the Index Sponsor at the date of this prospectus supplement. The Indices and the policies of the Index Sponsor are subject to change by the Index Sponsor at any time.

The VSTOXX is a European volatility benchmark designed to measure the 30-day implied volatility in European stocks and is calculated based on the prices of certain put and call options on the EURO STOXX 50® Index. VSTOXX futures contracts are designed to measure the 30-day forward implied volatility in European stocks.

Each of the Long Investable Index and Inverse Investable Index replicates the performance of a long or short position in a portfolio of VSTOXX futures contracts designed to provide exposure to constant-maturity one-month forward, one-month implied volatilities on the EURO STOXX 50® Index underlying the VSTOXX (taking into account the bid-ask spread in the roll procedure), and each applicable underlying Index continuously rolls on a daily basis from its long or short position, as applicable, in the first month VSTOXX Futures contract to that same position in the second month contract.

For a detailed description of the composition of each underlying Index, see “— The Underlying Indices — The Long Investable Index” and “— The Underlying Indices — The Inverse Investable Index” below. For a detailed description of the VSTOXX, see “The Indices — VSTOXX” below.

Futures Markets

Futures contracts based on the VSTOXX are traded on the Eurex Exchange, which is a regulated futures exchange, and other types of derivatives based on the VSTOXX may be traded in the over-the-counter market and on various types of electronic trading facilities and markets. At present, all VSTOXX futures contracts used in the calculation of the Indices are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price, or for payment of a cash settlement amount based on a reference price or index. The VSTOXX is not a tangible item that can be purchased and sold directly, and as a result, futures contracts on the VSTOXX provide for payment and receipt of cash based on the level of the VSTOXX at settlement or liquidation of the contract.

As described below, the VSTOXX measures the 30-day implied volatility of the EURO STOXX 50® Index as implied by the variance across all options of a given time to expiry; thus, on any given Trading Day, the level of the VSTOXX measures the spot 30-day implied volatility, or the volatility expected for the 30 days beginning on such Trading Day. VSTOXX futures, on the other hand, are standard futures

The Indices

contracts that cash settle to a final settlement price established by Eurex on the final settlement day, which is the day 30 calendar days prior to the expiration day of the underlying options, based on the average of the index values of the underlying options on the last trading day between 11:30 a.m. and 12:00 noon CET. As a result, VSTOXX futures are contracts on forward 30-day implied volatilities. For example, in March, the level of the VSTOXX measures the 30-day implied volatility for the 30 days beginning on such date, while a May VSTOXX futures contract is a forward contract on what the 30-day implied volatility will be for the period beginning on the May expiration date.

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker/clearing member involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker/clearing member subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market.”

Futures contracts are traded on organized exchanges, known as “designated contract markets” in the United States and “regulated markets” in the European Union, (as well as other platforms such as multilateral trading facilities (“MTF’s”) which are subject to a lower level of regulatory requirements than regulated markets).

At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to in the U.S. as a “futures commission merchant,” or “FCM” or a clearing member in the EU, which are members of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers, although most jurisdictions require FCMs/clearing members to protect customers’ positions and assets by segregating them from their own positions and assets.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in November VSTOXX futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Assuming a constant futures curve, the need to roll futures contracts in order to maintain exposure leads to the incurrence of “roll costs” or “roll yields,” depending on the state of the market. Over the long-term, volatility is usually stable, and as a result, the market for VSTOXX futures contracts is typically in

The Indices

“contango,” which means the prices of contracts are higher in the distant delivery months than in the nearer delivery months. In a contango market, a long position in VSTOXX futures contracts will incur “roll costs” when rolling into contracts with a later delivery date (because such contracts have a higher price than the contracts currently held), and therefore is likely to decline in value unless volatility increases sharply. On the other hand, a short position in VSTOXX futures contracts will instead benefit from such price differential when rolling into contracts with a later delivery date, which is referred to as “roll yield,” and therefore is likely to increase in value.

Futures exchanges and clearing houses in the European Union, Germany and Switzerland, commodity futures contracts are subject to regulation, including, in the EU, the European Market Infrastructure Regulation (“EMIR”); the Market Abuse Regulation (“MAR”); the Markets in Financial Instruments Directive 2 (“MiFID 2”), the Markets in Financial Instruments Regulation (“MiFIR”) and other regulations that came into effect starting January 2018.

In Germany, the European rules, as set out above, have been or are being implemented in Germany (to the extent they are not already directly applicable), and the EU and German rules apply to Eurex Deutschland and those trading on the Eurex Deutschland. Additionally, the primarily applicable statute governing trading on European futures exchanges in Germany is the German Securities Trading Act (Wertpapierhandelsgesetz). Additionally, other acts such the German Insolvency Code (Insolvenzordnung) and the German Civil Code (Bürgerliches Gesetzbuch) may be relevant to certain aspects of trading, in particular where trades may be governed by German law. In Germany, the regulators will generally be the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht), although the exchanges also have established supervising bodies, the so called Trading Surveillance Offices (Handelsüberwachungsstellen), which in the case of Eurex Deutschland is the Exchange Supervisory Authority of the State of Hesse.

Although it is not part of the EU, Switzerland has adopted a framework that resembles, the EU directives and regulations listed above. The main relevant pieces of Swiss regulation are the Federal Financial Services Act (“FinSA”); the Financial Market Infrastructure Act (“FMIA”); the Stock Exchange and Securities Trading Act (“SESTA”); the Swiss Debt Enforcement and Bankruptcy Act; and the Swiss Code of Obligations. The main Swiss regulator is the Swiss Financial Market Supervisory Authority, (“FINMA”).

Futures exchanges and clearing houses in the European Union are subject to regulation by the European Securities and Markets Authority as well as the various regulators listed above for each EU member state. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances.

The VSTOXX

We have derived all information contained in this prospectus supplement regarding the VSTOXX, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, the Index Sponsor. We make no representation or warranty as to the accuracy or completeness of such information.

The VSTOXX was developed by Goldman Sachs and Deutsche Börse and is calculated, maintained and published by STOXX. STOXX has no obligation to continue to publish, and may discontinue the publication of, the VSTOXX. The VSTOXX is reported by Eurex under the ticker symbol “V2TX”.

The VSTOXX is a benchmark index designed to measure the 30-day implied volatility in European stocks. Volatility is a measure of the level of uncertainty prevailing in certain markets. In principle, there

The Indices

are two different approaches to estimate volatility. Historical volatility involves measuring the standard deviation of historical closing prices for any particular security over a given period of time. Implied volatility, on the other hand, is derived from option prices. This kind of volatility represents the estimates and assumptions of market participants involved in a trade, on the basis of a given option price.

The VSTOXX does not measure implied volatilities of at-the-money EURO STOXX 50 options, but the square root of the implied variance across all options of a given time to expiry. The option contracts on the EURO STOXX 50® Index are among the Eurex products with highest trading volume.

The VSTOXX model has been jointly developed by Goldman Sachs and Deutsche Börse and is calculated based on the prices of certain put and call options on the EURO STOXX 50® Index. Assuming all other relevant factors remain constant, as the prices of options on the EURO STOXX 50® Index generally increase, the VSTOXX, which indirectly measures implied volatility by measuring changes in these option prices, typically increases. The VSTOXX has historically had a negative correlation to the EURO STOXX 50® Index.

The calculation of the VSTOXX involves a formula that uses the prices of a weighted series of options on the level of the EURO STOXX 50® Index (“options”) with two adjacent expiry terms to derive a constant 30-day implied measure of market volatility. The VSTOXX is calculated independent of any particular option pricing model and in doing so seeks to eliminate any biases which may otherwise be included in using options pricing methodology based on certain assumptions.

The 12 VSTOXX main indices are calculated for rolling 30, 60, 90, 120, 150, 180, 210, 240, 270, 300, 330 and 360 days to expiry via linear interpolation of the suiting sub-indices. The VSTOXX main indices are therefore independent of a specific time to expiry, i.e. they do not expire. This helps to eliminate effects that typically result in strong volatility fluctuations close to expiry.

Apart from the VSTOXX main indices, 8 sub-indices are calculated and distributed, covering the EURO STOXX 50 option expiries ranging from one month to two years. For options with longer time to expiry, no such sub-indices are currently available.

The VSTOXX sub-indices are calculated on the basis of all options available in the Eurex system.

Futures on the VSTOXX were first launched for trading in 2005. VSTOXX futures have expirations ranging from the first month consecutively out to the twenty-fourth month. Futures on the VSTOXX allow investors the ability to invest in forward market volatility based on their view of the future direction or movement of the VSTOXX. Investors that believe the implied volatility of the EURO STOXX 50® Index will increase may buy VSTOXX futures, expecting that the level of the VSTOXX will increase. Conversely, investors that believe that the implied volatility of the EURO STOXX 50® Index will decline may sell VSTOXX futures, expecting that the level of the VSTOXX will fall. VSTOXX futures are reported by Bloomberg under the ticker symbol “FVS”.

Bid-Offer Spread Costs

Each series of Securities is linked to the level of the applicable underlying Index, which, in turn, provides exposure to VSTOXX futures contracts. All hypothetical purchases and sales of first and second month VSTOXX futures contracts will occur at the bid or offer prices and will incur a cost as a result of the bid-offer spread. Since first and second month VSTOXX futures contracts are relatively illiquid compared to other types of futures contracts, the bid-offer spread is likely to be highly volatile in comparison to other futures contracts. The bid-offer spread may be very large, which will cause you to lose some or all of your investment in the Securities.

The Indices

The prices of the VSTOXX futures contracts will depend on unpredictable market factors that are beyond UBS’s control and may vary significantly from day to day, potentially resulting in high bid-offer spread costs which will reduce the value of the applicable underlying Index and, therefore, the value of the Securities.

Moreover, as the Inverse Investable Index may require additional purchases or sales in order to “reset” its leverage on a daily basis, and such purchases or sales will occur at the bid-offer spreads, the Inverse Investable Index will be particularly affected by the bid-offer spread costs. We refer to these costs as the “reset costs” incurred by the Inverse Investable Index.

For a detailed description of the composition of each Index, see “— The Underlying Indices — The Long Investable Index” and “— The Underlying Indices — The Inverse Investable Index” below.

Implied Roll Costs or Roll Yields

The Long Investable Index measures the return from a daily rolling long position in the first and second month futures contracts on the VSTOXX, while the Inverse Investable Index measures the return from a daily rolling short position in such first and second month futures contracts, each taking into account the implied roll cost or roll yield accruing to that position. Assuming a constant futures curve, an investor maintaining a desired long exposure in a futures position by replacing contracts expiring in one month with contracts expiring in the next month will incur an implied roll cost when purchasing the replacement contracts at a higher price-point along the futures curve and will benefit from an implied roll yield when purchasing the replacement contracts at a lower price-point along the futures curve. Assuming a constant futures curve, the value of the VSTOXX futures contracts held by an investor maintaining a long exposure in a futures position will typically decline as they approach the applicable delivery date because prices of VSTOXX futures contracts are more commonly higher in distant delivery months than in nearer delivery months. Conversely, assuming a constant futures curve, an investor maintaining a desired short exposure in a futures position will benefit from a roll yield when selling replacement contracts at a higher price-point along the futures curve and incur a roll cost when selling replacement contracts at a lower price-point along the futures curve. These implied roll costs or roll yields result from the shape of the futures curve and, while they may affect performance, are not fees charged by UBS or a third party. In addition to any hypothetical trading costs related to paying the bid-offer spreads applicable when purchasing or selling near month futures contracts and distant month futures contracts, these implied roll costs may adversely affect the performance of the applicable Security.

Since the prices of VSTOXX futures contracts are more commonly higher in distant delivery months than in nearer delivery months (i.e., when the market is in “contango”), an investor maintaining a long position in VSTOXX futures contracts will typically incur “roll costs” when rolling into contracts with a later delivery date (because such contracts have a higher price than the contracts currently held). Assuming a constant futures curve in a contango market, an investor maintaining a long position will face some additional cost because the value of the VSTOXX futures contracts held by such investor will decline as they approach the applicable delivery date. Therefore the long position is likely to decline in value unless volatility increases sharply. On the other hand, an investor maintaining a short position in VSTOXX futures contracts in a contango market will typically benefit from a roll yield, and therefore the short position is likely to increase in value unless volatility increases sharply. These relationships may be reversed when prices of VSTOXX futures contracts in distant delivery months are lower than in nearer delivery months (i.e., when the market is in “backwardation”). The roll cost or roll yield, as applicable, is a variable, uncapped amount which will be determined by the sale or purchase prices and the target weights of the first and second month VSTOXX futures contracts bought and sold.

In addition, as described below in “— The Underlying Indices — The Inverse Investable Index”, the value of the Inverse Investable Index will be affected by the “reset costs” associated with maintaining a

The Indices

hypothetical 1x short position in VSTOXX futures contracts. For a discussion of the Indices, see “The Indices — The Underlying Indices,” and for a discussion of the futures markets, see “The Indices —Futures Markets.”

Historically, the VSTOXX has a negative correlation to the EURO STOXX 50® Index. While the spot VSTOXX is difficult or impossible to replicate as a practical matter, there is a market in VSTOXX futures and options, and investors trade them to express their view on the EURO STOXX 50® Index’s implied volatility.

The return on each series of Securities will be determined by the performance of the applicable underlying Index to which such Securities are linked, as reduced by the Daily Investor Fee and, if applicable, the Redemption Fee Amount and creation fee. Additionally, as of the date of this Prospectus Supplement, the Daily Accrual equals a negative amount and, as a result, to the extent that the Daily Accrual is negative at any given time it will adversely affect the value of your Securities.

The Underlying Indices

The return on each series of the Securities is linked to the performance of a different underlying Index that is designed to provide exposure to either a long or short position in first and second month VSTOXX futures contracts. The long position is a long exposure to the Long Investable Index, and the short position is a long exposure to the Inverse Investable Index. Each Index replicates the performance of a long or short position in a portfolio of VSTOXX futures designed to provide exposure to constant-maturity one-month forward, one-month implied volatilities on the underlying EURO STOXX 50® Index (taking into account the bid-ask spread in the roll procedure) and continuously rolls on a daily basis from its long or short position, as applicable, in the first month VSTOXX Futures contract to that same position in the second month contract.

Both the Long and Short Investable Indices take into account the bid-offer spread for first and second month VSTOXX futures contracts, which reduces the level of the applicable underlying Index and therefore the Closing Indicative Value of the applicable series of Securities. VSTOXX futures contracts trade on an exchange but are less liquid compared to other financial futures contracts, such as the CBOE VIX futures contracts and the Eurex EuroStoxx index contracts and therefore may have a wider bid-offer spread. As a result, an investment in the Indices may incur significant additional bid-offer costs relative to an investment in an index based on more liquid futures contracts as a result of a wider bid-offer spread. This may also potentially increase the volatility of VSTOXX contracts, relative to other types of future contracts.

The Long Investable Index

The Long Investable Index replicates the performance of a long position in a portfolio of VSTOXX futures designed to provide exposure to constant-maturity one-month forward, one-month implied volatilities on the underlying EURO STOXX 50® Index, taking into account the bid-ask spread in the roll procedure, which will reduce the value of the Long Securities. The Long Investable Index continuously rolls on a daily basis from the first month VSTOXX Futures contract to the second month contract.

As volatility increases, the Long Investable Index is more likely to increase in value, and as volatility decreases, the Long Investable Index is more likely to decrease in value. However, assuming a stable futures curve, the Long Investable Index will also suffer from implied roll costs in a contango market, which results from the value of the futures contracts declining as the applicable delivery date approaches, potentially offsetting any increase in volatility. As a result, the Long Investable Index could decline in value even as volatility increases. Conversely, the Long Investable Index will benefit from implied roll yields when the market is in backwardation, which will cause its value to increase, potentially offsetting any decrease in volatility. As a result, the Long Investable Index could decrease in value even as volatility increases.

The Indices

While the Long Investable Index is intended to pursue a long volatility strategy, the path dependence of the Long Investable Index may cause its actual performance to deviate significantly from its expected long performance given its exposure to VSTOXX futures. In addition, the return from the Long Securities will be reduced by the applicable Daily Investor Fee. As a result, the Long Securities should only be purchased by sophisticated investors who understand the risks of investing in volatility, the nature of the underlying securities market, currency markets, index construction and calculation and the path dependence of investment returns, and who will actively monitor their investment, including intraday.

The Inverse Investable Index

The Inverse Investable Index replicates the performance of a short position in a portfolio of VSTOXX futures designed to provide exposure to constant-maturity one-month forward, one-month implied volatilities on the underlying EURO STOXX 50® Index, taking into account the bid-ask spread in the roll procedure and daily reset, which will reduce the value of the Inverse Securities. The index continuously rolls on a daily basis from a short position in the first month VSTOXX Futures contract to a short position in the second month contract.

As volatility increases, the Inverse Investable Index is more likely to decrease in value, and as volatility decreases, the Inverse Investable Index is more likely to increase in value. However, assuming a stable futures curve, the Inverse Investable Index will also benefit from implied roll yields in a contango market, which results from the value of the futures contracts decreasing as the applicable delivery date approaches, potentially offsetting any increase in volatility. As a result, the Inverse Investable Index could increase in value even as volatility increases. Conversely, the Inverse Investable Index will suffer from implied roll costs when the market is in backwardation, which will cause its value to decrease, potentially offsetting any decrease in volatility. As a result, the Inverse Investable Index could decrease in value even as volatility decreases.

Additionally, the value of the Inverse Investable Index may be reduced daily by what we refer to as “reset costs”, which are costs related to the hypothetical short-selling of VSTOXX futures contracts in order to maintain a short position. During an Index Business Day, the number of first and second month VSTOXX futures contracts to which the Inverse Investable Index is exposed will not change intraday as the prices of the VSTOXX futures contracts change, which means the actual leverage amount of the Inverse Investable Index may be greater or less than 1 at any given time. As a result, at the end of an Index Business Day, the Inverse Investable Index will reset its exposure to VSTOXX futures contracts so that it has a leverage amount of -1x for the next day. Assuming no change in the prices of VSTOXX futures contracts, during the roll period the Inverse Investable Index would hypothetically buy first month VSTOXX futures contracts and sell second month VSTOXX futures contracts. However, in order to maintain a leverage amount of -1x, it may instead be necessary to sell a number of first month VSTOXX futures or buy a number of second month VSTOXX futures. As a result, in order to roll the futures contracts on any given Index Business Day, the Inverse Investable Index may sell both, buy both, or buy one and sell the other, depending on the change in VSTOXX futures prices over the applicable Index Business Day. Reset costs result from the additional costs incurred as a result of the need to purchase or sell more VSTOXX futures as volatility shifts. As discussed, all hypothetical purchases and sales of first and second month VSTOXX futures contracts will occur at the bid-offer prices and will incur a cost as a result of the bid-offer spread. These costs are uncapped, and may significantly reduce the returns on the Inverse Investable Index.

In addition, even without accounting for the reset costs incurred in order to maintain a short position in VSTOXX futures contracts and the Daily Investor Fee, due to the path dependent nature of the Inverse

The Indices

Investable Index, it is likely that the value of the Inverse Securities will still decline even if VSTOXX futures contracts return to the same level as on the initial date you purchase your Securities. For example, if VSTOXX futures decrease on the first trading day and then increase back to their prior level on the second trading day, the Inverse Investable Index will still decline over such two-day period because the index reset after the first trading day and as a result of its higher level following the first trading day (increasing when VSTOXX decreased), it has additional exposure to subsequent VSTOXX futures contract movements. Generally, we expect that higher ranges of volatility in VSTOXX futures contracts prices will have adverse effects on the performance of the Inverse Investable Index and the Inverse Securities and there is significant chance of a complete loss in the value of the Securities over longer holding periods.

While the Inverse Investable Index is intended to pursue a short volatility strategy, the path dependence of the Inverse Investable Index may cause its actual performance to deviate significantly from its expected inverse performance given its exposure to VSTOXX futures. In addition, the return from the Inverse Securities will be reduced by the applicable Daily Investor Fee. As a result, the Inverse Securities should only be purchased by sophisticated investors who understand the risks of investing in volatility, the nature of the underlying securities market, currency markets, inverse investments, daily reset costs, index construction and calculation and the path dependence of investment returns, and who will actively monitor their investment, including intraday.

Index Construction

The underlying Indices are constructed so that the Long Investable Index and Inverse Investable Index have daily rebalanced long and short positions, respectively, in a portfolio of VSTOXX futures designed to reflect a position in constant-maturity one-month forward, one-month implied volatilities on the underlying EURO STOXX 50® Index, taking into account the bid-ask spread in the roll procedures.

The calculation of each Index on each Index Business Day proceeds as follows:

The Long Investable Index

Index Formula

The daily index level is defined as

where:

= number of contracts of future x held at the end of day t after the roll

= mid-price of future x on day t based on last bid and ask at 17:30:00 CET

The index is available in EUR and USD.

Roll Procedure

The roll period starts from, and includes, the monthly Eurex VSTOXX futures settlement date and runs up to, but excludes, the subsequent monthly Eurex VSTOXX futures settlement date.

On the futures settlement days the first and second month futures designations refer to the contracts with one month and two months to expiration respectively, as what had previously been second month futures becomes first month futures.

The Indices

The daily roll is required to satisfy a target allocation restraint and a self-financing constraint, as explained below:

Target Allocation Restraint (I)

After the roll, the number of contracts of each expiration month included in the index (i.e., the first and second months) must satisfy the target weights with

The target weight after the roll on day t of contract 1, , is defined as where:

d =	number of index business days between t and the next settlement date excluding day t and excluding the next settlement date

T =	the total number of index business days in the current roll period including the previous final settlement date and excluding the next

The futures’ final settlement dates are as defined by Eurex.

Final settlement day is 30 calendar days prior to the expiration day of the underlying options (i.e., 30 days prior to the third Friday of the expiration month of the underlying options, if this is an exchange day). This is usually the Wednesday prior to the second to last Friday of the respective maturity month, if this is an exchange day; otherwise the exchange day immediately preceding that day.

Self-Financing Constraint (II)

The post-roll index level has to be equal to the pre-roll index level minus the cost of trading (selling contract 1 at bid and buying contract 2 at ask).

= number of contracts of future x held at the end of day t before the roll; equivalent to number of contracts of the same futures contract held on day t-1 post roll

= bid price, last available at 17:30:00 CET

= ask price, last available at 17:30:00 CET

Determination of the Number of Contracts

The target allocation (I) and self-financing (II) constraint equations can be solved for the post-roll number of contracts:

The Indices

At the close of the last index business day of any roll period (the index business day immediately preceding a Eurex VSTOXX futures settlement date) all of the weight is allocated to the second month Eurex VSTOXX futures contract:

On the Eurex VSTOXX futures settlement date, the second month contract position becomes the first month contract at settlement. On the settlement date the post-roll number of contracts is calculated by:

On the final settlement date, refers to the first Eurex VSTOXX future which at the end of the settlement date is the contract with one-month to expiration which on the prior day had been the second month contract, ..

The Inverse Investable Index

Index Formula

The daily index level is defined as

where:

= number of contracts of future x held at the end of day t after the roll

= mid-price of future x on day t based on last bid and ask at 17:30:00 CET

The index is available in EUR and USD.

The pre-roll index level is calculated due to the short selling of contracts as

=	number of contracts of future x held at the end of day t before the roll; equivalent to the number of contracts of the same futures contract held on day t-1 post roll

Substituting the post-roll index level formula, using the identity , and reordering yields:

The Indices

Roll Procedure

The roll period starts from, and includes, the monthly Eurex VSTOXX futures settlement date and runs up to, but excludes, the subsequent monthly Eurex VSTOXX futures settlement date.

On the futures settlement days the first and second month futures designations refer to the contracts with one month and two months to expiration respectively, as what had previously been second month futures becomes first month futures.

The daily roll has to satisfy a target allocation restraint and a self-financing constraint, as explained below:

Target Allocation Restraint (I)

After the roll, the contract number allocation has to satisfy the target weights with .

The target weight after the roll on day t of contract 1, , is defined as where:

d =	number of index business days between t and the next settlement date excluding day t and excluding the next settlement date

T =	the total number of index business days in the current roll period including the previous final settlement date and excluding the next

The futures’ final settlement dates are as defined by Eurex.

The final settlement day is 30 calendar days prior to the expiration day of the underlying options (i.e., 30 days prior to the third Friday of the expiration month of the underlying options, if this is an exchange day). This is usually the Wednesday prior to the second to last Friday of the respective maturity month, if this is an exchange day; otherwise the exchange day immediately preceding that day.

Self-Financing Constraint (II)

The post-roll index level has to be equal to the pre-roll index level minus the cost of trading. Hereby refers to either the bid price or ask price depending on whether the corresponding contract has to be bought (at ask) or sold (at bid); details at the end of this section.

=	bid price, last available at 17:30:00 CET

=	ask price, last available at 17:30:00 CET

Substituting the post-roll index into the self-financing constraint (II) and reordering yields:

The Indices

Determination of the Number of Contracts

The above equation together with the target allocation constraint (I) can be solved for the post-roll number of contracts:

At the close of the last index business day of any roll period (the index business day immediately preceding a Eurex VSTOXX futures settlement date) all of the weight is allocated to the second month Eurex VSTOXX futures contract:

On the Eurex VSTOXX futures settlement date, the second month contract position becomes the first month contract at settlement. On the settlement date, the post-roll number of contracts is calculated by:

On the final settlement date, refers to the first Eurex VSTOXX future which at the end of the settlement date is the contract with one-month to expiration which on the prior day had been the second month contract, ..

One has to note that in the above formulas and refer to the futures prices on different days of contracts with identical expiration dates.

In order to determine whether bid or ask prices are to be used and are calculated for all four scenarios by using the appropriate bid and ask prices in above formulas.

The Indices

On most days the Inverse Investable Index roll procedure will have the first contract bought and the second contract sold. On a few occasions other trading scenarios might be required (e.g., buy first contract and buy second contract). In those cases, the self-financing constraint needs to be adjusted and the correct bid or ask prices have to be used as one always buys at ask and sells at bid.

The second column shows each scenario’s respective self-financing constraint that has to be used to derive the post-roll amount of contracts.

A solution is feasible if the trading it implies is consistent with the scenario’s assumption. For example, in the sell/sell scenario the solution is feasible if the calculated post-roll contracts imply that both contracts have to be sold.

In the unexpected case that there is more than one feasible solution STOXX picks out of all feasible solutions the one that has the least negative cost (i.e. causes the highest post-roll index value).

If an index disruption event in relation to the Eurex futures contract occurs on index dissemination days, then the following applies:

STOXX Ltd. will repeat the end of day index value of the previous day and the roll for that day will be postponed to the next index business day (i.e., the number of contracts held of each contract remains unchanged).

Valid quotes from the same day not being available at the end of day index value calculation is considered an index disruption event.

If an exchange fails to open due to unforeseen circumstances, STOXX Ltd. may determine not to publish the index for that day.

In situations where an exchange introduces a holiday during the month of the index calculation, the index will not be published, and the roll for that day will be carried to the next index business day, as described in the roll procedure section.

Currency Conversion

All real-time indices use the following currency rates:

➢

From 09:00 a.m. to 5:30 p.m. Central European Time (“CET”), the mid between the latest real-time bid and ask prices is used as the currency rate in order to calculate the indices for Europe, Eastern Europe and the EU Enlarged region.

The fixed foreign exchange rates are provided by the WM Company — which may be found under the Reuters symbol “WMRSPOT01” or Bloomberg symbol” WMCO”.

Publication of Index Value

The level of each Index is calculated in accordance with the method described above. The value of each Index in real time and at the close of trading on each Index Business Day will be published by Bloomberg or a successor under the ticker symbols shown below:

Index	Underlying Index Ticker
Long Investable Index	VST1MSL
Inverse Investable Index	VST1MISL

The Indices

Index Governance

The Executive Board Oversight Committee, Index Management Committee, Index Operations Committee, Product Initiation Committee and Product Approval Committee (collectively the “Index Committees”) maintain the Indices. The Index Committees meet on a regular basis.

Executive Board Oversight Committee

The Executive Board Oversight Committee (the “EB”) is a management committee which assumes the overall operational responsibility for STOXX. The Board of Directors appoints all of the voting members based on their responsibilities within the company and non-voting guests are appointed by the CEO. All remain members until dismissed by their appointer or upon dismissal upon their own request. The CEO makes all decisions for the Executive Board Committee, in consultation with the other members.

The Oversight Committee

The purpose of the Oversight Committee (the “OC’) is to oversee all areas of the benchmark determination process and to make final decisions in cases where Operations, the Index Operation Committee and the Index Management Committee are not capable or allowed to make decisions, unless a decision is required to be further escalated to the EB, due to the risk of substantial financial and/or reputational impact. The committee members are nominated by the committee chair and remain members until dismissed by the committee chair or on own request. The committee chair is nominated and approved by the EB. Criteria for nominations are the level of seniority, relevant responsibilities as well as experience and know-how. If members are replaced, the committee chair must ensure that the composition of the committee retains its independent nature, meaning one department should not have a controlling influence. In addition to the CEO there should be at least one voting member who is not involved in Operations, Product Development, nor in Sales. Voting occurs on a qualified majority basis for both rejection and approval, however the CEO has a right to veto any approvals.

The Index Management Committee

The main purpose of the Index Management Committee (the “IMC”) is to oversee the decisions made by the Index Operation Committee (the “IOC”) and to make decisions in cases where the IOC has escalated a decision to the IMC. The other purposes of the IMC are (a) to monitor rules for existing indices; (b) to decide on rule changes and the corresponding impact analysis; (c) the development of guidelines for the regular review of index methodologies; (d) the oversight of the results of suitability assessment conducted by Product Development and Operations; (e) the periodic review of the current index methodology and the consideration to terminate indices. The committee members are nominated by the committee chair and remain members until dismissed by the committee chair or upon resignation. The committee chair position must be approved by the EB. Any actions or decisions require majority approval.

Index Operations Committee

The purpose of the IOC is to oversee those areas of Operations that deal with questions, problems, or issues that arise as a result of the administration of indices; hence, the overall objective of the IOC is to ensure that the benchmark administration process results in the correct and timely determination, calculation, and dissemination of indices. Furthermore, it must define and oversee measures that allow for mitigation of operational risks. The committee members are nominated by the committee chair and remain members until dismissed by the committee chair or upon resignation. The committee chair position must be approved by the EB. Any actions or decisions require majority approval.

At any meeting, the Index Committees may revise index policy for timing of rebalancing or other matters. STOXX considers information about changes to its indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

The Indices

Announcements

Announcements of the daily Index values are made after the equity and futures market close each day. Announcements of changes to the Index methodology, which require performing a market consultation and contacting clients that use the Index, are made after the equity and futures market close on the day on which such requirements are satisfied.

Holiday Schedule

The Indices are calculated daily when the German futures exchanges are open for official trading, excluding holidays and weekends.

Unscheduled Market Closures

In situations where an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, STOXX will calculate the value of the Indices based on most recent prices published by the exchanges. If the Eurex Exchange closes early due to unforeseen circumstances, the appropriate committee will meet and decide an appropriate action based on the particular reason for the Eurex Exchange’s closure in its sole discretion. If an exchange fails to open due to unforeseen circumstances, STOXX may determine not to publish the Indices for that day. If a market disruption occurs on any day, the roll/rebalancing is performed on the next business day that the Eurex Exchange is open. Prices of VSTOXX futures on the actual roll/rebalancing day are used.

Simulated Historical and Historical Performance

Any simulated historical or historical upward or downward trend in the applicable Index Closing Level is not an indication that the Indices are more or less likely to increase or decrease at any time during the term of your Securities. The Index Closing Level for each Index is deemed to have been 10,000 on December 30, 2016. STOXX began independently calculating the Indices on March 29, 2017. Therefore, the performance data for the period from June 4, 2009 until March 29, 2017 is simulated and is provided as an illustration of how the Indices would have performed during the period had the Index Sponsor begun calculating the Indices on June 4, 2009 using the methodology described above since that date. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Indices. Simulated data has key inherent limitations, as it is produced by the retroactive application of a back-test methodology. Such simulated data is based on criteria applied retroactively with the benefit of hindsight and knowledge of factors that may have positively affected its performance, and may reflect a bias toward strategies that have well in the past. Performance data for the period from and after March 29, 2017 is based on the actual performance of the Indices.

Any historical or simulated historical upward or downward trend in value of the Indices during any period shown below is not an indication that the value of the Indices is more or less likely to increase or decrease at any time during the term of the Securities. The historical or simulated historical total returns of the Indices do not give an indication of future performance of the Indices. UBS cannot make any assurance that the future performance of the Indices will result in holders of the Securities receiving a positive return on their investment.

The Indices

The table below shows the simulated historical and historical performance of each of the Indices from June 4, 2009 through March 12, 2020.

Simulated Historical and Historical Results for the period

June 4, 2009 through March 12, 2020

	Long Investable Index		Inverse Investable Index
Date	Ending Level	Annual Return	Ending Level	Annual Return
June 4, 2009	830,978.69		9,898.94
2009	371,579.59	-55.28%	13,084.44	32.18%
2010	151,822.20	-59.14%	11,957.08	-8.62%
2011	159,741.72	5.22%	6,447.08	-46.08%
2012	49,812.93	-68.82%	14,305.91	121.90%
2013	22,337.67	-55.16%	24,537.57	71.52%
2014	20,147.58	-9.80%	14,743.35	-39.92%
2015	19,870.58	-1.37%	7,817.24	-46.98%
2016	10,000.00	-49.67%	10,000.00	27.92%
2017	2,717.05	-72.83%	35,111.25	251.11%
2018	2,950.10	8.58%	14,808.53	-57.82%
2019	879.50	-70.19%	32,869.67	121.96%
2020 (through 3/12/20)	2,743.21	211.91%	7,262.82	-77.90%

PAST HISTORICAL AND SIMULATED HISTORICAL PERFORMANCE

IS NOT INDICATIVE OF FUTURE RESULTS.

The table below shows the simulated historical and historical performance of each Index from June 4, 2009 through March 12, 2020.

	Long Investable Index	Inverse Investable Index
Total Return	-99.67%	-41.16%
Annualized Return	-26.63%	-2.83%

Historical information presented is as of March 12, 2020, and is furnished as a matter of information only. Simulated historical and historical performance of each Index is not an indication of future performance. Future performance of the Indices may differ significantly from simulated historical and historical performance, either positively or negatively.

The Indices

The graphs below illustrate the simulated historical performance of the Indices from June 4, 2009 to March 28, 2017 and the live historical performance of the Indices from March 29, 2017 (the day on which the Index Sponsor began calculating the Indices) to March 12, 2020. The graphs below are based on the total returns of each of the Indices.

The Indices

License Agreement

We have entered into an agreement with the Index Sponsor that provides us and our affiliates with a non-transferable, limited license for a fee, with the right to use the Index in connection with securities, including the Securities. The Indices are owned and published by STOXX.

Modifications to the Indices

The Index Sponsor may revise Index policy for timing of rebalancings or other matters as described above under “— Index Governance.” The Index Sponsor or the calculation agents may also make determinations relating to market disruption and force majeure events as described below.

Disclaimers

STOXX Limited, Deutsche Börse Group and their licensors, research partners or data providers have no relationship to UBS, other than the licensing of the VSTOXX Short-Term Futures Investible Index® and the VSTOXX Short-Term Futures Inverse Investible Index and the related trademarks for use in connection with the VelocityShares™ 1X Long VSTOXX Futures ETN and the VelocityShares 1X Daily Inverse VSTOXX Futures ETN.

STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not:

➢	sponsor, endorse, sell or promote the Securities.

➢	recommend that any person invest in the Securities or any other securities.

➢	have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Securities.

➢	have any responsibility or liability for the administration, management or marketing of the Securities.

➢	consider the needs of the Securities or the owners of the Securities in determining, composing or calculating the Indices or have any obligation to do so.

STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty, and exclude any liability (whether in negligence or otherwise), in connection with the Securities or their performance.

STOXX does not assume any contractual relationship with the purchasers of the Securities or any other third parties.

Specifically,

➢	STOXX, Deutsche Börse Group and their licensors, research partners or data providers do not give any warranty, express or implied, and exclude any liability about:

–	The results to be obtained by the Securities, the owner of the Securities or any other person in connection with the use of the Indices and the data included in the Indices;

–	The accuracy, timeliness, and completeness of the Indices and their data;

–	The merchantability and the fitness for a particular purpose or use of the Indices and their data;

–	The performance of the Securities generally.

➢

STOXX, Deutsche Börse Group and their licensors, research partners or data providers give no warranty and exclude any liability, for any errors, omissions or interruptions in the Indices or their data;

The Indices

➢

Under no circumstances will STOXX, Deutsche Börse Group or their licensors, research partners or data providers be liable (whether in negligence or otherwise) for any lost profits or indirect, punitive, special or consequential damages or losses, arising as a result of such errors, omissions or interruptions in the Indices or their data or generally in relation to the Securities, even in circumstances where STOXX, Deutsche Börse Group or their licensors, research partners or data providers are aware that such loss or damage may occur.

The licensing Agreement between UBS and STOXX is solely for their benefit and not for the benefit of the owners of the Securities or any other third parties.

ALTHOUGH JANUS INDEX & CALCULATION SERVICES LLC SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN CALCULATIONS RELATED TO THE SECURITIES AND/OR INDICES FROM SOURCES WHICH JANUS INDEX & CALCULATION SERVICES LLC CONSIDERS RELIABLE, NEITHER JANUS INDEX & CALCULATION SERVICES LLC NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE SECURITIES. NEITHER JANUS INDEX & CALCULATION SERVICES LLC NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, UBS’S CUSTOMERS AND COUNTERPARTIES, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE SECURITIES IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER JANUS INDEX & CALCULATION SERVICES LLC NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND JANUS INDEX & CALCULATION SERVICES LLC HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE SECURITIES. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL JANUS INDEX & CALCULATION SERVICES LLC OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

NEITHER JANUS INDEX & CALCULATION SERVICES LLC AND ITS AFFILIATES (TOGETHER, “JANUS”) NOR ANY OTHER PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THE SECURITIES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN THE SECURITIES GENERALLY OR THE SIMILARITIES OR VARIATIONS BETWEEN THE PERFORMANCE OF THE SECURITIES OR THE INDICES AND THE PERFORMANCE OF THE UNDERLYING SECURITIES OR FINANCIAL INSTRUMENTS. JANUS IS THE LICENSOR OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES OF VELOCITY SHARES. NEITHER JANUS NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDICES OR ANY DATA INCLUDED THEREIN OR ANY CALCULATIONS MADE WITH RESPECT TO THE SECURITIES. JANUS DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN.

THE SECURITIES ARE NOT SPONSORED, ENDORSED OR SOLD BY JANUS INDEX & CALCULATION SERVICES LLC OR ITS AFFILIATES NOR DOES JANUS INDEX & CALCULATION SERVICES LLC MAKE ANY REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN ANY OF THE SECURITIES.

“VelocityShares”, the “V logo” and the “V VelocityShares logo” are service marks of Janus Index & Calculation Services LLC and are used herein under license.

Valuation of the Indices and the Securities

Intraday Index Values

On each Index Business Day, STOXX, or a successor Index Calculation Agent, will calculate and publish the intraday indicative value of each of the Indices every 15 seconds during normal trading hours on Bloomberg under the ticker symbols “VST1MSL” and “VST1MISL”. The actual applicable Index Closing Level for each series of the Securities may vary, and on a cumulative basis over the term of the applicable Securities may vary significantly, from the intraday indicative value of the applicable Index.

The intraday indicative calculation of the level of the Indices will be provided for reference purposes only. Published calculations of the level of the Indices from the Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of each applicable Index and therefore the value of the applicable Securities in the secondary market. The intraday indicative value of the Indices published every 15 seconds will be based on the intraday levels of the Index Contracts.

Intraday Security Values

On each Exchange Business Day, Janus Index will be responsible for calculating an intraday “indicative value” for each series of the Securities meant to approximate the expected trading value of the Securities in a liquid market and publishing it to Bloomberg and Thomson Reuters (based in part on information provided by STOXX) or a successor via the facilities on the Consolidated Tape Association. The Long Securities are listed under the symbol “EVIX”. The Inverse Securities are listed under the symbol “EXIV”.

In connection with your Securities of any series, the term “indicative value” is calculated in accordance with the following equation:

(Closing Indicative Value of such series of Securities on the previous calendar day × Daily

Intraday Index Performance for the applicable underlying Index) – Daily Investor Fee for such series of

Securities for such calendar day

The “Daily Intraday Index Performance” at any time is equal to (i)(a) the level of the applicable underlying Index at such time divided by (b) the Index Closing Level for the applicable underlying Index on the immediately preceding Exchange Business Day plus (ii) the Daily Accrual. The Daily Intraday Index Performance will equal one on any calendar day that is not an Exchange Business Day but which is an Index Business Day. The Daily Intraday Index Performance will equal one on any calendar day that is neither an Index Business Day nor an Exchange Business Day.

For each Index, if the applicable underlying Index does not publish an Index Closing Level on any Exchange Business Day, the Index Closing Level of such applicable underlying Index with respect to such Exchange Business Day will be the most recently published Index Closing Level for such Index, subject to adjustment in the case of a Market Disruption Event.

The “Index Closing Level” is the closing level of the applicable underlying Index as reported on Bloomberg (or any successor service).

The intraday indicative value calculation will be used to determine whether the Inverse Securities will be accelerated, as discussed under “Specific Terms of the Securities — Acceleration Upon Occurrence of Stop Loss Termination Event”. The intraday indicative value calculation is not intended as a price or quotation, or as an offer or solicitation for the purpose or sale of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. For this

Valuation of the Indices and the Securities

reason and others, the actual trading price of the Securities may be different from their indicative value.

The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative value of each series of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading price of each series of the Securities may be different from their intraday indicative value. The intraday indicative value of each series of the Securities is published at least every 15 seconds during BATS’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, and may not be equal to the payment at maturity or upon call, early redemption or acceleration.

These intraday indicative value calculations will be prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Split or Reverse Split of the Securities

Subject to the limitation described below, Janus Index may instruct us, at any time in its sole discretion, to initiate a split or reverse split of one or more series of Securities. The record date for any split or reverse split will be the fifteenth calendar day after the day on which we announce, by means of a press release specifying the date of the split or reverse split, as applicable, that Janus Index is exercising its right to initiate a split or reverse split, as applicable, provided that if such calendar day is not a Business Day, the record date for such split or reverse split will be the first Business Day following such calendar day. The effective date will be the next Business Day after the record date. The Securities of any series shall not be split or reverse split more than four times per calendar year in the aggregate per series of Securities.

If the Securities of any series undergo a split, Janus Index, as Security Calculation Agent, will adjust the Closing Indicative Value of such series of Securities accordingly. For example, if the Securities of a series undergo a 4:1 split, every investor who holds a Security of such series via The Depository Trust Company (“DTC”) on the relevant record date will, after the split, hold four Securities of such series, and adjustments will be made as described below. The Closing Indicative Value on such record date would be divided by four to reflect the 4:1 split of the Securities of such series. Any adjustment of the Closing Indicative Value will be rounded to eight decimal places. The split will become effective at the opening of trading of such series of Securities on the Business Day immediately following the record date. If, prior to the effectiveness of the split, a Stop Loss Termination Event occurs, the split will not occur. The effects of any split will not trigger a Stop Loss Termination Event.

In the case of a reverse split, the Closing Indicative Value of any series of Securities will be adjusted accordingly, and we reserve the right to address odd numbers of Securities (commonly referred to as “partials”) in a manner determined by us in our sole discretion. For example, if the Securities of a series undergo a 1:4 reverse split, every investor who holds four Securities of such series via DTC on the relevant record date will, after the reverse split, hold only one Security of such series and the Closing Indicative Value of the Securities of such series on such record date would be multiplied by four to reflect the 1:4 reverse split of the Securities of such series. Any adjustment of the Closing Indicative Value will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of such series of Securities on the Business Day immediately following the record date. If, prior to the effectiveness of the reverse split, a Stop Loss Termination Event occurs, the reverse split will not occur.

Holders who own a number of Securities of such series on the record date that is not evenly divisible by the reverse split divisor (which in the case of a 1:4 reverse split, for example, will be 4) will receive the

Valuation of the Indices and the Securities

same treatment as all other holders of such series of Securities for the maximum number of Securities of such series they hold which is evenly divisible by the reverse split divisor, and we will have the right to compensate holders of such series of Securities for their remaining or “partial” Securities of such series in a manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the sixth Business Day following the effective date in an amount equal to the appropriate percentage of the Closing Indicative Value of the reverse split-adjusted Securities of such series on the third Business Day following the effective date. For example, in the case of a 1:4 reverse split, a holder who held 23 Securities of a series via DTC on the record date would receive five post-reverse split Securities of such series on the effective date (which will be the immediately following Business Day), and a cash payment on the sixth Business Day following the effective date that is equal to 3/4 of the Closing Indicative Value of the reverse split-adjusted Securities of such series on the third Business Day following the effective date.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

The Securities are issued under our indenture dated as of June 12, 2015 between us and U.S. Bank Trust National Association, as trustee.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of each series of the Securities in more detail below.

Coupon

We will not pay you interest during the term of the Securities.

Denomination

The Stated Principal Amount of the Securities is $25 per Security.

Cash Settlement Amount at Maturity

Each Security does not guarantee any return of principal at or prior to, maturity or upon call, early redemption or acceleration. Instead, on the Maturity Date, you will receive a cash payment (the “Cash Settlement Amount”) per Security equal to the Closing Indicative Value for the applicable Security as of the Final Valuation Date.

Closing Indicative Value

On the Initial Trade Date, the “Closing Indicative Value” for each series of Securities is equal to $25.00 per Security. For each subsequent calendar day, such Closing Indicative Value will equal:

(Closing Indicative Value on the previous calendar day × Daily Index Performance for the applicable underlying Index) – Daily Investor Fee for such series of Securities for such calendar day

Daily Index Performance

For each Index, the “Daily Index Performance” on any Exchange Business Day will equal (i)(a) the Index Closing Level for the applicable underlying Index on such Exchange Business Day, divided by (b) the Index

Specific Terms of the Securities

Closing Level for the applicable underlying Index on the immediately preceding Exchange Business Day, plus (ii) the Daily Accrual. The Daily Index Performance will equal one on any calendar day that is not an Exchange Business Day but which is an Index Business Day. The Daily Index Performance will equal one on any calendar day that is neither an Index Business Day nor an Exchange Business Day.

For each Index, if the applicable underlying Index does not publish an Index Closing Level on any Exchange Business Day, the Index Closing Level of such applicable underlying Index with respect to such Exchange Business Day will be the most recently published Index Closing Level for such Index, subject to adjustment in the case of a Market Disruption Event.

For purposes of calculating the Closing Indicative Value of each Index at maturity or upon call, early redemption or acceleration, the Daily Index Performance will be determined as of the Final Valuation Date or corresponding Valuation Date, as the case may be. If the amount calculated above is equal to or less than zero, the payment at maturity will be zero.

“Exchange Business Day” means any day on which the primary exchange for trading in the applicable series of Securities is open for trading in the Securities.

“Index Business Day” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open for trading.

“Primary Exchange” means, with respect to each of the Index Contracts, the exchange where the Index Contracts are listed.

“Related Exchange” means, with respect to each of the Index Contracts, each exchange or quotation system where trading has a material effect (as determined by the Security Calculation Agents) on the overall market for futures or options contracts relating to such Index Contract.

“record date” means with respect to any split or reverse split, the fifteenth calendar day after the announcement date, provided that if such calendar day is not a Business Day, the record date for such split or reverse split will be the first Business Day following such calendar day.

A “Trading Day” means any day (i) on which the value of the applicable underlying Index is published by Bloomberg or Thomson Reuters, (ii) on which trading is generally conducted on the Primary Exchanges on which the Index Contracts are traded, and (iii) which is an Exchange Business Day, in each case as determined by the Security Calculation Agents in their sole discretion. Any Trading Day is also an Exchange Business Day and an Index Business Day.

Daily Accrual

The Daily Accrual represents the rate of interest that could be earned or is payable on a notional capital reinvestment at the generic three-month USD adjusted German Bund Bill rate as reported on Bloomberg under the ticker: SOL3MBRU (or any successor ticker on Bloomberg or any successor service). The Daily Accrual on any Exchange Business Day will equal:

Where Bbillst-1 is the generic three-month USD adjusted German Bund Bill rate reported on Bloomberg (or any successor service) on the prior Exchange Business Day and d is the number of calendar days from and including the immediately prior Exchange Business Day to but excluding the date of determination. The Daily Accrual is deemed to equal zero on any day that is not an Exchange Business Day.

Specific Terms of the Securities

As of the date of this Prospectus Supplement, the German Bund Bill rate is negative and therefore the Daily Accrual equals a negative amount. At any time the Daily Accrual equals a negative amount, the Daily Index Performance will be adversely affected by the Daily Accrual and the Daily Accrual will therefore adversely affect the value of your Securities.

Daily Investor Fee

Each series of Securities is subject to a “Daily Investor Fee” per Security that will be subtracted from the Closing Indicative Value of each series of Securities on each calendar day. On the Initial Trade Date, the Daily Investor Fee is equal to zero. On each subsequent calendar day, the Daily Investor Fee for each series of Securities equals the product of (i) 1.35% divided by 365 times (ii) the Closing Indicative Value for such series of Securities on the previous calendar day. For the purpose of calculating the Daily Investor Fee, if such previous calendar day was not an Exchange Business Day, the Closing Indicative Value will be calculated based on the Closing Indicative Value on the immediately preceding Exchange Business Day.

Maturity Date

The “Maturity Date” for each series of Securities will be May 3, 2047 unless that day is not a Business Day, in which case the Maturity Date for each series of Securities will be the next following Business Day. If the third Trading Day before May 3, 2047 does not qualify as the Final Valuation Date as determined in accordance with “— Valuation Dates” below, then the Maturity Date will be the third Trading Day following the Final Valuation Date. The Security Calculation Agents may postpone the Final Valuation Date — and therefore the Maturity Date — if a Market Disruption Event or Force Majeure Event occurs or is continuing on a day that would otherwise be the Final Valuation Date. We describe Market Disruption Events and Force Majeure Events under “— Market Disruption Event” below.

Unlike ordinary debt securities, the Securities do not pay interest and do not guarantee any return of principal at maturity or upon call, early redemption or acceleration.

Each series of Securities is fully exposed to any decline in the level of the applicable underlying Index. You may lose all or a substantial portion of your investment if the Index level on the applicable Valuation Date is not sufficient to offset the negative effect of the Daily Investor Fee and, if negative, the Daily Accrual. In addition, the Daily Investor Fee will be calculated based on a daily Closing Indicative Value and therefore will depend on the daily fluctuations of the applicable underlying Index. If the Closing Indicative Value as of the Final Valuation Date is equal to or less than zero, the payment at maturity will be zero.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right and, upon the occurrence of a Stop Loss Termination Event, the Securities will be automatically accelerated and mandatorily redeemed. See “— UBS’s Call Right” beginning on page S-78 and “— Acceleration Upon Occurrence of Stop Loss Termination Event” beginning on page S-78.

Valuation Dates

The applicable Valuation Date means (i) with respect to an early redemption, the third Trading Day prior to the related Redemption Date, which day is also the first Trading Day following the date that a Redemption Notice and Redemption Confirmation are delivered in compliance with the redemption procedures, (ii) with respect to UBS’s exercise of its Call Right, the third Trading Day prior to the Call Settlement Date, (iii) with respect to the Maturity Date, the Final Valuation Date, and with respect to the occurrence of a Stop Loss Termination Event, the Stop Loss Termination Date. The “Final Valuation Date” will be the Trading Day that falls on April 30, 2047.

Specific Terms of the Securities

If the Security Calculation Agents determine that a market disruption event or force majeure event occurs or is continuing on a Valuation Date, the applicable Valuation Date will be the first following Trading Day on which the Security Calculation Agents determine that a market disruption event or force majeure event does not occur and is not continuing. In no event, however, will the applicable Valuation Date for the Securities be postponed by more than three Trading Days.

If the Security Calculation Agents determine that a market disruption event or force majeure event occurs or is continuing on April 30, 2047, then the Final Valuation Date will be the first following Trading Day on which the Security Calculation Agents determine that a market disruption event or force majeure event does not occur and is not continuing. In no event, however, will the Final Valuation Date be postponed by more than three Trading Days.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities of any series on any Trading Day no later than 4:00 p.m. (New York City time) and a confirmation of redemption by no later than 4:00 p.m. (New York City time) on any Trading Day, provided that you request that we redeem a minimum of 50,000 Securities of the applicable series. We reserve the right from time to time to waive or reduce this minimum redemption amount in our sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver or reduction. For any applicable redemption request, the “Redemption Valuation Date” will be the first Trading Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Trading Day. You should not assume you will be entitled to the benefit of any such acceleration. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other holders of the applicable series to reach this minimum amount of 50,000 Securities of the applicable series. The final Redemption Date will be April 26, 2047.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Closing Indicative Value for the applicable Security as of the applicable Valuation Date, minus the Redemption Fee Amount as of the applicable Valuation Date. We refer to this cash payment as the “Redemption Amount.” If the amount calculated above is less than or equal to zero, the payment upon early redemption will be zero. We reserve the right from time to time to waive or reduce the Redemption Fee Amount in our sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver or reduction.

As of any Valuation Date, the “Redemption Fee Amount” means an amount per Security equal to the product of (i) 0.15% and (ii) the Closing Indicative Value for the applicable Security as of such Valuation Date.

You may lose all or a substantial portion of your investment upon early redemption if the level of the applicable underlying Index declines or does not increase by an amount sufficient to offset the combined negative effect of the Daily Investor Fee, the Daily Accrual, if negative and, if applicable, the Redemption Fee Amount and the creation fee.

We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Redemption and Payment.”

Specific Terms of the Securities

The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right. See “— UBS’s Call Right” beginning on page S-78.

Redemption Dates

The applicable “Redemption Date” means the third Trading Day following the corresponding Valuation Date (other than the Final Valuation Date) or, if such day is not a Trading Day, the next following Trading Day. The final Redemption Date will be April 26, 2047.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, which is attached to this prospectus supplement as Annex A, to Janus Distributors via email no later than 4:00 p.m. (New York City time) on the Trading Day immediately preceding the applicable Valuation Date. If Janus Distributors receives your notice by the time specified in the preceding sentence, Janus Distributors will respond by sending you a form of confirmation of redemption which is attached to this prospectus supplement as Annex B;

➢

deliver the signed confirmation of redemption to Janus Distributors via e-mail in the specified form by 4:00 p.m. (New York City time) on the same day. Janus Distributors must acknowledge receipt in order for your confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Valuation Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 4:00 p.m. (New York City time), or your confirmation of redemption after 4:00 p.m. (New York City time), on the Trading Day prior to the applicable Valuation Date, your notice will not be effective, you will not be able to redeem your Securities on the applicable Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, Janus Distributors may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

We reserve the right from time to time to waive the minimum redemption amount or the Redemption Fee Amount in our sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by Janus Distributors rather than the following Trading Day. You should not assume you will be entitled to the benefit of any such waiver or election to accelerate the Redemption Valuation Date.

Specific Terms of the Securities

UBS’s Call Right

On any Trading Day through and including the Maturity Date, UBS may at its option redeem all, but not less than all, issued and outstanding Securities of any series. To exercise its Call Right, UBS must provide notice (which may be provided via press release) to the holders of such Securities not less than ten calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive a cash payment per Security equal to its Closing Indicative Value as of the Valuation Date. We refer to this cash payment as the “Call Settlement Amount.” See also “Description of the Debt Securities We May Offer — Redemption and Payment” in the attached prospectus.

You may lose all or a substantial portion of your investment upon UBS’s exercise of its Call Right if the level of the applicable underlying Index declines or does not increase by an amount sufficient to offset the negative effect of the Daily Investor Fee and, if negative, the Daily Accrual.

Acceleration Upon Occurrence of Stop Loss Termination Event

If, at any time on any Trading Day, the intraday indicative value of the Inverse Securities, calculated as described above in “Valuation of the Indices and the Securities — Intraday Security Values,” is equal to or less than 25.0% of the Closing Indicative Value of the Inverse Securities at the end of the prior Exchange Business Day (each such event, a “Stop Loss Termination Event,” and each such day, a “Stop Loss Termination Date”), all issued and outstanding Inverse Securities will be automatically accelerated and mandatorily redeemed by UBS for a cash payment equal to the Stop Loss Redemption Value; provided that if the Stop Loss Redemption Value so calculated is less than or equal to zero, the payment upon acceleration will be zero.

The “Stop Loss Redemption Value” will be determined by UBS Securities LLC, as Security Calculation Agent in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday indicative value of the Inverse Investable Index that are available as soon as reasonably practicable after the time that an investor could reasonably be expected to unwind an investment in the first and second month VSTOXX futures hypothetically required to replicate the performance of the Inverse Investable Index following the occurrence of such Stop Loss Termination Event, based on such factors as liquidity, market availability and practical time constraints. UBS Securities LLC, as Security Calculation Agent, will calculate, in its sole discretion, the Stop Loss Redemption Value of the Inverse Securities as:

(its Closing Indicative Value on the previous calendar day × Daily Intraday Index Performance for the

Inverse Investable Index as soon as reasonably practicable following the Stop Loss Termination

Event) – Daily Investor Fee for the Inverse Securities on the Stop Loss Termination Date

The Stop Loss Redemption Value (a) is not expected to be greater than 25.0% of its Closing Indicative Value at the end of the prior Exchange Business Day and (b) shall not be less than $0 per Security.

If a Stop Loss Termination Event occurs, you will receive on the Stop Loss Redemption Date only the Stop Loss Redemption Value in respect of your investment in the Inverse Securities. If the Stop Loss Redemption Value so calculated is equal to or less than zero, the payment upon acceleration will be zero. The “Stop Loss Redemption Date” will be the fifth Business Day following the Stop Loss Termination Date; provided that if the calculation of the Stop Loss Redemption Value is postponed as a result of a Market Disruption Event, the Stop Loss Redemption Date will be the fifth Business Day after the Stop Loss Redemption Value is calculated, subject to adjustment. For a discussion of the risks related to the occurrence of a Stop Loss Termination Event, see “Risk Factors — The Securities are highly sensitive to large changes in the market price of the underlying futures contracts and may be automatically

Specific Terms of the Securities

accelerated and mandatorily redeemed, resulting in a loss of all or a substantial portion of your investment.”

Subject to the prior verification by UBS Securities LLC, as Security Calculation Agent, that the intraday indicative value of the Inverse Securities was accurately calculated to be less than or equal to 25.0% of its Closing Indicative Value at the end of the prior Exchange Business Day, UBS must provide notice (which may be provided via press release) to the holders of the Inverse Securities not later than the second Trading Day after the occurrence of a Stop Loss Termination Event that such Stop Loss Termination Event has occurred.

You may lose some or all of your investment upon acceleration. The negative effect of the Daily Investor Fee and the Daily Accrual, if negative will reduce your final payment. If the return of the applicable underlying Index is insufficient to offset the negative effect of the Daily Investor Fee and the Daily Accrual, if negative or if the return of the Inverse Investable Index is negative over the period you hold your Securities, you will lose some or all of your investment upon acceleration.

Security Calculation Agents

UBS Securities LLC and Janus Index will act as the Security Calculation Agents. UBS Securities LLC will, in its sole discretion, make all determinations with respect to any reduction of the minimum redemption amount of 50,000 Securities or with respect to whether a Stop Loss Termination Event has occurred and will calculate for each series of Securities (i) the intraday indicative value for purposes of calculating any Stop Loss Redemption Value, (ii) the Stop Loss Redemption Value, if any, that we will pay you upon the occurrence of a Stop Loss Termination Event, (iii) whether any day is a Trading Day or Exchange Business Day (iv) any amounts due upon default, (v) the Closing Indicative Value for purposes of calculating the Redemption Amount, Call Settlement Amount, Stop Loss Redemption Value, or any such other amounts payable at maturity or upon call, acceleration or early redemption, (vi) the Redemption Amount, Call Settlement Amount, Stop Loss Redemption Value or Cash Settlement Amount or any such other amounts payable at maturity or upon call, acceleration or early redemption.

Janus Index will determine, in its sole discretion, (i) the Closing Indicative Value for each series of the Securities (other than as described above), (ii) the intraday indicative value for each series of the Securities (other than in the case of a Market Disruption Event), (iii) whether any day is a Business Day or Index Business Day and (iv) whether the Securities of any series shall be split or reverse-split and any adjustments to be made as a result of any such split or reverse split. Janus Index may, in its sole discretion, outsource the calculation of the intraday indicative value for each series of the Securities to third-party agents.

The Security Calculation Agents will jointly be responsible for (i) determining whether a Market Disruption Event has occurred and, if so, the applicable Closing Indicative Value, (ii) determining whether any Index has been discontinued or whether there has been a material change in any Index and, if so, whether to replace such Index, and (iii) all other matters or calculations to be made by the Security Calculation Agents not specifically described above.

All determinations made by the Security Calculation Agents will be at the sole discretion of the Security Calculation Agents and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint one or more different Security Calculation Agents from time to time after the date of this prospectus supplement without your consent and without notifying you.

The Security Calculation Agents will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon call, early

Specific Terms of the Securities

redemption or acceleration on or prior to 4:00 p.m., New York City time, on the Business Day immediately preceding the Maturity Date or any Redemption Date, Stop Loss Redemption Date or Call Settlement Date, as applicable.

All dollar amounts related to determination of the Closing Indicative Value, the Daily Investor Fee, the Redemption Amount and Redemption Fee Amount per Security, and the Call Settlement Amount or Stop Loss Redemption Amount, if any, per Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate principal amount of Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

If an applicable underlying Index is not published on an Index Business Day, or if a Market Disruption Event or a Force Majeure Event (each as defined below) has occurred or is occurring, and such event affects such Index and/or the ability to hedge such Index on any Index Business Day, Trading Day or Exchange Business Day, the Security Calculation Agents may (but are not required to) make determinations and/or adjustments to such Index or method of calculating such Index. The determination of the value of a Security on a Valuation Date, including the Final Valuation Date, may be postponed if the Security Calculation Agents determine that a Market Disruption Event or Force Majeure Event has occurred or is continuing on such Valuation Date. In that event, the applicable Valuation Date will be the next following Trading Day on which no Market Disruption Event or Force Majeure Event has occurred or is continuing. In no event, however, will a Valuation Date be postponed by more than three Trading Days. If a Valuation Date is postponed until the third Trading Day following the scheduled Valuation Date but a Market Disruption Event or Force Majeure Event occurs or is continuing on such day, that day will nevertheless be the Valuation Date and the Security Calculation Agents will make a good faith estimate in their sole discretion of the value of the Index Closing Level for applicable underlying Index for such day. All determinations and adjustments to be made by the Security Calculation Agents may be made in the Security Calculation Agents’ sole discretion. See “Risk Factors” in this prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation Agents.

A “Market Disruption Event” will be any event that, in the determination of the Security Calculation Agents in their sole discretion, could materially interfere with our, our affiliates, third parties with whom we transact, or similarly situated third parties’ ability to establish, maintain or unwind all or a material portion of a hedge that could be effected with respect to the Securities, including, but not limited to:

➢	the Index Sponsor does not publish the level of the applicable underlying Index on any Index Business Day;

➢

a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of the EURO STOXX 50® Index on the Relevant Exchanges (as defined below) for such securities for more than two hours of trading (one hour on any day that is an “index roll date” for purposes of calculating the VSTOXX or the relevant successor index) during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchange;

➢

a breakdown or failure in the price and trade reporting systems of any Relevant Exchange for the EURO STOXX 50® Index as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of the EURO STOXX 50® Index are materially inaccurate (i) during the one hour preceding the close of the principal trading session on such Relevant Exchange or (ii) during any one hour period of trading on such Relevant Exchange on

Specific Terms of the Securities

any day that is an “index roll date” for purpose of calculating the VSTOXX or the relevant successor index;

➢

a suspension, absence or material limitation of trading on any Relevant Exchange for futures contracts, options or other products on the VSTOXX (or any relevant successor index) traded on such Relevant Exchange for more than two hours of trading (one hour on any day that is an “index roll date” for purposes of calculating the VSTOXX or the relevant successor index) during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchange;

➢

a breakdown or failure in the price and trade reporting systems of any Relevant Exchange for futures contracts on the VSTOXX (or the relevant successor index) as a result of which the reported trading prices for futures on the VSTOXX (or futures on the relevant successor index) during the one hour period preceding, and including, the scheduled time at which the value of the VSTOXX is calculated for purposes of the Indices (or the relevant successor index) are materially inaccurate;

➢

a suspension, absence or material limitation of trading on any Relevant Exchange for the applicable Index (or any relevant successor index) for more than two hours of trading (one hour on any day that is an “index roll date” for purposes of calculating the applicable Index or the relevant successor index) during, or during the one hour period preceding the close of, the principal trading session on such Relevant Exchange;

➢

a breakdown or failure in the price and trade reporting systems of any Relevant Exchange for the Indices (or a relevant successor index) as a result of which the reported trading prices for the relevant futures contracts on the VSTOXX (or futures on the relevant successor indices) during the one hour period preceding, and including, the scheduled time at which the value of the futures contracts on the VSTOXX is calculated for purposes of the Indices (or a relevant successor index) are materially inaccurate;

➢	a decision to permanently discontinue trading in futures on the VSTOXX (or futures on the relevant successor index);

➢	on any Index Business Day, the occurrence or existence of a lack of, or a material decline in, the liquidity in the market for trading in any futures contract included in the Indices or any Index;

➢

any event or any condition (including without limitation any event or condition that occurs as a result of the enactment, promulgation, execution, ratification, interpretation or application of, or any change in or amendment to, any law, rule or regulation by an applicable governmental authority) that results in an illiquid market for trading in any futures contract underlying the Indices or any Index; and

➢	the declaration or continuance of a general moratorium in respect of banking activities in any relevant city.

A “Force Majeure Event” includes any event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that the Security Calculation Agents determine to be beyond their reasonable control and materially affect any Index, the EURO STOXX 50® Index or the VSTOXX (or the relevant successor index) or any futures contract underlying any Index (or the relevant successor index).

Specific Terms of the Securities

For purposes of determining whether a Market Disruption Event has occurred:

➢

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of any Relevant Exchange for the EURO STOXX 50® Index or the VSTOXX (or the relevant successor index);

➢

limitations pursuant to the rules of any Relevant Exchange similar to BATS Rule 20.3 (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to BATS Rule 20.3 as determined by the Index Sponsor) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

➢

a suspension of trading in an option or a futures contract on the VSTOXX (or futures contract on the relevant successor index) by the Relevant Exchange for the VSTOXX (or the relevant successor index) by reason of:

➢	a price change exceeding limits set by such Relevant Exchange,

➢	an imbalance of orders relating to such option or futures contract, as applicable, or

➢

a disparity in bid and ask quotes relating to such option or futures contract, as applicable, will, in each such case, constitute a suspension, absence or material limitation of trading on such Relevant Exchange; and

➢	a “suspension, absence or material limitation of trading” on any Relevant Exchange will not include any time when such Relevant Exchange is itself closed for trading under ordinary circumstances.

“Relevant Exchange” means, with respect to the EURO STOXX 50® Index, the primary exchange or market of trading for any equity security (or any combination thereof) then included in the EURO STOXX 50® Index or, with respect to the VSTOXX or any relevant successor index, the primary exchange or market for options or futures on the VSTOXX (or futures on the relevant successor index), as applicable, or, with respect to the Indices or any relevant successor index, the primary exchange or market for the relevant futures contracts on the VSTOXX (or futures on the relevant successor index to the VSTOXX).

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by UBS Securities LLC, as Security Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, the default amount in respect of the principal of the Securities shall become due and payable. We describe the default amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat Stated Principal Amount of the Securities as their outstanding principal amount. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal

Specific Terms of the Securities

amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B, including the Securities, after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities of any series on any day will be an amount, in U.S. dollars, as determined by UBS Securities LLC, as Security Calculation Agent, in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities of such series as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities of such series. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained; or

➢	every quotation of that kind obtained is objected to within five Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Final Valuation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Specific Terms of the Securities

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency; or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance or Modification of an Index or Termination of Our License Agreement with the Index Sponsor

If the Index Sponsor discontinues publication of any Index, or if our license agreement with the Index Sponsor terminates, and any other person or entity publishes an index that the Security Calculation Agents determine is comparable to such Index and the Security Calculation Agents in their sole discretion approve such index as a successor index, then the Security Calculation Agents will determine the value of the applicable underlying Index on the applicable Valuation Date and the amount payable at maturity or upon call, early redemption or acceleration by reference to such successor index.

If our license agreement with the Index Sponsor terminates, or if the publication of any Index is discontinued, and the Security Calculation Agents determine in their sole discretion that no successor index comparable to the applicable underlying Index exists, or if the Security Calculation Agents determine that a market disruption event or force majeure event has occurred and is continuing on the date on which the value of the applicable underlying Index is required to be determined, the Security Calculation Agents will determine the amount payable by a computation methodology that the Security Calculation Agents determine will as closely as reasonably possible replicate such Index.

If the Security Calculation Agents determine that any Index or the method of calculating any Index has been changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, or is due to any other reason, then the Security Calculation Agents will be permitted (but not required) to make such adjustments to such Index or method of calculating such Index as it believes are appropriate to ensure that the value of such Index used to determine the amount payable at maturity or upon call, early redemption or acceleration is equitable.

All determinations and adjustments to be made by the Security Calculation Agents may be made in the Security Calculation Agents’ sole discretion. See “Risk Factors” in this prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the calculation agents.

Termination of Janus Agreements

UBS and its affiliates have entered into various agreements with Janus Distributors and Janus Index with respect to the Securities, including a Services Agreement, a Co-Calculation Agents Agreement and a Trademark License Agreement (collectively, the “Agreements”). Each of UBS, Janus Distributors and Janus Index has the right to terminate the Agreements under certain circumstances. In the event that the Agreements are terminated, UBS may be required to suspend further issuances of the Securities and to exercise its Call Right, which could result in the loss of some or all of your investment in the Securities.

Specific Terms of the Securities

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity or upon call, acceleration or early redemption will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— UBS’s Call Right,” “Acceleration Upon Occurrence of Stop Loss Termination Event” and “— Early Redemption at the Option of the Holders” above.

Defeasance

Neither full defeasance nor covenant defeasance, as described in the accompanying prospectus under “Description of Debt Securities We May Offer — Defeasance and Covenant Defeasance,” will apply to the Securities.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue any series of Securities. We issued each series of Securities initially in amounts having the aggregate stated principal amount specified on the cover of this prospectus supplement. We may issue additional Securities of any series in amounts that exceed such amount at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with such series of originally issued Securities and will have the same CUSIP number and will trade interchangeably with such series of Securities immediately upon settlement. Any additional issuances will increase the aggregate stated principal amount of the outstanding of Securities of such series, plus the aggregate stated principal amount of any Securities bearing the same CUSIP number that are issued pursuant to any future issuances of Securities bearing the same CUSIP number. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases or sales of securities and/or futures contracts underlying any of the Indices or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to any of the Indices and/or any of the futures contracts underlying any of the Indices prior to and/or on the Initial Trade Date. In addition, after the Initial Trade Date, we expect to regularly enter into additional hedging transactions, and from time to time we may unwind those we have previously entered into. In this regard, we or our affiliates may:

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments linked to the Indices and/or any of the futures contracts underlying the Indices;

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or futures contracts; or

➢	any combination of the above.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the relevant Valuation Date or the Final Valuation Date. That step may involve sales or purchases of futures contracts underlying any of the Indices or listed or over-the-counter options, futures, swaps or other derivative financial instruments linked to any of the Indices and/or any of the futures contracts underlying any of the Indices, or other instruments based on indices designed to track the performance of any of the Indices.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors” on page S-26 for a discussion of these adverse effects.

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements, and to the extent inconsistent replaces, the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a tax-exempt organization,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN.

Material U.S. Federal Income Tax Consequences

ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid forward contract with respect to the applicable Index and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should generally recognize capital gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year. In general, your tax basis in your Securities will be equal to the price you paid for them (including the amount, if any, of the creation fee you paid in respect of your Securities). Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Treatments. It is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities (including the amount, if any, of the creation fee you paid in respect of your Securities), increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, exchange, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If the Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described under “U.S. Tax Considerations — Taxation of Debt Securities — Market Discount” and “U.S. Tax Considerations — Taxation of Debt Securities — Debt Securities Purchased at a Premium” in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

It is also possible that the IRS could assert that you should be treated as if you owned the VSTOXX futures contracts that are referenced by the applicable Index. Under such characterization, it is possible that Section 1256 of the Code could apply to your Securities. If Section 1256 were to apply to your Securities, gain or loss recognized with respect to your Securities would be treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Securities. You would also be required to mark your Securities to market at the end of your taxable year (i.e., recognize income as if the Securities had been sold for fair market value).

Material U.S. Federal Income Tax Consequences

In addition, it is possible that you could be required to recognize gain or loss in respect of all or a portion of Securities each time a VSTOXX futures contract rolls or if there is an adjustment to the components of or the rules governing the Index (or if the Index is replaced by a successor Index). The amount of loss recognized in this case could be deferred on account of the “wash sale” rules of Section 1091 of the Code.

Furthermore, the IRS could potentially assert that you should be required to treat amounts attributable to the Daily Investor Fee, the negative amount of the Daily Accrual (if any) and the Redemption Fee Amount, (if any), as expenses that you are deemed to pay in respect of the Securities. If you are an individual, the deduction of any such deemed expenses would generally be disallowed as a miscellaneous itemized deduction. Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your Securities.

Furthermore, the IRS could possibly assert that (i) you should recognize ordinary income in respect of the positive interest component (if any) that is included in the Daily Accrual, (ii) any gain or loss that you recognize upon the exchange, redemption or maturity of your Inverse Securities that is attributable to the short positions in the Inverse Investable Index should be short-term capital gain or loss, (iii) some or all of the gain or loss that you recognize upon the sale, exchange, redemption or maturity of your Securities should be treated as ordinary gain or loss, (iv) you should be required to accrue interest income over the term of the Securities, or (v) your Securities should be treated as a notional principal contract for tax purposes. You should consult your tax advisor as to the tax consequences of such characterizations and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Additionally, the IRS released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis, whether additional gain or loss upon the sale, exchange, redemption or maturity of such instruments should be treated as ordinary or capital, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities. The outcome of this process is uncertain. Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as the Treasury Department or IRS determines that some other treatment is more appropriate.

Furthermore, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, in 2017, legislation was proposed that, if enacted, would generally require holders of instruments such as the Securities that are acquired after the bill is enacted to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the

Material U.S. Federal Income Tax Consequences

taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income includes any net gain recognized upon the sale, exchange, redemption or maturity of your Securities, unless such net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your net investment income in respect of your investment in the Securities.

Information with Respect to Foreign Financial Assets. Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold), may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions as well as any of the following (which may include your Securities), but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or the sale, exchange, redemption or maturity of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, exchange, redemption or maturity of the Securities to be treated as a Reportable Transaction. You should consult your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the Securities.

Backup Withholding and Information Reporting. Notwithstanding that we do not intend to treat the Securities as debt for tax purposes, we intend to apply the information reporting and backup withholding rules that are described under “U.S. Tax Considerations — Taxation of Debt Securities — Backup Withholding and Information Reporting” in the accompanying prospectus to any payments made on your Securities.

Non-United States Holders. If you are not a United States holder, you should not be subject to United States withholding tax with respect to payments on your Securities but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments made on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC, Janus Distributors or any of our or their affiliates may be or become parties in interest or disqualified persons may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95- 60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering

Benefit Plan Investor Considerations

purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. Neither this discussion nor anything herein is or is intended to be investment advice directed at any potential purchaser that is a Plan, a Plan Asset Entity or a Non-ERISA Arrangement, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in the Securities is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

On the Initial Trade Date, we sold $25,000,000 aggregate Stated Principal Amount of each series of Securities to UBS Securities LLC. After the Initial Trade Date, from time to time we may register additional Securities of each series and sell them at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount of such series. UBS Securities LLC may charge normal commissions for the sale of the Securities and may also receive a portion of the Daily Investor Fee in connection with future distributions.

Additional Securities of any series may be offered and sold from time to time through UBS Securities LLC, as agent, to investors and to dealers acting as principals for resale to investors. We are not, however, obliged to, and may not, sell additional Securities of any series or the full aggregate stated principal amount of the Securities of any series set forth on the cover of this prospectus supplement. We may suspend or cease sales of the Securities of any series at any time, at our discretion, or resume sales of such Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities of any series on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this prospectus supplement and the accompanying prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

As described in more detail under “Use of Proceeds and Hedging” on page S-86, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from UBS or its affiliates or by purchasing Securities from UBS or its affiliates subject to its obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the U.S. Securities Act of 1933. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

Supplemental Plan of Distribution

We have retained Janus Distributors, a member of the Financial Industry Regulatory Authority, Inc., to provide certain services relating to the placement and marketing of the Securities of any series. Janus Distributors will receive a fee in consideration for its role in marketing and placing the Securities. The actual amount received by Janus Distributors in a given year will depend on the number of Securities of any series then outstanding and the number of other then outstanding Securities of any series issued by us and marketed and/or placed by Janus Distributors. From time to time, Janus Distributors and its affiliates may engage in transactions with and perform services for us for which they may be paid customary fees. The terms of our agreements with Janus Distributors give them the right to cause an early acceleration should such agreements be terminated. Janus Index, an affiliate of Janus Distributors, is responsible for computing and disseminating the closing indicative value and intraday indicative value of the Securities, as described above under “Specific Terms of the Securities — Security Calculation Agents.”

UBS reserves the right to pay a portion of the Daily Investor Fee to UBS Securities LLC and certain broker-dealers in consideration for services relating to the Securities including, but not limited to, promotion and distribution.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding any underwriting discount) from the public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ANNEX A

NOTICE OF EARLY REDEMPTION

To: ETNOrders@velocityshares.com

Subject: VelocityShares Notice of Early Redemption, CUSIP No. [●]

[BODY OF EMAIL]

Name of broker: [            ]

Name of beneficial holder: [            ]

Number of Securities to be redeemed: [            ]

Applicable Redemption Valuation Date: [            ], 20[    ]*

Broker Contact Name: [            ]

Broker Telephone #: [            ]

Broker DTC # (and any relevant sub-account): [            ]

The undersigned acknowledges that in addition to any other requirements specified in the prospectus supplement relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to Janus Distributors by 4:00 p.m. (New York City time) on the Trading Day prior to the applicable Redemption Valuation Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to Janus Distributors by 4:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Valuation Date, facing UBS Securities LLC DTC 442 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities” in the prospectus supplement relating to the Securities and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date. Terms used but not defined in this notice shall have the meanings ascribed to them in the prospectus supplement relating to the Securities.

*	Subject to adjustment as described in the prospectus supplement relating to the Securities.

A-1

ANNEX B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

Janus Distributors LLC.

Janus Index, as Calculation Agent

Email: ETNOrders@velocityshares.com

To Whom It May Concern:

The holder of VelocityShares™              ETN due [●], CUSIP No. [●] (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify]*, with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the prospectus supplement relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to Janus Distributors LLC by 4:00 p.m. (New York City time) on a Business Day which is the same day the notice of redemption is delivered; (ii) the Redemption Agent has responded by sending an acknowledgment of the Confirmation of Redemption accepting the redemption request; (iii) the undersigned has booked a DVP trade on the applicable Valuation Date, facing UBS Securities LLC DTC 642; and (iv) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that the redemption obligation is solely an obligation of UBS AG and Janus Distributors LLC is acting only to facilitate the redemption for UBS.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:

Title:
Telephone:
E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

E-mail:

(At least 50,000 Securities must be redeemed at one time to exercise the right to early redemption on any redemption date.)

*	Subject to adjustment as described in the prospectus supplement relating to the Securities.

B-1

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus Supplement Summary	S-1
Simulated Historical Performance and Hypothetical Examples	S-16
Risk Factors	S-26
The Indices	S-51
Valuation of the Indices and the Securities	S-70
Specific Terms of the Securities	S-73
Use of Proceeds and Hedging	S-86
Material U.S. Federal Income Tax Consequences	S-87
Benefit Plan Investor Considerations	S-91
Supplemental Plan of Distribution	S-93
Conflicts of Interest	S-94
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	7
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	12
Description of Warrants We May Offer	32
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	55
U.S. Tax Considerations	58
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

$100,000,000 VelocityShares™ 1X Long VSTOXX Futures ETN linked to the VSTOXX Short-Term Futures Investable Index due May 3, 2047

$200,000,000 VelocityShares™ 1X Daily Inverse VSTOXX Futures ETN linked to the VSTOXX Short-Term Futures Inverse Investable Index due May 3, 2047

Amendment No. 2 dated March 13, 2020† to Prospectus Supplement dated May 2, 2017

(To Prospectus dated October 31, 2018)

UBS Investment Bank